Exhibit 10.1

U.S. $125,000,000

3-YEAR LETTER OF CREDIT AGREEMENT

Dated as of May 6, 2005

among

THE GAP, INC.

as Company,

THE SUBSIDIARIES OF THE COMPANY NAMED HEREIN,

as LC Subsidiaries,

and

BANK OF AMERICA, N.A.,

as LC Issuer

i

SECTION 2.16	LC Subsidiaries	23

ARTICLE III PAYMENTS, TAXES, ETC.

SECTION 3.01	Payments and Computations	24

SECTION 3.02	Taxes	24

ARTICLE IV CONDITIONS OF ISSUANCE

SECTION 4.01	Conditions Precedent to Effectiveness of this Agreement	28

SECTION 4.02	Conditions Precedent to Each Issuance	29

ARTICLE V REPRESENTATIONS AND WARRANTIES

SECTION 5.01	Representations and Warranties of the Company	30

ARTICLE VI COVENANTS OF THE COMPANY

SECTION 6.01	Affirmative Covenants	32

SECTION 6.02	Negative Covenants	33

SECTION 6.03	Financial Covenants	36

SECTION 6.04	Reporting Requirements	36

ARTICLE VII EVENTS OF DEFAULT

SECTION 7.01	Events of Default	38

ARTICLE VIII MISCELLANEOUS

SECTION 8.01	Amendments, Etc.	40

SECTION 8.02	Notices, Etc	41

SCHEDULES AND EXHIBITS

Schedules

Schedule I	- Change of Control
Schedule II	- Outstanding Balance of Existing Letters of Credit
Schedule III	- LC Subsidiaries
Schedule IV	- Plans
Schedule V	- ERISA Matters
Schedule VI	- Environmental Matters
Schedule VII	- Existing Debt
Schedule VIII	- Existing Liens

Exhibits

Exhibit A-1	- Form of Opinion of Counsel to the Account Parties
Exhibit A-2	- Form of Corporate Opinion of Special New York Counsel to the Account Parties
Exhibit B	- Form of Compliance Certificate

3-YEAR LETTER OF CREDIT AGREEMENT, dated as of May 6, 2005 (this “Agreement”), among The Gap, Inc., a Delaware corporation (the “Company”), the LC Subsidiaries (as hereinafter defined) and Bank of America, N.A. (the “LC Issuer”).

PRELIMINARY STATEMENTS:

(1) The Company, certain of its subsidiaries, and the LC Issuer entered into a Letter of Credit Agreement dated as of June 25, 2003 (the “Existing Letter of Credit Agreement”).

(2) The Company and the LC Subsidiaries are to enter into a 364-day letter of credit agreement on or about the date hereof with the LC Issuer, on substantially similar terms to the terms hereof (the “364-Day Agreement”).

(3) The Company, the LC Subsidiaries and the LC Issuer desire to enter into this Agreement to provide a trade letter of credit facility to the Company and the LC Subsidiaries as set forth below and, together with the 364-Day Agreement, to replace the Existing Letter of Credit Agreement.

NOW THEREFORE, the Company, the LC Subsidiaries and the LC Issuer agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Parties” means, collectively, the Company and each of the LC Subsidiaries.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

“Alternative Currency” means any lawful currency other than Dollars which is freely transferable and convertible into Dollars and which the LC Issuer can obtain in the ordinary course of its business.

“Applicable Issuing Office” means the office of the LC Issuer specified as its “Issuing Office” on the signature page hereto, or such other office of the LC Issuer as the LC Issuer may from time to time specify to the Company.

“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the applicable Performance Level in effect on such date as set forth below:

Performance Level	Level 1	Level 2	Level 3	Level 4	Level 5	Level 6
Percentage Per Annum	0.100	0.125	0.150	0.200	0.250	0.375

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced publicly by the LC Issuer in New York, New York, from time to time, as the LC Issuer’s base rate;

(b) 1/2% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the LC Issuer on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the LC Issuer from three New York certificate of deposit dealers of recognized standing selected by the LC Issuer, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

(c) 1/2% per annum above the Federal Funds Rate.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York City or San Francisco, California, or Hong Kong to the extent any Letter of Credit is issued in Hong Kong, and a day on which wire transfers may be effectuated among member banks of the Federal Reserve System through use of the fedwire funds transfer system and if the applicable Business Day relates to any Letter of Credit denominated in an Alternative Currency, a day on which commercial banks are open for business in the country of issue of such Alternative Currency and on which dealings in such Alternative Currency are carried on by such commercial banks in such country of issue (if such Alternative Currency is other than the Euro) or if such Alternative Currency is the Euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is in operation.

“Capital Lease” of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee, which lease should, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means the obligations of any Person to pay rent or other amounts under a Capital Lease, the amount of which is required to be capitalized on the balance sheet of such Person in accordance with GAAP.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.), and any regulations promulgated thereunder.

“Change of Control” means the occurrence, after the date of this Agreement, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company ceasing for any reason to constitute a majority of the Board of Directors of the Company unless the Persons replacing such individuals were nominated by the Board of Directors of the Company; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, control over securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; provided, that, the Person or group of Persons referred to in clauses (i) and (iii) of this definition of Change of Control shall not include any Person listed on Schedule I hereto or any group of Persons in which one or more of the Persons listed on Schedule I are members.

“Confidential Information” means certain non-public, confidential or proprietary information and material disclosed, from time to time, either orally, in writing, electronically or in some other form by the Company in connection with the LC Facility Documents. Confidential Information shall include, but not be limited to non-public, confidential or proprietary information, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, documentation, screens, icons, schematics, software programs, source documents and other MIS related information; contracts, customer lists, financial information, financial forecasts, sales and marketing plans and information and business plans, products and product designs; textile projections and results; ideas, designs and artwork for all types of marketing, advertising, public relations and commerce (including ideas, designs and artwork related to the World Wide Web and any Web Site of the Company or any Subsidiary); textile designs; advertising, strategies, plans and results; sourcing information; vendor lists, potential product labeling and marking ideas; all materials including, without limitation, documents, drawings, samples, sketches, designs, and any other information concerning, color palette and color standards furnished to the LC Issuer by the Company or any Subsidiary; customer base(s); and other non-public information relating to the Company’s or any Subsidiary’s business.

“Consolidated” and any derivative thereof each means, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements of the Company referred to in Section 5.01(e) hereof.

“Constitutive Documents” means, with respect to any Person, the certificate of incorporation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, certificate of limited partnership, partnership agreement, trust agreement, joint venture agreement, certificate of formation, articles of organization, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

“Debt” of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price (excluding any deferred purchase price that constitutes an account payable incurred in the ordinary course of business) of property or services, (ii) all obligations of such Person in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or to purchase, redeem or acquire for value any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, (iii) all obligations of such Person evidenced by bonds, notes, debentures, convertible debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement (other than under any such agreement which constitutes or creates an account payable incurred in the ordinary course of business) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default, acceleration, or termination are limited to repossession or sale of such property), (v) all Capital Lease Obligations, (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, (vii) all Debt referred to in clause (i), (ii), (iii), (iv), (v), or (vi) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt and (viii) all mandatorily redeemable preferred stock of such Person, valued at the applicable redemption price, plus accrued and unpaid dividends payable in respect of such redeemable preferred stock.

“Default” means an event which would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

“Dollars,” “dollars” and the sign “$” each means lawful money of the United States.

“Domestic Subsidiary” means, at any time, any of the direct or indirect Subsidiaries of the Company that is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

“EBITDA” means, for any period, Net Income plus, to the extent deducted in determining such Net Income, the sum of (a) Interest Expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, all determined on a Consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

“Effective Date” has the meaning specified in Section 4.01 hereof.

“Effective Date Rating” means, with respect to the non-credit-enhanced long-term senior unsecured debt issued by the Company, BBB- by S&P and Baa3 by Moody’s.

“Eligible Assignee” means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided, that, such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is (a) a Subsidiary of the LC Issuer, (b) a Subsidiary of a Person of which the LC Issuer is a Subsidiary, or (c) a Person of which the LC Issuer is a Subsidiary; (iv) an Affiliate of the LC Issuer; (v) except with respect to an assignment of the obligation to Issue Letters of Credit, any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; and (vi) any other Person acceptable to the LC Issuer and, provided no Event of Default is continuing, the Company. No Account Party or any Affiliate thereof shall be an Eligible Assignee.

“Environmental Law” means any Requirement of Law relating to (a) the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances, (b) pollution or the protection of the environment, health, safety or natural resources or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including, without limitation, CERCLA, in each case as amended from time to time, and including the regulations promulgated and the rulings issued from time to time thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a controlled group of which the Company or any Subsidiary of the Company is a member or which is under common control with the Company or any Subsidiary of the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means a reportable event with respect to a Plan within the meaning of §4043 of ERISA.

“Euro” means the single currency of participating member states of the European Union.

“Events of Default” has the meaning specified in Section 7.01 hereof.

“Existing Letter of Credit Agreement” has the meaning specified in Preliminary Statement (1).

“Existing Letters of Credit” has the meaning specified in Section 2.10 hereof.

“Facility Amount” means $125,000,000 as such amount may be reduced or increased from time to time in accordance with this Agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the LC Issuer from three Federal funds brokers of recognized standing selected by it.

“Fiscal Quarter” means any quarter in any Fiscal Year, the duration of such quarter being defined in accordance with GAAP applied consistently with that applied in the preparation of the Company’s financial statements referred to in Section 5.01 (e) hereof.

“Fiscal Year” means a fiscal year of the Company and its Subsidiaries.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) the amount equal to the sum of (i) Consolidated EBITDA and (ii) Lease Expense in each case for the Company and its Subsidiaries for such period, to (b) the sum of (i) Consolidated Interest Expense and (ii) Lease Expense, in each case for the Company and its Subsidiaries for such period.

“Foreign Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company that is not a Domestic Subsidiary.

“Funded Debt” means, as of any date of determination, all indebtedness (including Capital Lease Obligations but excluding all accounts payable incurred in the ordinary course of business) of the Company and its Subsidiaries on a Consolidated basis that would (or would be required to) appear as liabilities for long-term Debt, short-term Debt, current maturities of Debt, and other similar interest-bearing obligations on a Consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to Section 6.04.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Hazardous Substance” means (i) any hazardous substance or toxic substance as such terms are presently defined or used in § 101(14) of CERCLA (42 U.S.C. § 9601(14)), in 33 U.S.C. § 1251 et. seq. (Clean Water Act), or 15 U.S.C. § 2601 et. seq. (Toxic Substances Control Act) and (ii) as of any date of determination, any additional substances or materials which are hereafter incorporated in or added to the definition of “hazardous substance” or “toxic substance” for purposes of CERCLA or any other applicable law.

“Hedge Agreements” means (a) any and all interest rate swaps, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swaps, cross-currency rate swaps, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., the International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

“Information Memorandum” means the information memorandum dated August 2004 prepared in connection with the Revolving Credit Agreement.

“Interest Expense” of any Person for any period means the aggregate amount of interest or fees paid, accrued or scheduled to be paid or accrued in respect of any Debt (including the interest portion of rentals under Capital Leases) and all but the principal component of payments in respect of conditional sales, equipment trust or other title retention agreements paid, accrued or scheduled to be paid or accrued by such Person during such period, net of interest income, determined in accordance with GAAP.

“Issue” means, with respect to any Letter of Credit, either to issue, or to extend the expiry of, or to renew, or to increase the amount of, such Letter of Credit, and the term “Issued” or “Issuance” shall have corresponding meanings.

“LC Collateral Account” means a deposit account in the name of the Company to be designated by the LC Issuer from time to time in which cash has been deposited as collateral security for the reimbursement of drawings under any outstanding Letters of Credit in accordance with Sections 2.15 and 7.01.

“LC Facility Documents” means, collectively, this Agreement, and each application or agreement and other documents delivered in connection with Letters of Credit pursuant to Section 2.03 hereof, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section 8.01 hereof.

“LC Issuer” means Bank of America, N.A. or any Affiliate thereof as agreed to from time to time by the Company and the LC Issuer, that may from time to time Issue Letters of Credit for the account of the Company or for the account of any LC Subsidiary.

“LC Subsidiary” means, as of the date hereof, the Subsidiaries of the Company listed on Schedule III hereto and, after the date hereof, any other Subsidiary of the Company that may from time to time become a party hereto and in connection therewith such other Subsidiary shall execute such documents as are reasonably requested by the LC Issuer to evidence its agreement to be bound hereunder as an LC Subsidiary, and for whose account the LC Issuer may from time to time Issue Letters of Credit.

“Lease Expense” means, with respect to any Person, for any period for such Person and its subsidiaries on a Consolidated basis, lease and rental expense accrued during such period under all leases and rental agreements, other than Capital Leases and leases of personal property, determined in conformity with GAAP.

“Letter of Credit” means a Trade Letter of Credit which is in form and substance satisfactory to the LC Issuer, as amended, supplemented or otherwise modified from time to time.

“Letter of Credit Liability” means, as of any date of determination, all then existing liabilities of the Company and the LC Subsidiaries to the LC Issuer in respect of the Letters of Credit Issued for the Company’s account and for the account of the LC Subsidiaries, whether such liability is contingent or fixed, and shall, in each case, consist of the sum of (i) the aggregate maximum amount (the determination of such maximum amount to assume compliance with all conditions for drawing) then available to be drawn under such Letters of Credit (including, without limitation, amounts available under such Letters of Credit for which a draft has been presented but not yet honored) and (ii) the aggregate amount which has then been paid by, and not been reimbursed to, the LC Issuer under such Letters of Credit. For the purposes of determining the Letter of Credit Liability, the face amount of Letters of Credit outstanding in an Alternative Currency shall be expressed as the equivalent of such Alternative Currency in Dollars as determined in Section 2.11(a) hereof.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) the amount equal to Consolidated Funded Debt for the most recently completed four consecutive Fiscal Quarters ending on or prior to such date, to (b) Consolidated EBITDA for the most recently completed four consecutive Fiscal Quarters ending on or prior to such date, in each case for the Company and its Subsidiaries as of such date.

“Lien” means any assignment, chattel mortgage, pledge or other security interest or any mortgage, deed of trust or other lien, or other charge or encumbrance, upon property or rights (including after acquired property or rights), or any preferential arrangement with respect to property or rights (including after acquired property or rights) which has the practical effect of constituting a security interest or lien.

“Loan Party” has the meaning assigned to such term in the Revolving Credit Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), results of operations, or prospects of the Company and its Subsidiaries, taken as a whole; provided, that a downgrade of the Company’s public debt ratings or a Negative Pronouncement shall not by itself be deemed to be a material adverse change; provided, further, the occurrence or subsistence of any such material adverse change which has been disclosed (a) by the Company in any filing made with the Securities and Exchange Commission prior to the date of this Agreement, (b) by the Company in a public announcement prior to the date of this Agreement, or (c) in the Information Memorandum, shall not constitute a Material Adverse Change.

“Material Adverse Effect” means a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

“Material LC Subsidiary” means, at any date of determination, an LC Subsidiary that, either individually or together with its Subsidiaries, taken as a whole, has assets exceeding one percent (1%) of the consolidated total assets of the Company and its Subsidiaries as at the end of the immediately preceding fiscal year.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any Subsidiary of the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Negative Pronouncement” means a public announcement by either S&P or Moody’s in respect to a possible downgrade of, or negative outlook with respect to, the public debt rating of the Company.

“Net Income” of any Person means, for any period, net income before (i) extraordinary items, (ii) the results of discontinued operations and (iii) the effect of any cumulative change in accounting principles, determined in accordance with GAAP.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(e) hereof. Without limiting the generality of the foregoing, the Obligations of the Account Parties under the LC Facility Documents include (a) the obligation to pay any reimbursement amount, interest, commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnity payments and other amounts payable by any Account Party under any LC Facility Document and (b) the obligation of any Account Party to reimburse any amount in respect of any of the foregoing items that the LC Issuer, in its sole discretion, may elect to pay or advance on behalf of such Account Party.

“OECD” means the Organization for Economic Cooperation and Development.

“Other LC Facilities” means the letter of credit facilities entered into on or about the date hereof among the Company, the L/C Subsidiaries and each of Citibank, N.A., HSBC Bank, National Association and JPMorgan Chase Bank, N.A., each on terms substantially similar to the terms hereof and of the 364-Day Agreement, respectively, as each such agreement may be replaced, amended, supplemented or otherwise modified from time to time.

“Other Taxes” has the meaning specified in Section 3.02(b) hereof.

“Payment Office” means the office of the LC Issuer as shall be from time to time selected by the LC Issuer and notified by the LC Issuer to the Company and the LC Subsidiaries.

“Performance Level” means Performance Level 1, Performance Level 2, Performance Level 3, Performance Level 4, Performance Level 5, or Performance Level 6, as identified by reference to the public debt rating and Leverage Ratio in effect on such date as set forth below:

Performance Level	Public Debt Rating

Level 1	Long-term senior unsecured Debt of the Company rated at least A- by S&P or A3 by Moody’s or the Leverage Ratio is less than or equal to 1.25:1.00

Level 2	Long-term senior unsecured Debt of the Company rated less than Level 1 but at least BBB+ by S&P or Baa1 by Moody’s or the Leverage Ratio is less than or equal to 1.25:1.00

Level 3	Long-term senior unsecured Debt of the Company rated less than Level 2 but at least BBB by S&P or Baa2 by Moody’s or the Leverage Ratio is less than or equal to 1.25:1.00

Level 4	Long-term senior unsecured Debt of the Company rated less than Level 3 but at least BBB- by S&P or Baa3 by Moody’s or the Leverage Ratio is less than or equal to 1.50:1.00

Level 5	Long-term senior unsecured Debt of the Company rated less than Level 4 but at least BB+ by S&P or Ba1 by Moody’s or the Leverage Ratio is less than or equal to 1.75:1.00

Level 6	Long-term senior unsecured Debt of the Company rated less than Level 5 or the Leverage Ratio is greater than 1.75:1.00

For purposes of this definition, the Performance Level shall be determined by the applicable public debt rating or Leverage Ratio as follows: (a) the public debt ratings above shall be determined as follows: (i) the public debt ratings shall be determined by the then-current rating announced by either S&P or Moody’s, as the case may be, for any class of non-credit-enhanced long-term senior unsecured debt issued by the Company, (ii) if only one of S&P and Moody’s shall have in effect a public debt rating, the Performance Level shall be determined by reference to the available rating; (iii) if neither S&P nor Moody’s shall have in effect a public debt rating, the applicable Performance Level will be Performance Level 6; (iv) if the ratings on the Company’s long-term senior unsecured debt established by S&P and Moody’s shall fall within different levels, the public debt rating will be determined by the higher of the two ratings, provided, that, in the event that the lower of such ratings is more than one level below the higher of such ratings, the public debt rating will be determined based upon the level that is one level above the lower of such ratings; (v) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (vi) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the public debt rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be; (b) the Leverage Ratio shall be determined on the basis of the most recent certificate of the Company to be delivered pursuant to Section 6.04(c) for the most recently ended Fiscal Quarter or Fiscal Year and any change in the Leverage Ratio shall be effective one Business Day after the date on which the LC Issuer receives such certificate; provided, that until the Company has delivered to the LC Issuer such certificate pursuant to Section 6.04(c) in respect of the first Fiscal Quarter of 2005, the Leverage Ratio shall be deemed to be at Level 3; provided, further, that for so long as the Company has not delivered such certificate when due pursuant to Section 6.04(c), the Leverage Ratio shall be deemed to be at the level set forth in Level 6 until the respective certificate is delivered to the LC Issuer; and (c) the Performance Level shall be determined in accordance with the Company’s respective public debt rating and Leverage Ratio, provided, that, if the Company’s public debt rating and the Leverage Ratio shall fall within different levels, the Performance Level will be determined by the higher of the public debt rating and the Leverage Ratio, provided, further, that, in the event that the lower of the Company’s public debt rating and the Leverage Ratio is more than one level below the higher of the Company’s public debt rating and the Leverage Ratio, the Performance Level shall be determined based upon the level that is one level above the lower of the Company’s public debt rating and the Leverage Ratio.

“Permitted Liens” means:

(i) Liens for taxes, assessments or governmental charges or levies to the extent not past due or to the extent contested, in good faith, by appropriate proceedings and for which adequate reserves have been established;

(ii) Liens imposed by law, such as materialman’s, mechanic’s, carrier’s, worker’s, landlord’s and repairman’s Liens and other similar Liens arising in the ordinary course of business which relate to obligations which are not overdue for a period of more than 30 days or which are being contested in good faith, by appropriate proceedings and for which reserves required by GAAP have been established;

(iii) pledges or deposits in the ordinary course of business to secure obligations (including to secure letters of credit posted in connection therewith) under worker’s compensation or unemployment laws or similar legislation or to secure the performance of leases or contracts (including insurance contracts issued by insurance companies which are Subsidiaries of the Company) entered into in the ordinary course of business or of public or statutory obligations, bids, or appeal bonds;

(iv) zoning restrictions, easements, licenses, landlord’s Liens or restrictions on the use of property which do not materially impair the use of such property in the operation of the business of the Company or any of its Subsidiaries;

(v) Liens upon assets subject to a Capital Lease and securing payment of the obligations arising under such Capital Lease;

(vi) Liens of the Company and its Subsidiaries not described in the foregoing clauses (i) through (v) existing on the Effective Date and listed on Schedule VIII and any extensions, renewals or replacements of such Liens for the same or lesser amount, provided, that, no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

(vii) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(f); and

(viii) Liens arising out of or pursuant to this Agreement and the Other LC Facilities.

“Person” means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained by the Company, any Subsidiary of the Company or any ERISA Affiliate for its employees and subject to Title IV of ERISA.

“Requirements of Law” means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations and awards of an arbitrator, a court or any other Governmental Authority, and all Governmental Authorizations, binding upon or applicable to such Person or to any of its properties, assets or businesses.

“Responsible Officer” means, with respect to any certificate, report or notice to be delivered or given hereunder, unless the context otherwise requires, the president, chief executive officer, chief financial officer or treasurer of the Company or other executive officer of the Company who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such certificate, report or notice.

“Revolving Credit Agreement” means that certain Revolving Credit Agreement dated as of August 30, 2004 between the Company, certain of its Subsidiaries and the banks and financial institutions listed therein, as such agreement may be replaced, amended, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust or other Person of which more than 50% of the outstanding capital stock (or similar property right in the case of partnerships and trusts and other Persons) having ordinary voting power to elect a majority of the board of directors of such corporation (or similar governing body or Person with respect to partnerships and trusts and other Persons) (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Subsidiary LC Obligations” has the meaning specified in Section 2.12(b) hereof.

“Tangible Net Worth” means the consolidated shareholder’s equity of the Company and its Subsidiaries, determined in accordance with GAAP less goodwill and other intangibles (other than patents, trademarks, licenses, copyrights and other intellectual property and prepaid assets).

“Taxes” has the meaning specified in Section 3.02(a) hereof.

“ Termination Date” means the third anniversary of the date of this Agreement, or the earlier date of termination of the obligation of the LC Issuer to issue Letters of Credit pursuant to Section 7.01 hereof.

“364-Day Agreement” has the meaning set forth in the Preliminary Statements hereto.

“Total Assets” means, as of any date of determination, the consolidated assets of the Company and its Subsidiaries at the end of the Fiscal Quarter immediately preceding such date, determined in accordance with GAAP.

“Trade Letter of Credit” means a direct-pay trade or documentary letter of credit issued for the benefit of a vendor in connection with the purchase of goods by the Company or any of its Subsidiaries in the ordinary course of business.

“UCP” has the meaning specified in Section 2.08 hereof.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied in a consistent manner with that applied in the preparation of the financial statements referred to in Section 5.01 (e) hereof.

ARTICLE II

AMOUNTS AND TERMS OF LETTERS OF CREDIT

SECTION 2.01 Letters of Credit. The LC Issuer agrees, on the terms and conditions hereinafter set forth, to Issue for the account of the Company or any LC Subsidiary, one or more Letters of Credit from time to time during the period from the date of this Agreement until the day that is five Business Days prior to the Termination Date in an aggregate undrawn amount not to exceed at any time the Facility Amount in effect at such time (inclusive of the Dollar equivalent of Letters of Credit Issued in Euro, or in any other Alternative Currency if the LC Issuer agrees to issue Letters of Credit in such other Alternative Currency), each such Letter of Credit upon its Issuance to expire on or before the date which occurs one year from the date of its initial Issuance; provided, however, that the LC Issuer shall not be obligated to, and shall not, Issue any Letter of Credit if:

(a) after giving effect to the Issuance of such Letter of Credit, the then outstanding aggregate amount of all Letter of Credit Liability shall exceed the Facility Amount then in effect;

(b) the LC Issuer shall have notified the Company that no further Letters of Credit are to be Issued by the LC Issuer due to failure to meet any of the applicable conditions set forth in Article IV, and such notice has not been withdrawn; or

(c) such Letter of Credit is requested to be Issued for the account of any LC Subsidiary that is not a Material Subsidiary but is the subject of any of the circumstances described in Section 7.01(e) hereof.

Within the limits of the obligations of the LC Issuer set forth above and in Section 2.02 hereof, the Company and each LC Subsidiary may request the LC Issuer to Issue one or more Letters of Credit, reimburse the LC Issuer for payments made thereunder pursuant to Section 2.04(a) hereof and request the LC Issuer to Issue one or more additional Letters of Credit under this Section 2.01.

SECTION 2.02 Limitation on Obligation to Issue Letters of Credit Denominated in Alternative Currencies. The LC Issuer agrees to Issue from time to time Letters of Credit denominated in Euro and in its sole discretion upon request agrees to Issue from time to time Letters of Credit denominated in other Alternative Currencies, provided, that the LC Issuer shall not be obligated to Issue any Letter of Credit denominated in Euro if, after giving effect to the Issuance of any such Letter of Credit denominated in Euro, the then outstanding aggregate amount of all Letter of Credit Liability with respect to all Letters of Credit denominated in Euro equals or exceeds (on a Dollar equivalent basis) $50,000,000.

SECTION 2.03 Issuing the Letters of Credit. Each Letter of Credit shall be Issued on a Business Day on reasonable prior notice by hand delivery, telecopier or transmitted by electronic communication (if arrangements for doing so have been approved by the LC Issuer) from the Company or any LC Subsidiary, as the case may be, to the LC Issuer as provided in the application and agreement governing such Letter of Credit specifying the date, amount, currency, expiry and beneficiary thereof, accompanied by such documents as the LC Issuer may specify to the Company or LC Subsidiary, as the case may be, in form and substance satisfactory to the LC Issuer. On the date specified by the Company or LC Subsidiary, as the case may be, in such notice and upon fulfillment of the applicable conditions set forth in Section 2.01 hereof, the LC Issuer will Issue such Letter of Credit.

SECTION 2.04 Reimbursement Obligations. The Company or the appropriate LC Subsidiary, as the case may be, shall:

(a) pay to the LC Issuer an amount equal to, and in reimbursement for, each amount which the LC Issuer pays under any Letter of Credit not later than the date which occurs one Business Day after notice from the LC Issuer to the Company of the payment of such amount by the LC Issuer under such Letter of Credit; and

(b) pay to the LC Issuer interest on each amount which the LC Issuer pays under any Letter of Credit from the date on which the LC Issuer pays such amount until such amount is reimbursed in full to the LC Issuer pursuant to subclause (i) above, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the Base Rate in effect from time to time.

SECTION 2.05 Letter of Credit Facility Fees. The Company hereby agrees to pay to the LC Issuer a letter of credit facility fee, accruing from the date hereof until the Termination Date, at a rate per annum equal to the Applicable Margin in effect from time to time (i) on the Facility Amount in effect from time to time from and after such date (regardless of the actual or deemed usage thereof), payable quarterly in arrears on the last day of each January, April, July and October and on the Termination Date and (ii) on the aggregate amount of Letter of Credit Liability under all Letters of Credit that are outstanding beyond the Termination Date payable in arrears on the last day of each January, April, July and October after the Termination Date and on the first day after the Termination Date on which no Letters of Credit are outstanding.

SECTION 2.06 Indemnification; Nature of the LC Issuer’s Duties. (a) The Company agrees to indemnify and save harmless the LC Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which the LC Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the LC Issuer from paying any amount under any Letter of Credit; provided, that, the LC Issuer shall not be indemnified for any of the foregoing caused by its gross negligence or willful misconduct.

(b) The obligations of the Company and each LC Subsidiary hereunder with respect to Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:

(a) any lack of validity or enforceability of any Letter of Credit or this Agreement or any agreement or instrument relating thereto;

(b) the existence of any claim, setoff, defense or other right which the Company or any LC Subsidiary may have at any time against the beneficiary, or any transferee, of any Letter of Credit, the LC Issuer, or any other Person;

(c) any draft, certificate, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(d) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

(e) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

(f) any exchange, release or non-perfection of any collateral, or any release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company or an LC Subsidiary in respect of the Letters of Credit;

(g) any change in the time, manner or place of payment of, or in any other terms of, all or any of the obligations of the Company or any LC Subsidiary in respect of the Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of this Agreement;

(h) any failure of the beneficiary of a Letter of Credit to strictly comply with the conditions required in order to draw upon any Letter of Credit;

(i) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

(j) any other circumstance or happening whatsoever, whether or not similar to the foregoing;

provided, that, notwithstanding the foregoing, the LC Issuer shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

SECTION 2.07 Increased Costs. (a) Change in Law. If, at any time after the date of this Agreement, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by or deposits in or for the account of, the LC Issuer or (ii) impose on the LC Issuer any other condition regarding this Agreement or the Letters of Credit or any collateral thereon, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost (other than an increase in taxes, which increase is dealt with exclusively in Article III) to the LC Issuer of issuing, maintaining or funding the Letters of Credit, then, upon demand by the LC Issuer, the Company shall pay to the LC Issuer, from time to time as specified by the LC Issuer, additional amounts sufficient to compensate the LC Issuer for such increased cost; provided, that, the Company shall have no obligation to reimburse the LC Issuer for increased costs incurred more than 60 days prior to the date of such demand. A certificate as to the amount of such increased cost setting forth the basis for the calculation of such increased costs, submitted by the LC Issuer to the Company, shall be conclusive and binding for all purposes, absent manifest error.

(b) Capital. If, at any time after the date of this Agreement, the LC Issuer determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the LC Issuer or any corporation controlling the LC Issuer and that the amount of such capital is increased by or based upon the existence of the LC Issuer’s commitment hereunder and other commitments of this type or the issuance of the Letters of Credit (or similar contingent obligations), then, upon written demand by the LC Issuer, the Company shall pay to the LC Issuer, from time to time as specified by the LC Issuer, additional amounts sufficient to compensate the LC Issuer or such corporation in the light of such circumstances, to the extent that the LC Issuer reasonably determines such increase in capital to be allocable to the existence of the LC Issuer’s commitment hereunder; provided, that, the Company shall have no obligation to pay such compensatory amounts that relate to an actual increase in the capital of the LC Issuer undertaken by the LC Issuer more than 60 days prior to the date of such demand. A certificate as to such amounts setting forth the basis for the calculation of such amount submitted to the Company by the LC Issuer shall be conclusive and binding for all purposes, absent manifest error.

(c) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.07 shall survive the payment in full (after the Termination Date) of all Obligations.

(d) Without affecting its rights under Sections 2.07(a) or 2.07(b) hereof or any other provision of this Agreement, the LC Issuer agrees that if there is any increase in any cost to or reduction in any amount receivable by the LC Issuer with respect to which the Company would be obligated to compensate the LC Issuer pursuant to Sections 2.07(a) or 2.07(b) hereof, the LC Issuer shall use reasonable efforts to select an alternative Applicable Issuing Office, which would not result in any such increase in any cost to or reduction in any amount receivable by the LC Issuer; provided, however, that the LC Issuer shall not be obligated to select an alternative Applicable Issuing Office if the LC Issuer determines that (i) as a result of such selection the LC Issuer would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of the LC Issuer.

SECTION 2.08 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (“UCP”) shall in all respects be deemed a part of this Article II as if incorporated herein and shall apply to the Letters of Credit.

SECTION 2.09 Reductions in Facility Amount. The Company shall have the right, upon at least three Business Days’ notice to the LC Issuer, to reduce in whole or in part the Facility Amount, provided, that, each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof and no such reduction shall reduce the Facility Amount below the then outstanding aggregate amount of all Letter of Credit Liability.

SECTION 2.10 Existing Letters of Credit/Deemed Letters of Credit. (a) Existing Letters of Credit. There currently are outstanding certain Trade Letters of Credit issued by the LC Issuer under the Existing Letter of Credit Agreement the outstanding balance of each of which is set forth on Schedule II hereto (as such Schedule may be modified between the date hereof and the fifth Business Day after the Effective Date) (collectively, the “Existing Letters of Credit”). From and after the date hereof and upon fulfillment of the conditions to initial Issuance specified in Section 4.01 hereof, each such Existing Letter of Credit shall be deemed and treated for all purposes hereof (including, without limitation, the calculation of fees payable under Section 2.05 hereof, and calculating the usage of the Facility Amount under Section 2.01 hereof) as a “Letter of Credit” hereunder, any participation interest existing prior to the date hereof of the LC Issuer in such Existing Letters of Credit shall, without further action on its part, be deemed extinguished in full and the LC Issuer, without further act on its part, shall be deemed to have Issued each such Existing Letter of Credit as provided in Section 2.01 hereof.

(b) Deemed Letters of Credit. The Company may, not less than 30 days prior to the date upon which the commitments under the 364-Day Agreement will terminate (the “364-Day Termination Date”) deliver a notice to the LC Issuer (the “Notice of Election”), notifying the LC Issuer that the Company is electing to treat certain letters of credit issued under the 364-Day Agreement as issued under this Agreement. On the 364-Day Termination Date, and upon fulfillment of the conditions to Issuance set forth in Section 4.02 hereof, any letter of credit issued pursuant to the terms of the 364-Day Agreement and identified by the Company not less than five days prior to the 364-Day Termination Date in a written notice to the LC Issuer as being the subject of this Section 2.10(b) shall be deemed and treated for all purposes hereof (including, without limitation, calculating the usage of the Facility Amount under Section 2.01 hereof) as a “Letter of Credit” hereunder and the LC Issuer, without further act on its part, shall be deemed to have Issued each such letter of credit as provided in Section 2.01 hereof; provided, however, that the LC Issuer shall not be obligated to, and shall not, treat any such letter of credit as having been Issued hereunder if, after giving effect to the deemed Issuance of such Letter of Credit, the then outstanding aggregate amount of all Letter of Credit Liability shall exceed the Facility Amount then in effect.

SECTION 2.11 Currency Provisions.

(a) Equivalents. For purposes of the provisions of Article II, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the mean of the bid and offer quoted spot rates at which the LC Issuer’s principal office in New York, New York offers to exchange Dollars for such Alternative Currency in New York, New York at 11:00 A.M. (New York City time) on the Business Day on which such equivalent is to be determined and (ii) the equivalent in any Alternative Currency of Dollars shall be determined by using the mean of the bid and offer quoted spot rates at which the LC Issuer’s principal office in New York, New York offers to exchange such Alternative Currency for Dollars in New York, New York at 11:00 A.M. (New York City time) on the Business Day on which such equivalent is to be determined.

(b) Commitment. For purposes of determining the unused portion of the Facility Amount of the LC Issuer specified in Section 2.01 hereof, the equivalent in Dollars of each Letter of Credit issued by the LC Issuer in an Alternative Currency as determined on the date of the Issuance of such Letter of Credit shall be the amount of the

Facility Amount of the LC Issuer used in connection with the Issuance of such Letter of Credit. Further adjustments shall be made with respect to the unused portion of the Facility Amount of the LC Issuer to Issue Letters of Credit based upon fluctuations thereafter in the value of the Alternative Currency of such Letter of Credit as provided in subsection (c) below.

(c) Mark to Market. If, on any day, the equivalent in Dollars of the aggregate face amount of all Letters of Credit then outstanding exceeds the Facility Amount then in effect, the Company shall, upon demand by the LC Issuer, immediately deposit with the LC Issuer, in Dollars, (i) the Dollar amount of such excess plus (ii) a Dollar amount equal to the lesser of (A) $1,000,000 and (B) 5% of the Dollar equivalent of all then existing Letter of Credit Liability relating to Letters of Credit denominated in Alternative Currencies, which amount shall be held by the LC Issuer as collateral for the Company’s and LC Subsidiaries’ obligations with respect to outstanding Letters of Credit.

SECTION 2.12 Company Guaranty.

(a) Generally. The LC Issuer may, from time to time, Issue Letters of Credit for the account of each LC Subsidiary provided, that, the reimbursement and other obligations of each such LC Subsidiary are and remain unconditionally guaranteed by the Company pursuant to this Section 2.12.

(b) Guaranty. The Company hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the LC Subsidiaries now or hereafter existing under this Agreement with respect to Letters of Credit issued for the account of any of the LC Subsidiaries, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for reimbursement obligations, interest, fees, expenses or otherwise (such obligations being the “Subsidiary LC Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses in accordance with Section 8.04 hereof) incurred by the LC Issuer in enforcing any rights hereunder with respect to the Subsidiary LC Obligations. Without limiting the generality of the foregoing, the Company’s liability shall extend to all amounts which constitute part of the Subsidiary LC Obligations and would be owed by any LC Subsidiary to the LC Issuer hereunder, or under the Letters of Credit issued for the account of an LC Subsidiary, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such LC Subsidiary.

(c) Guaranty Absolute. The Company guarantees that the Subsidiary LC Obligations will be paid strictly in accordance with the terms hereof regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the LC Issuer with respect thereto. The obligations of the Company hereunder are independent of the Subsidiary LC Obligations and a separate action or actions may be brought and prosecuted against the Company to enforce the guaranty contained in this Section 2.12, irrespective of whether any action is brought against any LC Subsidiary or whether any LC Subsidiary is joined in any such action or actions. The liability of the Company under the guaranty contained in this Section 2.12 shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the Subsidiary LC Obligations or any agreement or instrument relating thereto against any LC Subsidiary or any other Person;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Subsidiary LC Obligations, or any other amendment or waiver of or any consent to departure herefrom with respect to Letters of Credit issued for the account of an LC Subsidiary including, without limitation, any increase in the Subsidiary LC Obligations resulting from the Issuance of Letters of Credit beyond the aggregate limitation specified in Section 2.01 hereof to any and all LC Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Subsidiary LC Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Subsidiary LC Obligations, or any manner of sale or other disposition of any collateral for all or any of the Subsidiary LC Obligations or any other assets of an LC Subsidiary;

(e) any change, restructuring or termination of the corporate structure or existence of an LC Subsidiary or any LC Subsidiary’s lack of corporate power or authority; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a third party guarantor.

The guaranty provided in this Section 2.12 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Subsidiary LC Obligations is rescinded or must otherwise be returned by the LC Issuer upon the insolvency, bankruptcy or reorganization of an LC Subsidiary or otherwise, all as though such payment had not been made.

(d) Waivers. The Company hereby waives, to the extent permitted by applicable law:

(a) any requirement that the LC Issuer secure or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any LC Subsidiary or any other Person or any collateral;

(b) any defense arising by reason of any claim or defense based upon an election of remedies by the LC Issuer (including, without limitation, an election to nonjudicially foreclose on any real or personal property collateral) which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, reimbursement or contribution rights or other rights to proceed against any LC Subsidiary or any other Person or any collateral;

(c) any defense arising by reason of the failure of any LC Subsidiary to properly execute any letter of credit application and agreement or otherwise comply with applicable legal formalities;

(d) any defense or benefits that may be derived from California Civil Code §§ 2808, 2809, 2810, 2819, 2845 or 2850, or California Code of Civil Procedure §§ 580a, 580d or 726, or comparable provisions of the laws of any other jurisdiction and all other suretyship defenses it would otherwise have under the laws of California or any other jurisdiction;

(e) any duty on the part of the LC Issuer to disclose to the Company any matter, fact or thing relating to the business, operation or condition of any LC Subsidiary and its respective assets now known or hereafter known by the LC Issuer;

(f) all benefits of any statute of limitations affecting the Company’s liability under or the enforcement of the guaranty provided in this Section 2.12 or any of the Subsidiary LC Obligations or any collateral;

(g) all setoffs and counterclaims;

(h) promptness, diligence, presentment, demand for performance and protest; (i) notice of nonperformance, default, acceleration, protest or dishonor;

(j) except for any notice otherwise required by applicable laws that may not be effectively waived by the Company, notice of sale or other disposition of any collateral; and

(k) notice of acceptance of the guaranty provided in this Section 2.12 and of the existence, creation or incurring of new or additional Subsidiary LC Obligations.

SECTION 2.13 Dollar Payment Obligation. Notwithstanding any other term or provision hereof to the contrary, if the Company or any LC Subsidiary fails to reimburse the LC Issuer for any payment made by the LC Issuer under a Letter of Credit denominated in an Alternative Currency by the close of business on the Business Day when due at the Payment Office specified for such reimbursement payment in such Alternative Currency, then the payment made by the LC Issuer in such Alternative Currency shall be converted into Dollars (the “Dollar Payment Amount”) by the LC Issuer as provided for herein, and each of the Company and each LC Subsidiary for whose account such Letter of Credit was Issued agrees that it shall be unconditionally obligated to, and shall immediately, reimburse the LC Issuer the Dollar Payment Amount at the LC Issuer’s then Payment Office for Dollars.

SECTION 2.14 Applications; Survival of Provisions. This Agreement shall control over any provision of any application and agreement for Letters of Credit to the contrary, but additive or supplemental provisions of any such application and agreement shall apply to each Letter of Credit Issued pursuant to such application and agreement. The provisions in this Article shall survive the Termination Date in respect of all Letters of Credit outstanding thereafter.

SECTION 2.15 Letters of Credit Outstanding on Termination Date. On the Termination Date, the Company or the LC Subsidiaries, as the case may be, in respect of all Letters of Credit then issued and outstanding shall either:

(a) Deposit into the LC Collateral Account held by the LC Issuer cash (in Dollars) in an amount equal to the undrawn amount of such Letters of Credit on such date as security for the reimbursement of drawings thereunder which shall be used to reimburse the LC Issuer promptly upon a drawing under any such Letter of Credit, with the respective portion thereof to be returned to the Company when the respective Letter of Credit expires or is returned to the LC Issuer, and in connection therewith the Company shall execute all documents reasonably required by the LC Issuer; or

(b) Elect that such Letters of Credit be deemed issued pursuant to the terms of the Revolving Credit Agreement or any other agreement under which letters of credit may be issued and the LC Issuer is an issuing bank (in each case to the extent permitted by the terms of such agreement), following which election such Letters of Credit shall be deemed terminated according to the provisions of this Agreement and issued pursuant to the terms of the Revolving Credit Agreement or such other letter of credit agreement, as the case may be; provided, that in each case sufficient availability exists at such time under the terms of the Revolving Credit Agreement or such other letter of credit agreement, as the case may be, to permit the relevant Letters of Credit to be deemed issued thereunder.

SECTION 2.16 LC Subsidiaries. Any Subsidiary of the Company not an LC Subsidiary on the date hereof may become an “LC Subsidiary” hereunder by delivering to the LC Issuer appropriate authorizations in respect of it entering into this Agreement, a letter of credit agreement supplement in substantially the form of Exhibit D hereto (each a “Letter of Credit Agreement Supplement”), wherein such Subsidiary agrees to be bound by all terms and provisions of this Agreement relating to Letters of Credit to be issued for the account of such Subsidiary and delivers a written consent of the Company assenting to the inclusion of such Subsidiary as an “LC Subsidiary” hereunder, provided, that, no Subsidiary shall become an “LC Subsidiary” until the LC Issuer shall have notified the Company in writing that such Letter of Credit Agreement Supplement and consent are in form and substance satisfactory to the LC Issuer.

ARTICLE III

PAYMENTS, TAXES, ETC.

SECTION 3.01 Payments and Computations. (a) Except as otherwise provided in Section 3.02 hereof, the Company and each LC Subsidiary, as the case may be, shall make each payment with respect to the Letters of Credit and the LC Issuer free and clear of all claims, charges, offsets or deductions whatsoever not later than (i) if such payment relates to letter of credit facility fees or amounts (other than reimbursements for payments in an Alternative Currency made under Letters of Credit) or if such payment relates to a Letter of Credit denominated in Dollars, 1:00 P.M. (New York City time) on the day when due in Dollars to the LC Issuer at its address referred to in Section 8.02 hereof in same day funds and (ii) if such payment relates to reimbursement of a Letter of Credit denominated in an Alternative Currency, (A) in such Alternative Currency, at the LC Issuer’s Payment Office therefor so long as such payment is made by the close of business on the Business Day when due and (B) thereafter in Dollars (at the then Dollar equivalent of the amount due on such preceding Business Day), by 1:00 P.M. (New York City time) to the LC Issuer at its address referred to in Section 8.02 hereof in same day funds as provided in Section 2.13 above.

(b) The Company and each LC Subsidiary hereby authorize the LC Issuer, if and to the extent payment owed to the LC Issuer is not paid when due hereunder to charge from time to time against any or all of the Company’s or such LC Subsidiary’s accounts with the LC Issuer any amount so due (it being understood and agreed that, notwithstanding anything in this Agreement or any of the other LC Facility Documents to the contrary, accounts, deposits, sums, securities or other property of any Foreign Subsidiary or of any Subsidiary of a Foreign Subsidiary (including any Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary that is an LC Subsidiary) will not serve at any time, directly or indirectly, to collateralize or otherwise offset the Obligations of the Company or any Domestic Subsidiary, and, in addition, unless otherwise agreed to by the Company, the accounts, deposits, sums, securities or other property of a Foreign Subsidiary or Subsidiary of a Foreign Subsidiary will only serve to collateralize or offset the Obligations of another Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary if such former Foreign Subsidiary or Subsidiary of a Foreign Subsidiary is owned by such latter Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary).

(c) All computations of interest based on the Base Rate and of letter of credit facility fees shall be made by the LC Issuer on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or letter of credit facility fees are payable. Each determination by the LC Issuer of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or letter of credit facility fee, as the case may be.

SECTION 3.02 Taxes. (a) Any and all payments by the Company and each LC Subsidiary hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the overall net income of the LC Issuer, and franchise taxes imposed on the LC Issuer, by the jurisdiction under the laws of which the LC Issuer is organized or any political subdivision thereof and taxes imposed on the overall net income of the LC Issuer, and franchise taxes imposed on the LC Issuer, by the jurisdiction of the LC Issuer’s Applicable Issuing Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Company or any LC Subsidiary shall be required by applicable Requirements of Law to deduct any Taxes from or in respect of any sum payable under any LC Facility Document to the LC Issuer, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.02) the LC Issuer receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or such LC Subsidiary shall make such deductions, (iii) the Company or respective LC Subsidiary shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Requirements of Law and (iv) as soon as practicable after the date of any payment of Taxes, the Company or respective LC Subsidiary shall furnish to the LC Issuer, at its address referred to on the signature page hereto, the original or a certified copy of a receipt evidencing payment thereof, to the extent such a receipt is issued therefore, or other evidence of payment thereof that is reasonably satisfactory to the LC Issuer.

(b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, performance under or otherwise with respect to, this Agreement or the Letters of Credit (hereinafter referred to as “Other Taxes”).

(c) The Company or the respective LC Subsidiary will indemnify the LC Issuer for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 3.02) imposed on or paid by the LC Issuer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A reimbursement shall be made within 30 days from the date the LC Issuer makes written demand therefor. The LC Issuer shall give prompt (within 10 Business Days) notice to the Company of the payment by the LC Issuer of such amounts payable by the Company under the indemnity set forth in this subsection (c), and of the assertion by any governmental or taxing authority that such amounts are due and payable, but the failure to give such notice shall not affect the Company’s or any LC Subsidiary’s obligations hereunder to reimburse the LC Issuer for such Taxes or Other Taxes or Taxes imposed or asserted on amounts payable under this Section 3.02, except that neither the Company nor any LC Subsidiary shall be liable for penalties or interest accrued or incurred from the commencement of such 10 Business Day period until 10 Business Days after it receives the notice contemplated above, after which time it shall be liable for interest and penalties accrued or incurred prior to such 10 Business Day period and accrued or incurred beginning 10 Business Days after such receipt. Neither the Company nor any LC Subsidiary shall be liable for any penalties, interest, expense or other liability with respect to such Taxes or Other Taxes after it has reimbursed the amount thereof to the LC Issuer.

(d) If the LC Issuer is organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement and from time to time thereafter if requested in writing by the Company (but only so long as the LC Issuer remains lawfully able to do so), it shall provide the Company with Internal Revenue Service form W- 8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that the LC Issuer is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest payable by the Company or certifying that the interest is effectively connected with the conduct of a trade or business in the United States. Similarly, with respect to each LC Subsidiary organized under the laws of a jurisdiction outside the United States, the LC Issuer, on or prior to the date of its execution and delivery of this Agreement and from time to time thereafter if requested in writing by the Company or such LC Subsidiary (but only so long as the LC Issuer remains lawfully able to do so), shall provide the Company or such LC Subsidiary with appropriate documentation certifying applicable exemptions from withholding tax imposed by any jurisdiction on payments of interest payable by such LC Subsidiary. If the forms provided by the LC Issuer at the time the LC Issuer first becomes a party to this Agreement indicate a withholding tax (including, without limitation, United States interest withholding) tax rate in excess of zero, withholding tax at such rate shall be considered excluded from “Taxes” unless and until the LC Issuer provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided however, that, if at the date of any assignment pursuant to Section 8.07 hereof, the LC Issuer assignor was entitled to payments under subsection (a) of this Section 3.02 in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includible in Taxes) withholding tax, if any, applicable with respect to the assignee on such date.

(e) For any period with respect to which the LC Issuer has failed to provide the Company or any LC Subsidiary with the appropriate form described in Section 3.02(d) hereof (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first two sentences of subsection (d) above), the LC Issuer shall not be entitled to indemnification, and for purposes of clarification, neither the Company nor any LC Subsidiary shall be required to increase any amounts payable to the LC Issuer under Sections 3.02(a) or 3.02(c) hereof with respect to Taxes or Other Taxes imposed by any jurisdiction (including, without limitation, the United States); provided, however, that should the LC Issuer become subject to Taxes or Other Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as the LC Issuer shall reasonably request to assist the LC Issuer to recover such Taxes or Other Taxes.

(f) Without affecting its rights under this Section 3.02 or any provision of this Agreement, the LC Issuer agrees that if any Taxes or Other Taxes are imposed and required by law to be paid or to be withheld from any amount payable to the LC Issuer or its Applicable Issuing Office with respect to which the Company or any LC Subsidiary would be obligated pursuant to this Section 3.02 to increase any amounts payable to the LC Issuer or to pay any such Taxes or Other Taxes, the LC Issuer shall use reasonable efforts to select an alternative Applicable Issuing Office which would not result in the imposition of such Taxes or Other Taxes; provided, however, that no LC Issuer shall be obligated to select an alternative Applicable Issuing Office if the LC Issuer determines that as a result of such selection the LC Issuer would be in violation of an applicable law, regulation, or treaty, or would incur unreasonable additional costs or expenses.

(g) In the event that an additional payment is made under this Section 3.02 for the account of the LC Issuer and the LC Issuer, in its sole discretion, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, the LC Issuer shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Company or LC Subsidiary, as the case may be, such amount as the LC Issuer shall, in its sole discretion, have determined to be attributable to such deduction or withholding and which will leave the LC Issuer (after such payment) in no worse position than it would have been in if the Company or LC Subsidiary had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of the LC Issuer to arrange its tax affairs in whatever manner it thinks fit nor oblige the LC Issuer to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require the LC Issuer to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

(h) The LC Issuer agrees with the Company that it will take all reasonable actions by all usual means (i) to secure and maintain the benefit of all benefits available to it under the provisions of any applicable double tax treaty concluded by the United States of America to which it may be entitled by reason of the location of the LC Issuer’s Applicable Issuing Office or place of incorporation or its status as an enterprise of any jurisdiction having any such applicable double tax treaty, if such benefit would reduce the amount payable by the Company or any LC Subsidiary in accordance with this Section 3.02 and (ii) otherwise to cooperate with the Company to minimize the amount payable by the Company or any LC Subsidiary pursuant to this Section 3.02; provided, however, that the LC Issuer shall not be obliged to disclose to the Company or any LC Subsidiary any information regarding its tax affairs or tax computations nor to reorder its tax affairs or tax planning pursuant hereto.

(i) Without prejudice to the survival of any other agreement of the Company or any LC Subsidiary hereunder, the agreements and obligations of the Company and the LC Subsidiaries contained in this Section 3.02 shall survive the payment in full of the Obligations.

ARTICLE IV

CONDITIONS OF ISSUANCE

SECTION 4.01 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the LC Issuer) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the LC Issuer that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

(b) The LC Issuer shall have received the following in form and substance satisfactory to the LC Issuer:

(a) Certified copies of the resolutions of the board of directors (or persons performing similar functions) of the Company approving the Agreement and each of the LC Facility Documents to which it is or is to be a party, and of all documents evidencing other necessary Governmental Authorizations, or other necessary consents, approvals, authorizations, notices, filings or actions, with respect to this Agreement and any of the LC Facility Documents to which it is or is to be a party.

(b) A copy of a certificate of the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of organization of each domestic Account Party listing the certificate or articles of incorporation (or similar Constitutive Document) of each such Account Party and each amendment thereto on file in the office of such Secretary of State (or such governmental authority) and certifying (A) that such amendments are the only amendments to such Person’s certificate or articles of incorporation (or similar constitutive document) on file in its office, (B) if customarily available in such jurisdiction, that such Person has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (C) that such Person is duly organized and is in good standing under the laws of the jurisdiction of its organization.

(c) A certificate of the Secretary or an Assistant Secretary of each domestic Account Party certifying the names and true signatures of the officers of such Account Party authorized to sign each LC Facility Document to which it is a party and the other documents to be delivered hereunder.

(d) A favorable opinion of General Counsel or Associate General Counsel to the Account Parties, substantially in the form of Exhibit A-1 hereto and as to such other matters as the LC Issuer may reasonably request.

(e) A favorable opinion of Orrick, Herrington & Sutcliffe LLP, special New York counsel to the Account Parties, in substantially the form of Exhibit A-2 hereto and as to such other matters as the LC Issuer may reasonably request.

(f) Such other approvals, opinions or documents as the LC Issuer may reasonably request.

(g) Evidence that the 364-Day Agreement and each of the Other LC Facilities has been entered into and all conditions precedent to the effectiveness of the 364-Day Agreement and each of the Other LC Facilities (except the entry into and effectiveness of this Agreement) have been satisfied or waived.

(h) Evidence that the security interests granted to each of Citibank, N.A., HSBC Bank, National Association and JPMorgan Chase Bank, N.A. in respect of those certain letter of credit agreements between each of such parties and the Company and dated as of June 25, 2003 have been terminated and all liens thereunder have been released.

(c) The Company shall have paid all accrued fees and expenses of the LC Issuer in connection with this Agreement.

(d) All amounts owing by the Company or any of its Subsidiaries to the lenders and agents under the Existing Letter of Credit Agreement shall have been, paid in full, and all commitments of the lenders under the Existing Letter of Credit Agreement (except for the letters of credit issued thereunder which are to be deemed issued under this Agreement or the 364- Day Agreement) shall have been, or concurrently with the initial extension of credit made on the Effective Date shall be, terminated in accordance with the terms of the Existing Letter of Credit Agreement and all guarantees given, and security interests granted, in connection therewith shall have been terminated.

SECTION 4.02 Conditions Precedent to Each Issuance. The obligation of the LC Issuer to Issue each Letter of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that on the date of such Issuance the following statements shall be true (and each request for Issuance by the Company or an LC Subsidiary shall constitute a representation and warranty by the Company or such LC Subsidiary that on the date of such Issuance such statements are true):

(a) The representations and warranties contained in Section 5.01 hereof (except the representations and warranties contained in Sections 5.01(f) and 5.01(g) hereof) are true and correct in all material respects on and as of the date of such Issuance, before and after giving effect to such Issuance, and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty is stated to relate to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date;

(b) No event has occurred and is continuing, or would result from such Issuance or from the application of the proceeds therefrom or from such Issuance, which constitutes an Event of Default or Default; and

(c) The Issuance of such Letter of Credit will be in compliance with the criteria set forth in Section 2.01(a) and (b) and Section 2.10(b) hereof, as the case may be.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01 Representations and Warranties of the Company. The Company represents and warrants as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware; each LC Subsidiary is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries possess all powers (corporate or otherwise) and all other authorizations and licenses necessary to engage in their respective businesses, except where the failure to so possess would not have a Material Adverse Effect.

(b) The execution, delivery and performance by each Account Party of the LC Facility Documents to which it is a party and the consummation of the transactions contemplated thereby are within such Account Party’s respective powers (corporate or otherwise), have been duly authorized by all necessary action (corporate or otherwise), and do not (i) contravene such Account Party’s Constitutive Documents, (ii) violate any Requirements of Law, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument binding on or affecting any Account Party or any of its properties or (iv) except for the Liens created under the LC Facility Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Account Party. No Account Party is in violation of any such Requirements of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Account Party of the LC Facility Documents to which it is a party.

(d) Each LC Facility Document is the legal, valid and binding obligation of the Account Party thereto enforceable against such Account Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e) The Consolidated balance sheets of the Company and its Subsidiaries as of January 29, 2005, and the related Consolidated statements of income and retained earnings of the Company and its Subsidiaries for the Fiscal Year then ended, certified by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the LC Issuer, copies of which have been furnished to the LC Issuer, when taken as a whole fairly present the Consolidated financial condition of the Company and its Subsidiaries as at such date and the results of the operations of the Company and its Subsidiaries for the period ended on such date, all in accordance with GAAP.

(f) Since January 29, 2005, there has been no Material Adverse Change.

(g) There is no pending or, to the Company’s knowledge, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, (i) which is reasonably likely to be adversely determined and if adversely determined would have a Material Adverse Effect or (ii) which purports to affect the legality, validity or enforceability of any LC Facility Document.

(h) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(i) Neither the Company nor any of its Subsidiaries is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(j) Set forth on Schedule IV hereto is a complete and accurate list, as of the date hereof, of all Plans of the Company and its Subsidiaries. Neither the Company nor any ERISA Affiliate is a party or subject to, or has any obligation to make payments, or incur any material Withdrawal Liability, to, any Multiemployer Plan.

(k) Except as provided in Schedule V, no ERISA Event has occurred with respect to any Plan that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur would reasonably be likely to result in a Material Adverse Effect.

(l) Except as provided in Schedule V, Schedule B (Actuarial Information) to the most recently completed annual report (Form 5500 Series) for each Plan of the Company or its Subsidiaries, copies of which have been or will be filed with the Internal Revenue Service, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status which would reasonably be likely to result in a Material Adverse Effect.

(m) Except as provided in Schedule V, neither the Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(n) Each of the Company and its Subsidiaries is in compliance with all Requirements of Law (including, without limitation, all applicable Environmental Laws)

applicable to their respective properties, assets and business other than (i) where the failure to so comply would (as to all such failures to comply in the aggregate) not have a Material Adverse Effect or (ii) as described on Schedule VI.

(o) As of the Effective Date, no information, exhibit or report furnished by any Account Party to the LC Issuer in connection with the negotiation of the LC Facility Documents or pursuant to the terms of the LC Facility Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading; provided that all financial projections, if any, that have been or will be prepared by the Company and made available to the LC Issuer have been or will be prepared in good faith based upon reasonable assumptions, it being understood by the LC Issuer and all the other parties hereto that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that no assurances can be given that the projections will be realized.

ARTICLE VI

COVENANTS OF THE COMPANY

SECTION 6.01 Affirmative Covenants. The Company will, unless the LC Issuer shall otherwise consent in writing:

(a) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), rights (charter and statutory), and franchises except if, in the reasonable business judgment of the Company or such LC Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve and maintain such rights or franchises would not materially adversely affect the rights of the LC Issuer hereunder or the ability of the Company or any of the LC Subsidiaries to perform its obligations under the respective LC Facility Documents (it being understood that the foregoing shall not prohibit, or be violated as a result of, any transactions by or involving the Company or any of the LC Subsidiaries otherwise permitted under Section 6.02).

(b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws (including, without limitation, ERISA and all Environmental Laws), rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith or where the failure to comply would not have a Material Adverse Effect.

(c) Visitation Rights. Permit, and cause each of the LC Subsidiaries to permit, the LC Issuer, or any agents or representatives thereof, from time to time, during normal business hours, and upon reasonable prior notice, to examine and make copies of and abstracts from its records and books of account, to visit its properties, and to discuss the affairs, finances and accounts of the Company and the LC Subsidiaries with any of their respective directors, officers or agents.

(d) Maintenance of Books and Records. Keep, and cause each of the LC Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of the LC Subsidiaries in accordance with sound business practice.

(e) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, consistent with sound business practice, except where the failure to so maintain and preserve would not have a Material Adverse Effect.

(f) Maintenance of Insurance. Maintain, and cause each of the LC Subsidiaries to maintain, insurance (other than earthquake or terrorism insurance) in amounts, from responsible and reputable insurance companies or associations, with limitations, of types and on terms as is customary for the industry; provided, that, the Company and each of the LC Subsidiaries may self-insure risks and liabilities in accordance with its practice as of the date hereof and may in addition self-insure risks and liabilities in amounts as are customarily self-insured by similarly situated Persons in the industry.

(g) Use of Proceeds. Use the issuances of Trade Letters of Credit solely for general corporate purposes of the Company and the LC Subsidiaries.

(h) Post-Closing Actions. Within 90 days following the Effective Date, deliver certified copies of the resolutions of the board of directors (or persons performing similar functions) of each Account Party (other than the Company) approving the Agreement and each of the LC Facility Documents to which it is or is to be a party and ratifying the execution of each of the LC Facility Documents, together with legal opinions delivered by legal counsel to each such Account Party, in form and substance satisfactory to the LC Issuer.

SECTION 6.02 Negative Covenants. The Company will not, without the written consent of the LC Issuer:

(a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien (including an assignment of any right to receive income), other than:

(a) Permitted Liens;

(b) Liens securing Debt in an aggregate outstanding principal amount, or securing exposure under Hedge Agreements, when aggregated (without duplication) with the outstanding principal amount of all Debt incurred under Section 6.02(b)(viii), not in excess at any time of 7.5% of the Consolidated Tangible Net Worth at the end of the immediately preceding Fiscal Quarter;

(c) Liens upon or in any real property, equipment, fixed asset or capital asset acquired, constructed, improved or held by the Company or any Subsidiary in the ordinary course of business to secure the cost of acquiring, constructing or improving such property, equipment or asset or to secure Debt incurred solely for the purpose of financing the acquisition of such property, equipment or asset, or Liens existing on such property, equipment or asset at the time of its acquisition (other than any such Liens created in contemplation of such acquisition, construction or improvement that were not incurred to finance the acquisition, construction or improvement of such property, equipment or asset) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property, equipment or asset being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

(d) Liens upon existing real property interests of the Company or any of its Subsidiaries to secure Debt in an aggregate principal amount not in excess of $600,000,000; and

(e) Liens existing on property prior to the acquisition thereof by the Company or any of its Subsidiaries in the ordinary course of business or on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any other assets of the Company or such Subsidiary, and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto or the replacement, extension or renewal (without increase in the amount, shortening the maturity or change in any direct or contingent obligor if such change would be adverse to the Company) of the Debt permitted hereunder secured thereby.

(b) Subsidiary Debt. Permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(a) Debt under (A) this Agreement, (B) the 364-Day Agreement, (C) the Other LC Facilities, and (D) the Revolving Credit Agreement;

(b) Debt incurred after the date of this Agreement and secured by Liens expressly permitted under Section 6.02(a)(iii) hereof in an aggregate principal amount not to exceed, when aggregated with the principal amount of all Debt incurred under clause (iii) of this Section 6.02(b), $100,000,000 at any time outstanding;

(c) Capital Leases incurred after the date of this Agreement which, when the principal amount thereof is aggregated with the principal amount of all Debt incurred under clause (ii) of this Section 6.02(b), do not exceed $100,000,000 at any time outstanding;

(d) Debt referred to in Section 6.02(a)(iv) in a principal amount not in excess of the amount referred to therein;

(e) Debt existing on the Effective Date and described on Schedule VII (“Existing Debt”), and any Debt extending the maturity of, or refunding, refinancing or replacing, in whole or in part, the Existing Debt; provided, that (A) the aggregate principal amount of such extended, refunding, refinancing or replacement Debt shall not be increased above the principal amount of the Existing Debt and the premium, if any, thereon outstanding immediately prior to such extension, refunding, refinancing or replacement and (B) the direct and contingent obligors of the Existing Debt shall not be changed as a result of or in connection with such extension, refunding, refinancing or replacement if such change would be adverse to the interests of the Company;

(f) Debt owed to the Company or to any Subsidiary of the Company;

(g) Debt not otherwise permitted under this Section 6.02(b) in an outstanding principal aggregate amount, when aggregated (without duplication) with the outstanding principal amount of all Debt secured by Liens permitted under Section 6.02(a)(ii), not in excess at any time of 7.5% of the Consolidated Tangible Net Worth at the end of the immediately preceding Fiscal Quarter;

(h) Obligations of a Subsidiary of the Company under direct or indirect guaranties in respect of, or obligations (contingent or otherwise) to purchase or acquire, or otherwise to assure a creditor against loss in respect of, Debt of another Subsidiary of the Company permitted under clauses (i) through (viii) of this Section 6.02(b); and

(i) Endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(c) Investments. Make, or permit any of its Subsidiaries to make, an investment in any Person that is not a Loan Party or a Subsidiary of a Loan Party by way of the purchase of such Person’s capital stock or securities or the making of capital contributions with respect thereto (an “Investment”) unless, on the date of and after giving pro forma effect to such investment, the Company would be in compliance with the financial covenants set forth in Section 6.03.

(d) Mergers, Etc. Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except (i) any Subsidiary of the Company may merge or consolidate with or into the Company or any Subsidiary of the Company, (ii) the Company may merge with any other Person so long as the Company is the surviving corporation and (iii) in connection with any transaction permitted by Section 6.02(c) or (e).

(e) Sale of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, in each case to any Person that is not a Loan Party or a Subsidiary of a Loan Party, except (i) sales of inventory in the ordinary course of its business; (ii) the Company and its Subsidiaries may, directly or indirectly through the Company or one or more of its Subsidiaries, sell, lease, transfer or otherwise dispose of any obsolete, damaged or worn-out property or any other property that is otherwise no longer useful in the conduct of their business; (iii) the Company and its Subsidiaries may sell real property interests as part of one or more sale leaseback transactions provided that the value of such real property interests shall not be in excess of $600,000,000 less, without duplication, the amount of Debt incurred as contemplated by Section 6.02(a)(iv) hereof; (iv) the Company and its Subsidiaries may sell cash equivalents and other similar instruments in which it has invested from time to time; and (v) the Company and its Subsidiaries may sell, lease, transfer or otherwise dispose of property and assets so long as the aggregate fair market value of all such property and assets sold, leased, transferred or otherwise disposed of pursuant to this clause (v) from the Effective Date to the date of determination does not exceed 25% of the Consolidated Total Assets.

(f) Change in Nature of Business. Make any material change in the nature of the business of the Company and its Subsidiaries as conducted as of the date hereof.

SECTION 6.03 Financial Covenants. So long as any Letter of Credit shall be outstanding or the LC Issuer shall have any Commitment hereunder, the Company will, unless it has the written consent of the LC Issuer to do otherwise:

(a) Leverage Ratio. Maintain a Leverage Ratio as of the last day of each Fiscal Quarter, determined on the basis of the most recently completed four consecutive Fiscal Quarters ending on such day, of not greater than 2.25:1.00.

(b) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio as of the last day of each Fiscal Quarter, determined on the basis of the most recently completed four consecutive Fiscal Quarters ending on such day, of not less than 2.00:1.00.

SECTION 6.04 Reporting Requirements. The Company will furnish to the LC Issuer:

(a) As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters, Consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarters and Consolidated statements of income and retained earnings of the Company and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer or treasurer of the Company and accompanied by a certificate of said officer stating that such have been prepared in accordance with GAAP.

(b) As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual report for such year for the Company and its Subsidiaries, containing Consolidated financial statements of the Company and its Subsidiaries for such Fiscal Year certified by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the LC Issuer.

(c) Together with the financial statements required by Sections 6.04(a) and (b), a compliance certificate, in substantially the form of Exhibit B hereto, signed by the chief financial officer or treasurer of the Company stating (i) whether or not he or she has knowledge of the occurrence of any Event of Default or Default and, if so, stating in reasonable detail the facts with respect thereto and (ii) whether or not the Company is in compliance with the requirements set forth in Section 6.03 and showing the computations used in determining such compliance or non-compliance.

(d) As soon as possible and in any event within five days after a Responsible Officer becomes aware of each Event of Default and Default, a statement of a Responsible Officer of the Company setting forth details of such Event of Default or Default and the action which the Company has taken and proposes to take with respect thereto.

(e) Promptly after the sending or filing thereof, copies of all reports which the Company sends to any of its security holders, and copies of all reports and registration statements which the Company or any Subsidiary files with the Securities and Exchange Commission (the “SEC”) or any national securities exchange.

(f) Promptly after the filing or receiving thereof, copies of all reports and notices which the Company or any Subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Company or any Subsidiary receives from such entities other than immaterial regular periodic notices and reports and notices and reports of general circulation.

(g) Within 120 days after the end of each Fiscal Year, a summary, prepared by a Responsible Officer of the Company, of the Company’s (and its Subsidiaries’) major insurance coverages (and the amount of self-insurance) then in effect.

(h) Such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the LC Issuer may from time to time reasonably request.

Notwithstanding the foregoing, the financial statements required to be delivered by the Company pursuant to Sections 6.04(a) and (b) and the reports and statements required to be delivered by the Company pursuant to Section 6.04(e) shall be deemed to have been delivered (i) on the date on which the Company posts reports containing such financial statements or other materials on the Company’s website on the internet at “www.gapinc.com” (or any successor page notified to the LC Issuer) or (ii) when such reports containing such financial statements or other materials are posted on the SEC’s website on the internet at “www.sec.gov”.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) Any Account Party shall fail to pay any reimbursement obligation under any Letter of Credit when the same becomes due and payable; or shall fail to pay any interest payable with respect to any Letter of Credit, or any fees or any other amounts hereunder within five days after the same become due and payable by it; or

(b) Any representation or warranty made by any Account Party in any LC Facility Document (whether made on behalf of itself or otherwise) or by any Account Party (or any of its officers) in connection with any LC Facility Document shall prove to have been incorrect in any material respect when made; or

(c) Any Account Party shall fail to perform or observe (i) any covenant or agreement contained in Section 6.02 or 6.03 hereof; or (ii) such other term, covenant or agreement contained in any LC Facility Document on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to such Account Party by the LC Issuer; or

(d) The Company or any of its LC Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Debt hereunder) of the Company or such LC Subsidiary when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case as a result of a default thereunder and prior to the stated maturity thereof; or

(e) The Company or any of the Material LC Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of the Material LC Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of the Material LC Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f) One or more judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be rendered against the Company or any of the LC Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of forty-five (45) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 7.01(f) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Account Party and the insurer covering full payment of such unsatisfied amount and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(g) A Change of Control shall have occurred; or

(h) Any material provision of any of the LC Facility Documents after delivery thereof pursuant to Section 4.01 hereof shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any of the Account Parties intended to be a party to it, or any such Account Party shall so state in writing; or

(i) Any of the following events or conditions shall have occurred and such event or condition, when aggregated with any and all other such events or conditions set forth in this subsection (j), has resulted or is reasonably expected to result in liabilities of the Account Parties and/or the ERISA Affiliates in an aggregate amount that would have a Material Adverse Effect:

(a) any ERISA Event shall have occurred with respect to a Plan; or

(b) any of the Account Parties or any of the ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; or

(c) any of the Account Parties or any of the ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, is insolvent or is being terminated, within the meaning of Title IV of ERISA, and, as a result of such reorganization, insolvency or termination, the aggregate annual contributions of the Account Parties and the ERISA Affiliates to all of the Multiemployer Plans that are in reorganization, are insolvent or being terminated at such time have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization, insolvency or termination occurs; or

(d) any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, shall exist with respect to one or more of the Plans; or

(e) or any Lien shall exist on the property and assets of any of the Account Parties or any of the ERISA Affiliates in favor of the PBGC,

then, and in any such event, the LC Issuer may, by notice to the Company, (A) declare the obligation of the LC Issuer to issue further Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (B) declare amounts payable under this Agreement to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Account Party and/or (C) demand from time to time that the Company, and if such demand is made the Company shall, pay to the LC Issuer, an amount in immediately available funds equal to the then outstanding Letter of Credit Liability (plus the additional amounts specified by Section 2.11(c), if applicable) which shall be held by the LC Issuer as cash collateral in the LC Collateral Account and applied to the reduction of such Letter of Credit Liability as drawings are made on outstanding Letters of Credit provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any of the LC Subsidiaries under the Federal Bankruptcy Code, the obligation of the LC Issuer to issue Letters of Credit shall automatically be terminated and all such amounts due under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Account Party.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other LC Facility Document, nor consent to any departure by the Company or any LC Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the LC Issuer, provided, however, that, except for amendments that are contemplated to give effect to the terms hereof (including, without limitation, Section 2.09 hereof and any amendment required to give effect to any assignment permitted hereunder), no such amendment, waiver or consent in relation to any material provision of this Agreement (including, without limitation, the Termination Date and any fees or other amounts payable hereunder) shall be effective unless the respective letter of credit issuing banks under each of the Other LC Facilities shall also have given their prior written consent thereto. All waivers and consents granted under this Section 8.01 shall be effective only in the specific instance and for the specific purpose for which given.

(b) In the event of any amendment or modification to the terms of any covenant set forth in the Revolving Credit Agreement, the LC Issuer and the Account Parties agree that an equivalent amendment or modification shall be deemed made in respect of the terms of the covenants set forth in this Agreement (with immediate effect upon the effectiveness of the amendment or modification under the Revolving Credit Agreement), so that the terms of the covenants in this Agreement and the Revolving Credit Agreement shall, at all times, be the same; provided, that if the LC Issuer is not a “Lender” under the Revolving Credit Agreement, this Section 8.01(b) shall be of no further force and effect. The LC Issuer shall provide the Company and the LC Subsidiaries with written notice of any such deemed amendment or modification as provided in Section 8.02, whereupon such deemed amendment or modification shall become effective.

SECTION 8.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier or electronic mail) and mailed, sent by overnight courier, telecopied, emailed, or delivered, if to the Company or any other Account Party, at its address at 2 Folsom Street, San Francisco, CA 94105, Attention: Treasurer, Telecopier: 415-427-4015, email: sabrina_simmons@gap.com; with a copy to 2 Folsom Street, San Francisco, CA 94105, Attention: General Counsel, Telecopier: 415-427-6982, email: lauri_shanahan@gap.com; and to 2 Folsom Street, San Francisco, CA 94105, Attention: Associate General Counsel, Telecopier: 415-427-7475, email: tom_lima@gap.com; if to the LC Issuer, at its address at Building B, 2001 Clayton Road, Concord, CA 94520-2405, Attention: Nina Lemmer, Telecopier: 888-969-9281, email: nina.l.lemmer@bankofamerica.com; or, as to each party, at such other address or to such other person as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, be effective three days after being deposited in the mails, when sent by overnight courier, be effective one day after being sent by overnight courier, and when telecopied or sent by electronic mail, be effective when received (and, with respect to notices and communications sent by electronic mail, upon confirmation by the recipient of the receipt of such notice or communication), respectively; and when delivered by hand, be effective upon delivery except that notices and communications to the LC Issuer pursuant to Article II shall not be effective until received by the LC Issuer.

SECTION 8.03 No Waiver; Remedies. No failure on the part of the LC Issuer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04 Costs and Expenses.

(a) The Company agrees to pay within 30 days after presentation of a statement of account all reasonable costs and expenses of the LC Issuer incurred in connection with the preparation, execution, delivery, modification and amendment of this Agreement, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of one counsel (which shall be the same counsel, without duplication, for the Agent under the Revolving Credit Agreement) for the LC Issuer (and appropriate local counsel) with respect thereto and with respect to advising the LC Issuer as to its rights and responsibilities under this Agreement. The Company further agrees to pay within 30 days after presentation of a statement of account all costs and expenses of the LC Issuer (including, without limitation, reasonable and documented fees and expenses of counsel), incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the LC Facility Documents, the Letters of Credit, and the other documents to be delivered hereunder and thereunder.

(b) The Company agrees to indemnify and hold harmless the LC Issuer and its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims (other than lost profits), damages, liabilities and expenses (including, without limitation, reasonable and documented fees and disbursements of one counsel, absent a conflict of interest), which may be incurred by or asserted against any Indemnified Party in connection with or arising out of any investigation, litigation, or proceeding (whether or not such Indemnified Party is party thereto) related to any acquisition or proposed acquisition by the Company, or by any Subsidiary of the Company, of all or any portion of the stock or substantially all the assets of any Person or any use or proposed use of the Letters of Credit by any Account Party, except to the extent such claim, damage, liability or expense shall have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law. The indemnification provisions set forth above shall be in addition to any liability the Company may otherwise have. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 8.04 shall survive the payment in full of all the Obligations of the Account Parties.

SECTION 8.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the LC Issuer and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the LC Issuer or such Affiliate to or for the credit or the account of any Account Party against any and all of the obligations of such Account Party now or hereafter existing under this Agreement to the LC Issuer, whether or not the LC Issuer shall have made any demand under this Agreement and although such obligations may be unmatured (it being understood and agreed that, notwithstanding anything in this Agreement or any of the other LC Facility Documents to the contrary, accounts, deposits, sums, securities or other property of any Foreign Subsidiary or of any Subsidiary of a Foreign Subsidiary (including any Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary that is an LC Subsidiary) will not serve at any time, directly or indirectly, to collateralize or otherwise offset the Obligations of the Company or any Domestic Subsidiary, and, in addition, unless otherwise agreed to by the Company, the accounts, deposits, sums, securities or other property of a Foreign Subsidiary or Subsidiary of a Foreign Subsidiary will only serve to collateralize or offset the Obligations of another Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary if such former Foreign Subsidiary or Subsidiary of a Foreign Subsidiary is owned by such latter Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary). The LC

Issuer agrees promptly to notify the Company after any such set-off and application made by the LC Issuer or any of its Affiliates, provided, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of the LC Issuer and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the LC Issuer and its Affiliates may have.

SECTION 8.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and each LC Subsidiary to be a party hereto on the date hereof, and the LC Issuer and thereafter shall be binding upon and inure to the benefit of the Company, each LC Subsidiary, and the LC Issuer and their respective successors and assigns, except that the Company and each LC Subsidiary shall not have the right to assign its respective rights hereunder or any interest herein without the prior written consent of the LC Issuer.

SECTION 8.07 Assignments and Participations. (a) The LC Issuer may, and if demanded by the Company (following a demand by the LC Issuer pursuant to Section 2.07 or 3.02 hereof, upon at least 10 days’ notice to the LC Issuer) will, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion, respectively, of the Facility Amount); provided, however, that (i) the respective amounts of the rights and obligations in relation to the Facility Amount being assigned pursuant to each such assignment (determined as of the date of such assignment with respect to such partial assignment) shall in no event be less than $50,000,000 (or an integral multiple of $25,000,000 in excess thereof), (ii) except during the continuance of a Default, each such assignment shall be (a) to an Affiliate or (b) to an Eligible Assignee consented to by the Company (following reasonable advance written notice to the Company, which consent shall not, in the case of any assignment to any “LC Issuer” party to the Other LC Facilities only, be unreasonably withheld), (iii) each such assignment made as a result of a demand by the Company pursuant to this Section 8.07(a) shall be arranged by the Company (at its expense) after consultation with the LC Issuer and shall be either an assignment of all of the rights and obligations of the LC Issuer under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments which together cover all of the rights and obligations of the LC Issuer under this Agreement, (iv) the LC Issuer shall not be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 8.07(a) unless and until the LC Issuer shall have received one or more payments from either the Company or one or more Eligible Assignees in an aggregate amount at least equal to all reimbursement amounts and other amounts payable to the LC Issuer under this Agreement, and (v) such assignee, the Company and the LC Issuer shall enter into such agreement as they deem appropriate to provide for the reimbursement of any drawings under Letters of Credit Issued by the LC Issuer and outstanding on the effective date of such assignment and (vi) such assignee, the Company and the LC Subsidiaries shall enter into a letter of credit agreement and related documents substantially similar to the LC Facility Documents with respect to such assignment and the Facility Amount shall be reduced by the amount of such assignment (but not reduced to an amount less than the aggregate amount of all Letter of Credit Liability).

(b) The LC Issuer may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement

(including, without limitation, all or a portion of its commitment with respect to the Facility Amount); provided, however, that (i) the LC Issuer’s obligations under this Agreement (including, without limitation, its commitment with respect to the Facility Amount) shall remain unchanged, (ii) the LC Issuer shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company and the LC Issuer shall continue to deal solely and directly with the LC Issuer in connection with the LC Issuer’s rights and obligations under this Agreement, provided, further, that, to the extent of any such participation (unless otherwise stated therein and subject to the preceding proviso), the purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were the LC Issuer; and provided, further, that each such participation shall be granted pursuant to an agreement providing that the purchaser thereof shall not have the right to consent or object to any action by the selling LC Issuer (who shall retain such right) other than an action which would (i) reduce any amount due hereunder with respect to the Letters of Credit or other amounts or fees in which such purchaser has an interest, (ii) postpone any date fixed for payment of such amounts due with respect to Letters of Credit or other amount or such fees, or (iii) extend the Termination Date.

(c) Upon written request of the Company to the LC Issuer, the LC Issuer shall, to the extent consistent with the policies of the LC Issuer, inform the Company of the Dollar amount of any Full Term Participation (as hereinafter defined) that the LC Issuer has entered into; provided, however, that the LC Issuer shall not be obligated to disclose such information if the disclosure thereof would constitute a violation of law or regulation or violate any confidentiality agreement to which the LC Issuer is subject. For the purposes of this subsection (d), “Full Term Participation” means a participation by the LC Issuer to another Person whereby such other Person has purchased (pursuant to a participation agreement) all or a portion of the LC Issuer’s commitment with respect to the Facility Amount from the effective date of such participation agreement to the Termination Date.

(d) Notwithstanding anything herein contained to the contrary, the LC Issuer or any of its Affiliates may assign any of its rights under this Agreement to any Federal Reserve Bank without notice to or consent of the Company.

(e) If the LC Issuer requests any payment from the Company under Section 2.07 or 3.02 hereof, then, subject to Section 8.07(a) hereof and provided no Default or Event of Default shall have occurred and be continuing, the Company may request the LC Issuer to (and, upon such request, the LC Issuer, without any obligation to pay any fees in respect thereof, shall) assign all of its rights and obligations under this Agreement to one or more Eligible Assignees in accordance with Section 8.07(a) hereof provided that at the time of any such assignment the Company has paid to the LC Issuer all amounts due it hereunder.

SECTION 8.08 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.09 Independence of Provisions. All agreements and covenants hereunder shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

SECTION 8.10 Confidentiality. The LC Issuer agrees that it will not disclose to any third party any Confidential Information provided to it by the Company; provided, that, the foregoing will not (a) restrict the ability of the LC Issuer and any letter of credit participants from freely exchanging Confidential Information among themselves (and its Affiliates, employees, attorneys, agents and advisors), (b) restrict the ability to disclose Confidential Information to a prospective Eligible Assignee or participant, provided, that, such Eligible Assignee or participant executes a confidentiality agreement with the LC Issuer agreeing to be bound by the terms hereof prior to disclosure of Confidential Information to such Eligible Assignee or participant or (c) prohibit the disclosure of Confidential Information to the extent: (i) the Confidential Information is or has already become part of the public domain at the time of disclosure, by publication or otherwise, except by breach of this Section 8.10, (ii) the Confidential Information can be established by written evidence to have already been in the lawful possession of the LC Issuer prior to the time of disclosure; or (iii) the Confidential Information is received by the LC Issuer from a third party not known to have a similar restriction and without breach of this Section 8.10, or (iv) the Confidential Information is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by subpoena, summons or other legal process, or by law, rule or regulation, or by applicable regulatory or professional standards provided that prior to such disclosure the Company and the non-disclosing party are each given reasonable advance notice of such order and an opportunity to object to such disclosure; provided, that, no such notice or opportunity shall be required if disclosure is required in connection with an examination by a regulatory authority or is required in such circumstances where the applicable Governmental Authority does not permit such notice or opportunity (it being understood the LC Issuer will inform such authority of the confidential nature of the Confidential Information being disclosed).

SECTION 8.11 Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 8.12 Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

SECTION 8.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 8.14 Judgment Currency. The Obligations of the Account Parties in respect of any sum due to the LC Issuer hereunder shall, notwithstanding any judgment in a currency other than Dollars (the “Judgment Currency”), be discharged only to the extent that on the Business Day following receipt by the LC Issuer of any sum adjudged to be so due in the Judgment Currency, the LC Issuer, in accordance with normal banking procedures, purchases Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to the LC Issuer, the Account Parties agree as a separate obligation and notwithstanding any such judgment, jointly and severally to indemnify the LC Issuer against such loss, and if any amount of Dollars so purchased exceeds such sum due to the LC Issuer, the LC Issuer agrees to remit to the Account Parties within one Business Day such excess.

SECTION 8.15 Consent to Jurisdiction. (a) Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the County of New York, The City of New York, in any action or proceeding arising out of or relating to this Agreement or any other LC Facility Document or the Letters of Credit, and each of the parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or such Federal court. Each of the parties hereby irrevocably agrees, to the fullest extent each may effectively do so, that each will not assert any defense that such courts do not have subject matter or personal jurisdiction of such action or proceeding or over any party hereto. Each of the parties hereby irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering of a copy of such process to such party at its address specified in Section 8.02 hereof or by any other method permitted by law. Each of the parties hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

(b) Nothing in this Section 8.15 shall affect the right of any of the parties hereto to serve legal process in any other manner permitted by law or affect the right of any of the parties to bring any action or proceeding against any of the parties or their property in the courts of other jurisdictions.

SECTION 8.16 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT, IN THE CASE OF ARTICLE II, TO THE EXTENT SUCH LAWS ARE INCONSISTENT WITH THE UCP.

SECTION 8.17 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE LC SUBSIDIARIES, AND THE LC ISSUER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LC FACILITY DOCUMENT OR THE LETTERS OF CREDIT, OR THE ACTIONS OF THE LC ISSUER IN CONNECTION WITH THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE COMPANY:

THE GAP, INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

THE LC SUBSIDIARIES

BANANA REPUBLIC, LLC

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GAP (CANADA) INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GAP (FRANCE) S.A.S.

By:
Name:	Lisa D. Mertens
Title:	President

GAP (JAPAN) K.K.

By:
Name:	Thomas J. Lima
Title:	Director

GAP (NETHERLANDS) B.V.

By:
Name:	Julie H. Kanberg
Title:	Managing Director

GPS CONSUMER DIRECT, INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GPS (GREAT BRITAIN) LIMITED

By:
Name:	Byron H. Pollitt, Jr.
Title:	Director

OLD NAVY (CANADA) INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

FORTH & TOWNE LLC

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

THE LC ISSUER:

BANK OF AMERICA, N.A.

By:
Name:
Title

Issuing Office:

Sandra (Yuk-Kuen) Wong
Bank of America
Mail Code: 737-605-42-01

Two International Finance Centre 8 Finance Street Hong Kong

Phone: 011.852.2847.5852 Fax: 011.852.28475886

Email: sandra.yk.wong@bankofamerica.com

SCHEDULES

Schedule I	-	Change of Control
Schedule II	-	Outstanding Balance of Existing Letters of Credit
Schedule III	-	LC Subsidiaries
Schedule IV	-	Plans
Schedule V	-	ERISA Matters
Schedule VI	-	Environmental Matters
Schedule VII	-	Existing Debt
Schedule VIII	-	Existing Liens

Schedule I

CHANGE OF CONTROL

1.	Donald G. Fisher

2.	Doris F. Fisher

3.	Any person related by blood or marriage to any of the foregoing persons and any Person (as defined in this Agreement) as to which any of such persons has beneficial ownership of the assets of such Person.

4.	The executive officers of The Gap, Inc. as of May 6, 2005.

Schedule II

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM375333/03	6055	13-May-03	20-Mar-04	36,366.00	36,366.00	USD	81671	TD605500011619-3	SEDA GIYIM SANAYI VE TIC AS
12	IM377602/03	6055	31-May-03	20-Mar-04	180,401.27	231,652.77	EUR	81671	TD605500011691-3	GIS INTERNATIONAL SOURCING SRL
12	IM386408/03	6055	27-Aug-03	4-Mar-04	29,015.12	29,015.12	USD	44449	TD605500026588-3	GULF BARAKA APPAREL W.L.L.
12	IM401573/04	6055	25-Feb-04	17-Jun-04	36,156.12	36,156.12	USD	44449	GAPIUS00000636-4	YESIM SATIS MAGZ VE TEKS FAB AS
12	IM424755/04	6055	2-Nov-04	28-Mar-05	380,069.95	380,069.95	USD	44449	GAPIUS00001488-4	VOGUE INTL AGENCY FZE
12	IM425074/04	6055	5-Nov-04	31-Mar-05	15,915.51	15,915.51	USD	44449	GAPIUS00001508-4	LIGHT STYLE GARMENT
12	IM425075/04	6055	5-Nov-04	13-Apr-05	103,117.49	103,117.49	USD	44449	GAPIUS00001509-4	GULF BARAKA APPAREL W.L.L.
12	IM426880/04	6055	23-Nov-04	5-Mar-05	209	209	USD	81670	GAPIUS00001578-4	DEAFRANI SAC
12	IM427038/04	6055	24-Nov-04	18-Jan-05	2,528.75	2,528.75	USD	81670	GAPIHK00002503-4	GOLBON GARMENT FTY LTD
12	IM428043/04	6055	7-Dec-04	24-Mar-05	23,136.99	23,136.99	USD	44449	GAPIHK00002572-4	THEPARERG CO LTD
12	IM428456/04	6055	13-Dec-04	11-May-05	4,201.41	4,201.41	USD	44449	GAPISG00001566-4	CHONGEE ENTERPRISE SDN BHD
12	IM428686/04	6055	15-Dec-04	18-Mar-05	136,385.45	136,385.45	USD	44449	GAPIHK00002622-4	PENINSULA APPAREL LTD.
12	IM428695/04	6055	15-Dec-04	8-Feb-05	47,933.85	47,933.85	USD	81671	GAPIHK00002632-4	GOLBON GARMENT FTY LTD
12	IM429813/04	6055	29-Dec-04	23-Feb-05	49,459.74	49,459.74	USD	81671	GAPIHK00002703-4	SUN RAY MANUFACTORY LTD
12	IM430484/05	6055	6-Jan-05	2-Mar-05	10,048.00	10,048.00	USD	44449	GAPIHK00002716-5	FASTECH ASIA LTD
12	IM431296/05	6055	14-Jan-05	2-May-05	7,509.15	7,509.15	USD	44449	GAPISG00001672-5	PT FIT U GARMENTS IND
12	IM431318/05	6055	14-Jan-05	14-Mar-05	4,341.60	4,341.60	USD	81670	GAPISG00001699-5	YUNG WAH IND CO PTE LTD
12	IM431330/05	6055	14-Jan-05	12-Apr-05	1,249.24	1,249.24	USD	44449	GAPISG00001711-5	EAM MALIBAN TEXTILES JORDAN PVT
12	IM431419/05	6055	17-Jan-05	15-Mar-05	32,413.59	32,413.59	USD	44449	GAPISG00001671-5	KIM KOON GARMENT IND PTE LTD
12	IM431601/05	6055	19-Jan-05	22-Apr-05	4,451.70	4,451.70	USD	44449	GAPIHK00002787-5	PENINSULA APPAREL LTD.
12	IM431608/05	6055	19-Jan-05	16-Mar-05	26,344.60	26,344.60	USD	81671	GAPIHK00002796-5	SUN RAY MANUFACTORY LTD
12	IM431611/05	6055	19-Jan-05	16-Mar-05	13,709.50	13,709.50	USD	81670	GAPIHK00002799-5	SUN WING HANDBAG CO LTD
12	IM431843/05	6055	21-Jan-05	20-Mar-05	96,801.40	96,801.40	USD	44449	GAPIHK00002789-5	ROO HSING GARMENT CO LTD
12	IM431915/05	6055	24-Jan-05	21-Apr-05	301,387.82	301,387.82	USD	81671	GAPISG00001726-5	EAM MALIBAN TEXTILES/JORDAN PVT
12	IM431927/05	6055	24-Jan-05	11-May-05	307.2	307.2	USD	81670	GAPISG00001738-5	YUNG WAH IND CO PTE LTD
12	IM431983/05	6055	25-Jan-05	3-May-05	41,956.71	41,956.71	USD	44449	GAPIUS00001746-5	TOPY TOP S.A.
12	IM431984/05	6055	25-Jan-05	15-Apr-05	1	1	USD	81670	GAPIUS00001724-5	DEAFRANI SAC
12	IM432018/05	6055	25-Jan-05	29-Mar-05	5,486.28	5,486.28	USD	81670	GAPISG00001769-5	EAM MALIBAN TEXTILES (PVT) LTD
12	IM432407/05	6055	31-Jan-05	23-Mar-05	43,785.00	43,785.00	USD	44449	GAPIHK00002816-5	DATAS INDUSTRIES LTD
12	IM432410/05	6055	31-Jan-05	31-Mar-05	85,685.60	85,685.60	USD	44449	GAPIHK00002821-5	NIEN HSING TEXTILE CO LTD
12	IM432413/05	6055	31-Jan-05	27-Mar-05	167,420.00	167,420.00	USD	44449	GAPIHK00002824-5	ROO HSING GARMENT CO LTD
12	IM432580/05	6055	2-Feb-05	11-May-05	53,730.00	53,730.00	USD	81670	GAPIUS00001762-5	TOPY TOP S.A.
12	IM432582/05	6055	2-Feb-05	10-May-05	21,464.11	21,464.11	USD	81671	GAPIUS00001764-5	DINATEKS DINAMIK TEKS.SAN VE TIC
12	IM432669/05	6055	3-Feb-05	11-May-05	138,117.76	138,117.76	USD	44449	GAPIUS00001783-5	LEINA TEXTILES
12	IM432672/05	6055	3-Feb-05	15-Apr-05	28,517.58	28,517.58	USD	44449	GAPIUS00001789-5	BOZKURT KONFEKSIYON SAN A.S.
12	IM432673/05	6055	3-Feb-05	11-May-05	21,218.32	21,218.32	USD	44449	GAPIUS00001790-5	SUEZ CANAL GARMENTS CO.
12	IM432701/05	6055	3-Feb-05	30-Mar-05	64,896.84	64,896.84	USD	44449	GAPIHK00002862-5	KIN MAN GARMENT FTY LTD
12	IM432703/05	6055	3-Feb-05	7-May-05	22,978.18	22,978.18	USD	44449	GAPIHK00002865-5	NIEN HSING TEXTILE CO LTD
12	IM432735/05	6055	3-Feb-05	30-Mar-05	13,080.00	13,080.00	USD	81670	GAPIHK00002898-5	KIN MAN GARMENT FTY LTD
12	IM432999/05	6055	5-Feb-05	10-May-05	77,075.93	77,075.93	USD	44449	GAPIUS00001786-5	SHEEBA INT’L CO. FOR GARMENTS
12	IM433025/05	6055	7-Feb-05	25-Apr-05	300,827.40	300,827.40	USD	44449	GAPISG00001788-5	GOLDEN WIN GROUP LTD
12	IM433032/05	6055	7-Feb-05	5-Apr-05	6,211.84	6,211.84	USD	81671	GAPISG00001797-5	PT FIT U GARMENTS IND
12	IM433037/05	6055	7-Feb-05	18-Apr-05	60,860.00	60,860.00	USD	81670	GAPISG00001808-5	GOLDEN WIN GROUP LTD
12	IM433043/05	6055	7-Feb-05	11-May-05	36.4	36.4	USD	81670	GAPISG00001804-5	INTRAVEST HOLDINGS SDN BHD

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM433212/05	6055	9-Feb-05	10-May-05	94.8	94.8	USD	81670	GAPIUS00001798-5	SUEZ CANAL GARMENTS CO.
12	IM433417/05	6055	11-Feb-05	10-May-05	118,931.40	118,931.40	USD	81671	GAPIUS00001810-5	OZTAY TEKS. KONF SAN PAZ. AS
12	IM433419/05	6055	11-Feb-05	15-Apr-05	44,555.98	44,555.98	USD	81671	GAPIUS00001812-5	OZAK TEKSTIL KONF.SAN.TIC.AS
12	IM433544/05	6055	14-Feb-05	12-Apr-05	124,871.76	124,871.76	USD	44449	GAPIHK00002916-5	CARLA GARMENTS CO LTD
12	IM433549/05	6055	14-Feb-05	12-Apr-05	304,403.97	304,403.97	USD	44449	GAPIHK00002922-5	KIN MAN GARMENT FTY LTD
12	IM433554/05	6055	14-Feb-05	12-Apr-05	3,176.96	3,176.96	USD	44449	GAPIHK00002929-5	PENINSULA APPAREL LTD.
12	IM433558/05	6055	14-Feb-05	10-Apr-05	50,968.00	50,968.00	USD	44449	GAPIHK00002935-5	THEPARERG CO LTD
12	IM433560/05	6055	14-Feb-05	13-Apr-05	16,363.95	16,363.95	USD	44449	GAPIHK00002938-5	WEI DA INTL SHOES CO LTD
12	IM433566/05	6055	14-Feb-05	12-Apr-05	152,299.16	152,299.16	USD	81671	GAPIHK00002944-5	GOLBON GARMENT FTY LTD
12	IM433571/05	6055	14-Feb-05	12-Apr-05	207,501.28	207,501.28	USD	81671	GAPIHK00002949-5	SUN WING HANDBAG CO LTD
12	IM433573/05	6055	14-Feb-05	5-Apr-05	3,614.85	3,614.85	USD	81670	GAPIHK00002951-5	GOLBON GARMENT FTY LTD
12	IM433576/05	6055	14-Feb-05	4-Apr-05	27,639.20	27,639.20	USD	81670	GAPIHK00002954-5	CLOVER GROUP INT’L LTD
12	IM433578/05	6055	14-Feb-05	6-Apr-05	12,986.50	12,986.50	USD	81670	GAPIHK00002956-5	PENINSULA APPAREL LTD.
12	IM433587/05	6055	14-Feb-05	6-Apr-05	9,841.00	9,841.00	USD	81670	GAPIHK00002965-5	KIN MAN GARMENT FTY LTD
12	IM433601/05	6055	14-Feb-05	5-Apr-05	45,435.00	45,435.00	USD	44449	GAPIHK00002979-5	PEARL PHIL GARMENT FE LTD
12	IM433605/05	6055	14-Feb-05	6-Apr-05	9,632.00	9,632.00	USD	44449	GAPIHK00002983-5	YING LOONG CHEONG IND CO LTD
12	IM433607/05	6055	14-Feb-05	17-Apr-05	361,025.28	361,025.28	USD	44449	GAPIHK00002931-5	PT PREFASH WEARS CEMERLANG
12	IM433654/05	6055	15-Feb-05	15-May-05	117,207.80	117,207.80	USD	44449	GAPIUS00001806-5	DEAFRANI SAC
12	IM433655/05	6055	15-Feb-05	15-May-05	6,310.65	6,310.65	USD	44449	GAPIUS00001807-5	HILANDERIA DE ALGODON PERUANO
12	IM433964/05	6055	21-Feb-05	13-Apr-05	46,258.00	46,258.00	USD	44449	GAPIHK00002987-5	CARLA GARMENTS CO LTD
12	IM433967/05	6055	21-Feb-05	12-Apr-05	270,525.00	270,525.00	USD	44449	GAPIHK00002990-5	D AND A INTERNATIONAL/CORPORATION
12	IM433968/05	6055	21-Feb-05	11-Apr-05	120,166.02	120,166.02	USD	44449	GAPIHK00002991-5	DU-WIN GARMENTS CO. INC.
12	IM433969/05	6055	21-Feb-05	4-May-05	420,160.00	420,160.00	USD	44449	GAPIHK00002992-5	EVER PROSPER BUSINESS CO LTD
12	IM433971/05	6055	21-Feb-05	19-Apr-05	147,609.60	147,609.60	USD	44449	GAPIHK00002994-5	KIN MAN GARMENT FTY LTD
12	IM433972/05	6055	21-Feb-05	20-Apr-05	15,074.64	15,074.64	USD	44449	GAPIHK00002995-5	PANFOLIO KNITTING FACTORY LTD
12	IM433973/05	6055	21-Feb-05	10-May-05	22,604.71	22,604.71	USD	44449	GAPIHK00002996-5	PEARL PHIL GARMENT FE LTD
12	IM433975/05	6055	21-Feb-05	23-Apr-05	93,040.00	93,040.00	USD	44449	GAPIHK00002998-5	PT PREFASH WEARS CEMERLANG
12	IM433976/05	6055	21-Feb-05	17-Apr-05	261,240.00	261,240.00	USD	44449	GAPIHK00002999-5	ROO HSING GARMENT CO LTD
12	IM433979/05	6055	21-Feb-05	12-Apr-05	70,016.40	70,016.40	USD	44449	GAPIHK00003002-5	TROPIC ISLES MFG CORP
12	IM433989/05	6055	21-Feb-05	12-Apr-05	82,995.10	82,995.10	USD	81671	GAPIHK00003012-5	GOLBON GARMENT FTY LTD
12	IM433991/05	6055	21-Feb-05	4-May-05	151,559.20	151,559.20	USD	81671	GAPIHK00003014-5	HOPEFUL TEXTILE CO LTD
12	IM433998/05	6055	21-Feb-05	10-May-05	28,924.00	28,924.00	USD	81670	GAPIHK00003021-5	KIN MAN GARMENT FTY LTD
12	IM434000/05	6055	21-Feb-05	11-May-05	6,375.00	6,375.00	USD	81670	GAPIHK00003023-5	NIEN HSING TEXTILE CO LTD
12	IM434002/05	6055	21-Feb-05	16-Apr-05	95,985.00	95,985.00	USD	81670	GAPIHK00003025-5	PT PREFASH WEARS CEMERLANG
12	IM434004/05	6055	21-Feb-05	12-Apr-05	5,250.00	5,250.00	USD	81670	GAPIHK00003027-5	TROPIC ISLES MFG CORP
12	IM434009/05	6055	21-Feb-05	13-Apr-05	21,781.60	21,781.60	USD	44449	GAPIHK00003032-5	KIN MAN GARMENT FTY LTD
12	IM434010/05	6055	21-Feb-05	12-Apr-05	84,084.00	84,084.00	USD	44449	GAPIHK00003033-5	MIRAGE FASHION LTD
12	IM434012/05	6055	21-Feb-05	1-May-05	118	118	USD	44449	GAPIHK00003035-5	THEPARERG CO LTD
12	IM434352/05	6055	24-Feb-05	15-May-05	59,202.66	59,202.66	USD	81671	GAPIUS00001828-5	SERKO TEKS. SAN. VE TURIZM TIC
12	IM434492/05	6055	25-Feb-05	12-Apr-05	5,718.96	5,718.96	USD	44449	GAPISG00001824-5	PT FIT U GARMENTS IND
12	IM434496/05	6055	25-Feb-05	7-Apr-05	59,234.16	59,234.16	USD	81671	GAPISG00001828-5	EAM MALIBAN TEXTILES (PVT) LTD
12	IM434499/05	6055	25-Feb-05	9-Apr-05	46,849.84	46,849.84	USD	81671	GAPISG00001831-5	KANMAX ENTERPRISES LIMITED
12	IM434501/05	6055	25-Feb-05	9-Apr-05	17,709.60	17,709.60	USD	81671	GAPISG00001833-5	SING LUN AND CO PTE LTD
12	IM434507/05	6055	25-Feb-05	11-May-05	12,200.00	12,200.00	USD	81670	GAPISG00001839-5	GOLDEN WIN GROUP LTD
12	IM434606/05	6055	28-Feb-05	10-May-05	24,000.00	24,000.00	USD	44449	GAPIHK00003047-5	DIORVA GARMENTS LTD
12	IM434610/05	6055	28-Feb-05	20-Apr-05	317,076.58	317,076.58	USD	44449	GAPIHK00003051-5	KIN MAN GARMENT FTY LTD

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM434611/05	6055	28-Feb-05	18-May-05	9,448.25	9,448.25	USD	44449	GAPIHK00003052-5	MILAGROS CHINA LIMITED
12	IM434612/05	6055	28-Feb-05	20-Apr-05	132,271.80	132,271.80	USD	44449	GAPIHK00003053-5	MIRAGE FASHION LTD
12	IM434613/05	6055	28-Feb-05	28-Apr-05	3,922.05	3,922.05	USD	44449	GAPIHK00003054-5	NIEN HSING TEXTILE CO LTD
12	IM434614/05	6055	28-Feb-05	28-Apr-05	1,006.60	1,006.60	USD	44449	GAPIHK00003055-5	NIEN HSING TEXTILE CO LTD
12	IM434615/05	6055	28-Feb-05	20-Apr-05	206,646.30	206,646.30	USD	44449	GAPIHK00003056-5	PEARL PHIL GARMENT FE LTD
12	IM434617/05	6055	28-Feb-05	20-Apr-05	165,459.12	165,459.12	USD	44449	GAPIHK00003058-5	PT PREFASH WEARS CEMERLANG
12	IM434619/05	6055	28-Feb-05	10-May-05	278,044.55	278,044.55	USD	44449	GAPIHK00003060-5	TEXMA INTERNATIONAL CO LTD
12	IM434620/05	6055	28-Feb-05	19-Apr-05	83,168.40	83,168.40	USD	44449	GAPIHK00003061-5	THEPARERG CO LTD
12	IM434622/05	6055	28-Feb-05	25-May-05	13,600.00	13,600.00	USD	44449	GAPIHK00003063-5	WIDE BALL LTD
12	IM434624/05	6055	28-Feb-05	18-May-05	31,533.72	31,533.72	USD	44449	GAPIHK00003065-5	YING LOONG CHEONG IND CO LTD
12	IM434634/05	6055	28-Feb-05	4-May-05	33,813.00	33,813.00	USD	81670	GAPIHK00003075-5	KIN MAN GARMENT FTY LTD
12	IM434641/05	6055	28-Feb-05	18-May-05	1,302.00	1,302.00	USD	81670	GAPIHK00003082-5	YING LOONG CHEONG IND CO LTD
12	IM434642/05	6055	28-Feb-05	24-Apr-05	55,395.00	55,395.00	USD	44449	GAPIHK00003083-5	EVER PROSPER BUSINESS CO LTD
12	IM434732/05	6055	1-Mar-05	15-May-05	38,342.92	38,342.92	USD	44449	GAPIUS00001832-5	BLUE BIRD GARMENT FACTORY
12	IM434733/05	6055	1-Mar-05	15-May-05	184,803.40	184,803.40	USD	44449	GAPIUS00001833-5	ERMA ESOFMAN/VE KONFEKSIYON SAN
12	IM434735/05	6055	1-Mar-05	15-May-05	4,190.00	4,190.00	USD	44449	GAPIUS00001835-5	GOKHAN TEKSTIL SAN. VE TIC. AS
12	IM434736/05	6055	1-Mar-05	15-May-05	217,155.40	217,155.40	USD	44449	GAPIUS00001836-5	INTERNATIONAL GARMENT COMPANY
12	IM434737/05	6055	1-Mar-05	15-May-05	229,924.50	229,924.50	USD	44449	GAPIUS00001837-5	LEINA TEXTILES
12	IM434738/05	6055	1-Mar-05	15-May-05	176,650.81	176,650.81	USD	44449	GAPIUS00001838-5	MERICH LTD
12	IM434739/05	6055	1-Mar-05	15-May-05	18,875.84	18,875.84	USD	44449	GAPIUS00001839-5	PRIME FIVE GARMENT MNF. CO LTD
12	IM434740/05	6055	1-Mar-05	15-May-05	34,698.91	34,698.91	USD	44449	GAPIUS00001840-5	DICE SPORTS AND CASUAL WEAR
12	IM434741/05	6055	1-Mar-05	15-May-05	169,183.00	169,183.00	USD	44449	GAPIUS00001841-5	VOGUE INTL AGENCY FZE
12	IM434742/05	6055	1-Mar-05	15-May-05	14,736.74	14,736.74	USD	81671	GAPIUS00001842-5	LONETEX KNITTED/FABRICS AND
12	IM434743/05	6055	1-Mar-05	15-May-05	15,482.43	15,482.43	USD	81671	GAPIUS00001843-5	KARYA TEKSTIL SAN. VE TIC. A.S.
12	IM434744/05	6055	1-Mar-05	15-May-05	62,595.00	62,595.00	USD	81671	GAPIUS00001844-5	DARSATEKS TEKS.UR.SAN.TIC.A.S.
12	IM434745/05	6055	1-Mar-05	15-May-05	89,060.66	89,060.66	USD	81671	GAPIUS00001845-5	DENIZLI BASMA VE BOYA SAN A.S.
12	IM434746/05	6055	1-Mar-05	15-May-05	283,055.78	283,055.78	USD	81671	GAPIUS00001846-5	DINATEKS DINAMIK/TEKS.SAN VE TIC
12	IM434747/05	6055	1-Mar-05	15-May-05	212,199.84	212,199.84	USD	81671	GAPIUS00001847-5	KARYA TEKSTIL SAN. VE TIC. A.S.
12	IM434748/05	6055	1-Mar-05	15-May-05	93,493.20	93,493.20	USD	81671	GAPIUS00001848-5	RETRO TEKSTIL SAN TIC AS
12	IM434749/05	6055	1-Mar-05	15-May-05	217,252.53	217,252.53	USD	81671	GAPIUS00001849-5	SEDA GIYIM SANAYI VE TIC AS
12	IM434862/05	6055	3-Mar-05	15-May-05	33,975.08	33,975.08	USD	81670	GAPIUS00001851-5	GIZA SPINNING AND WEAVING CO
12	IM434865/05	6055	3-Mar-05	15-May-05	6,122.00	6,122.00	USD	81670	GAPIUS00001854-5	SUEZ CANAL GARMENTS CO.
12	IM434866/05	6055	3-Mar-05	15-May-05	74	74	USD	81670	GAPIUS00001855-5	RETRO TEKSTIL SAN TIC AS
12	IM434868/05	6055	3-Mar-05	15-May-05	12,626.20	12,626.20	USD	81670	GAPIUS00001857-5	DICE SPORTS AND CASUAL WEAR
12	IM434869/05	6055	3-Mar-05	15-May-05	114,184.71	114,184.71	USD	81671	GAPIUS00001858-5	DEAFRANI SAC
12	IM434870/05	6055	3-Mar-05	15-May-05	57,708.25	57,708.25	USD	81670	GAPIUS00001859-5	TOPY TOP S.A.
12	IM434872/05	6055	3-Mar-05	15-May-05	15,990.00	15,990.00	USD	81670	GAPIUS00001861-5	DISENO Y COLOR
12	IM434874/05	6055	3-Mar-05	15-May-05	175,480.00	175,480.00	USD	44449	GAPIUS00001863-5	AVENTURA S.A.C.
12	IM434876/05	6055	3-Mar-05	15-May-05	3,280.00	3,280.00	USD	81670	GAPIUS00001865-5	AVENTURA S.A.C.
12	IM435030/05	6055	4-Mar-05	24-Apr-05	56,325.90	56,325.90	USD	44449	GAPIHK00003090-5	EAST ASIA GARMENT CO LTD
12	IM435031/05	6055	4-Mar-05	10-May-05	272,236.00	272,236.00	USD	44449	GAPIHK00003091-5	KIN MAN GARMENT FTY LTD
12	IM435034/05	6055	4-Mar-05	27-Apr-05	1,056.00	1,056.00	USD	44449	GAPIHK00003094-5	PENINSULA APPAREL LTD.
12	IM435035/05	6055	4-Mar-05	27-Apr-05	233,528.38	233,528.38	USD	44449	GAPIHK00003095-5	PROSPECTFUL INTERNATIONAL LTD
12	IM435037/05	6055	4-Mar-05	24-Apr-05	118,762.80	118,762.80	USD	44449	GAPIHK00003097-5	THEPARERG CO LTD
12	IM435038/05	6055	4-Mar-05	26-Apr-05	13,600.00	13,600.00	USD	44449	GAPIHK00003098-5	TROPIC ISLES MFG CORP
12	IM435039/05	6055	4-Mar-05	24-Apr-05	123,600.00	123,600.00	USD	44449	GAPIHK00003099-5	UNITED UNIVERSAL PARTNER LTD

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM435042/05	6055	4-Mar-05	27-Apr-05	11.4	11.4	USD	44449	GAPIHK00003102-5	WIDE BALL LTD
12	IM435046/05	6055	4-Mar-05	27-Apr-05	6,950.00	6,950.00	USD	81671	GAPIHK00003106-5	SLITHER LTD
12	IM435047/05	6055	4-Mar-05	27-Apr-05	74,134.83	74,134.83	USD	81671	GAPIHK00003107-5	SUN RAY MANUFACTORY LTD
12	IM435051/05	6055	4-Mar-05	27-Apr-05	3,443.89	3,443.89	USD	81670	GAPIHK00003111-5	PROSPECTFUL INTERNATIONAL LTD
12	IM435053/05	6055	4-Mar-05	27-Apr-05	15,600.00	15,600.00	USD	81670	GAPIHK00003113-5	KIN MAN GARMENT FTY LTD
12	IM435054/05	6055	4-Mar-05	27-Apr-05	26,734.00	26,734.00	USD	81670	GAPIHK00003114-5	PT PREFASH WEARS CEMERLANG
12	IM435056/05	6055	4-Mar-05	17-Apr-05	5,165.00	5,165.00	USD	81670	GAPIHK00003116-5	UNITED UNIVERSAL PARTNER LTD
12	IM435058/05	6055	4-Mar-05	26-Apr-05	52,780.00	52,780.00	USD	44449	GAPIHK00003118-5	PT PREFASH WEARS CEMERLANG
12	IM435060/05	6055	4-Mar-05	27-Apr-05	2,454.78	2,454.78	USD	44449	GAPIHK00003087-5	BOSIDENG CO LTD
12	IM435066/05	6055	4-Mar-05	26-Apr-05	67,878.14	67,878.14	USD	44449	GAPISG00001857-5	PT FIT U GARMENTS IND
12	IM435069/05	6055	4-Mar-05	3-May-05	41,724.74	41,724.74	USD	81671	GAPISG00001862-5	PT FIT U GARMENTS IND
12	IM435076/05	6055	4-Mar-05	27-Apr-05	11,196.10	11,196.10	USD	81670	GAPISG00001868-5	EAM MALIBAN TEXTILES JORDAN PVT
12	IM435078/05	6055	4-Mar-05	25-Apr-05	37,750.00	37,750.00	USD	81670	GAPISG00001870-5	GOLDEN WIN GROUP LTD
12	IM435081/05	6055	4-Mar-05	25-Apr-05	2,185.80	2,185.80	USD	44449	GAPISG00001873-5	KIM KOON GARMENT IND PTE LTD
12	IM435203/05	6055	8-Mar-05	29-Apr-05	54,762.49	54,762.49	USD	44449	GAPISG00001859-5	YUNG SHENG TRADING CO LTD
12	IM435209/05	6055	8-Mar-05	25-Apr-05	129,695.70	129,695.70	USD	44449	GAPISG00001852-5	GOLDEN WIN GROUP LTD
12	IM435274/05	6055	8-Mar-05	15-May-05	2,695.65	2,695.65	USD	44449	GAPIUS00001866-5	CONFECCIONES TEXTIMAX SA.
12	IM435275/05	6055	8-Mar-05	15-May-05	42,836.86	42,836.86	USD	81671	GAPIUS00001867-5	ANM GIYIM SANAYI DIS TIC AS
12	IM435276/05	6055	8-Mar-05	15-May-05	28,135.20	28,135.20	USD	81671	GAPIUS00001868-5	ERBE TURIZM ISLETMELERI TEKSTIL
12	IM435375/05	6055	9-Mar-05	15-May-05	4,249.12	4,249.12	USD	81671	GAPIUS00001871-5	SARAR GIYIM TEKSTIL/SAN VE TIC.
12	IM435376/05	6055	9-Mar-05	15-May-05	228.88	228.88	USD	81671	GAPIUS00001872-5	BIRAND GIYIM SANAYI/VE TICARET AS
12	IM435379/05	6055	9-Mar-05	15-May-05	335,375.40	335,375.40	USD	44449	GAPIUS00001877-5	SWISS GARMENTS CO
12	IM435381/05	6055	9-Mar-05	15-May-05	46,805.33	46,805.33	USD	44449	GAPIUS00001881-5	ANM GIYIM SANAYI DIS TIC AS
12	IM435382/05	6055	9-Mar-05	15-May-05	3,780.00	3,780.00	USD	44449	GAPIUS00001882-5	BABY COCA FOR CLOTHES
12	IM435383/05	6055	9-Mar-05	15-May-05	131,959.50	131,959.50	USD	81671	GAPIUS00001883-5	OZTAY TEKS. KONF SAN PAZ. AS
12	IM435384/05	6055	9-Mar-05	15-May-05	91,782.56	91,782.56	USD	81671	GAPIUS00001873-5	MITHAT GIYIM SANAYI VE TICARET
12	IM435385/05	6055	9-Mar-05	15-May-05	1,696.50	1,696.50	USD	81670	GAPIUS00001875-5	MERICH LTD
12	IM435602/05	6055	11-Mar-05	9-May-05	127,902.70	127,902.70	USD	44449	GAPIHK00003128-5	DESIGN APPAREL CO. LTD.
12	IM435604/05	6055	11-Mar-05	8-May-05	52,574.00	52,574.00	USD	44449	GAPIHK00003130-5	EAST ASIA GARMENT CO LTD
12	IM435707/05	6055	14-Mar-05	4-May-05	169,176.00	169,176.00	USD	44449	GAPIHK00003124-5	BOSIDENG CO LTD
12	IM435708/05	6055	14-Mar-05	18-May-05	12,600.00	12,600.00	USD	44449	GAPIHK00003125-5	BUZZ PRODUCTS PTY LTD
12	IM435709/05	6055	14-Mar-05	10-May-05	61,800.00	61,800.00	USD	44449	GAPIHK00003129-5	DIORVA GARMENTS LTD
12	IM435711/05	6055	14-Mar-05	18-May-05	206,485.00	206,485.00	USD	44449	GAPIHK00003132-5	MILAGROS CHINA LIMITED
12	IM435712/05	6055	14-Mar-05	17-May-05	473,654.00	473,654.00	USD	44449	GAPIHK00003133-5	PEARL PHIL GARMENT FE LTD
12	IM435713/05	6055	14-Mar-05	10-May-05	146,400.00	146,400.00	USD	44449	GAPIHK00003134-5	PEARL PHIL GARMENT FE LTD
12	IM435714/05	6055	14-Mar-05	1-May-05	39,160.30	39,160.30	USD	44449	GAPIHK00003135-5	SCT GARMENT CO LTD
12	IM435715/05	6055	14-Mar-05	11-May-05	76,631.50	76,631.50	USD	44449	GAPIHK00003138-5	WEI DA INTL SHOES CO LTD
12	IM435717/05	6055	14-Mar-05	10-May-05	3,350.70	3,350.70	USD	81671	GAPIHK00003142-5	SLITHER LTD
12	IM435718/05	6055	14-Mar-05	10-May-05	11,496.00	11,496.00	USD	81671	GAPIHK00003143-5	SUN RAY MANUFACTORY LTD
12	IM435719/05	6055	14-Mar-05	4-May-05	3,898.70	3,898.70	USD	81670	GAPIHK00003145-5	CARLA GARMENTS CO LTD
12	IM435720/05	6055	14-Mar-05	20-Jun-05	25,024.00	25,024.00	USD	81670	GAPIHK00003146-5	CLOVER GROUP INT’L LTD
12	IM435721/05	6055	14-Mar-05	4-May-05	2,940.00	2,940.00	USD	81670	GAPIHK00003151-5	BOSIDENG CO LTD
12	IM435722/05	6055	14-Mar-05	4-May-05	18,280.50	18,280.50	USD	81670	GAPIHK00003152-5	MILAGROS CHINA LIMITED
12	IM435723/05	6055	14-Mar-05	10-May-05	45,815.00	45,815.00	USD	44449	GAPIHK00003155-5	MIRAGE FASHION LTD
12	IM435724/05	6055	14-Mar-05	10-May-05	66,541.20	66,541.20	USD	44449	GAPIHK00003126-5	CARLA GARMENTS CO LTD
12	IM435725/05	6055	14-Mar-05	2-May-05	169,898.00	169,898.00	USD	44449	GAPIHK00003127-5	CLOVER GROUP INT’L LTD

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM435726/05	6055	14-Mar-05	10-May-05	142,039.55	142,039.55	USD	44449	GAPIHK00003136-5	TROPIC ISLES MFG CORP
12	IM435727/05	6055	14-Mar-05	9-May-05	451,246.00	451,246.00	USD	44449	GAPIHK00003137-5	UNIMIX EXPORTERS LTD
12	IM435728/05	6055	14-Mar-05	4-May-05	230,000.00	230,000.00	USD	44449	GAPIHK00003139-5	PT PREFASH WEARS CEMERLANG
12	IM435729/05	6055	14-Mar-05	10-May-05	9,435.36	9,435.36	USD	81671	GAPIHK00003141-5	GOLBON GARMENT FTY LTD
12	IM435732/05	6055	14-Mar-05	3-May-05	6,389.50	6,389.50	USD	81670	GAPIHK00003149-5	TROPIC ISLES MFG CORP
12	IM435734/05	6055	14-Mar-05	3-May-05	820	820	USD	81670	GAPIHK00003153-5	PEARL PHIL GARMENT FE LTD
12	IM435736/05	6055	14-Mar-05	1-May-05	64.4	64.4	USD	44449	GAPIHK00003157-5	THONG THAI TEXTILE CO LTD
12	IM435851/05	6055	15-Mar-05	30-Apr-05	680	680	USD	44449	GAPISG00001882-5	KANMAX ENTERPRISES LIMITED
12	IM435852/05	6055	15-Mar-05	3-May-05	789	789	USD	44449	GAPISG00001888-5	PT GISTEX
12	IM435854/05	6055	15-Mar-05	4-May-05	67,803.11	67,803.11	USD	44449	GAPISG00001887-5	PT FIT U GARMENTS IND
12	IM435855/05	6055	15-Mar-05	9-May-05	110,820.00	110,820.00	USD	81671	GAPISG00001893-5	KIM KOON GARMENT IND PTE LTD
12	IM435856/05	6055	15-Mar-05	2-May-05	1,102.15	1,102.15	USD	81671	GAPISG00001894-5	OCEAN SKY INTERNATIONAL LTD
12	IM435857/05	6055	15-Mar-05	10-May-05	50,761.76	50,761.76	USD	81671	GAPISG00001895-5	PT FIT U GARMENTS IND
12	IM435860/05	6055	15-Mar-05	4-May-05	8,949.79	8,949.79	USD	81671	GAPISG00001898-5	PT FIT U GARMENTS IND
12	IM435861/05	6055	15-Mar-05	7-May-05	2,906.83	2,906.83	USD	81671	GAPISG00001899-5	SING LUN AND CO PTE LTD
12	IM435862/05	6055	15-Mar-05	7-May-05	2,114.52	2,114.52	USD	44449	GAPISG00001900-5	OCEAN SKY INTERNATIONAL LTD
12	IM435869/05	6055	15-Mar-05	7-May-05	141.75	141.75	USD	81670	GAPISG00001907-5	OCEAN SKY INTERNATIONAL LTD
12	IM435871/05	6055	15-Mar-05	9-May-05	122,729.00	122,729.00	USD	44449	GAPISG00001909-5	GOLDEN WIN GROUP LTD
12	IM435872/05	6055	15-Mar-05	7-May-05	52.2	52.2	USD	44449	GAPISG00001910-5	INTRAVEST HOLDINGS SDN BHD
12	IM435873/05	6055	15-Mar-05	1-May-05	19,800.00	19,800.00	USD	44449	GAPISG00001911-5	KANMAX ENTERPRISES LIMITED
12	IM436033/05	6055	17-Mar-05	15-May-05	137.7	137.7	USD	44449	GAPIUS00001893-5	PRO TEKSTIL SAN VE TIC. LTD ST
12	IM436034/05	6055	17-Mar-05	15-May-05	1,254.00	1,254.00	USD	44449	GAPIUS00001894-5	NEGRETI TEKSTIL DIS TIC A.S.
12	IM436035/05	6055	17-Mar-05	15-May-05	137,134.00	137,134.00	USD	44449	GAPIUS00001895-5	LOTUS GARMENTS CO
12	IM436036/05	6055	17-Mar-05	15-May-05	1,471.25	1,471.25	USD	81670	GAPIUS00001887-5	DENIZLI BASMA VE BOYA SAN A.S.
12	IM436037/05	6055	17-Mar-05	15-May-05	34,372.00	34,372.00	USD	81670	GAPIUS00001889-5	SHEEBA INT’L CO. FOR GARMENTS
12	IM436039/05	6055	17-Mar-05	15-May-05	144,864.32	144,864.32	USD	44449	GAPIUS00001892-5	SUEZ CANAL GARMENTS CO.
12	IM436199/05	6055	18-Mar-05	11-May-05	31,770.00	31,770.00	USD	81671	GAPIHK00003160-5	UNIMIX LTD
12	IM436200/05	6055	18-Mar-05	11-May-05	118,416.86	118,416.86	USD	44449	GAPIHK00003162-5	BOSIDENG CO LTD
12	IM436201/05	6055	18-Mar-05	11-May-05	8,700.00	8,700.00	USD	44449	GAPIHK00003163-5	CARLA GARMENTS CO LTD
12	IM436202/05	6055	18-Mar-05	3-Jun-05	208,680.00	208,680.00	USD	44449	GAPIHK00003169-5	EVER PROSPER BUSINESS CO LTD
12	IM436203/05	6055	18-Mar-05	11-May-05	29,435.00	29,435.00	USD	81671	GAPIHK00003174-5	MILAGROS CHINA LIMITED
12	IM436204/05	6055	18-Mar-05	11-May-05	34,025.00	34,025.00	USD	81671	GAPIHK00003175-5	SUN RAY MANUFACTORY LTD
12	IM436206/05	6055	18-Mar-05	10-May-05	49,000.00	49,000.00	USD	81671	GAPIHK00003177-5	WEI DA INTL SHOES CO LTD
12	IM436207/05	6055	18-Mar-05	11-May-05	33,754.30	33,754.30	USD	81671	GAPIHK00003178-5	COVO KNITTERS LTD
12	IM436208/05	6055	18-Mar-05	10-May-05	73,356.03	73,356.03	USD	81671	GAPIHK00003179-5	GOLBON GARMENT FTY LTD
12	IM436209/05	6055	18-Mar-05	11-May-05	15,020.00	15,020.00	USD	81671	GAPIHK00003180-5	SUN RAY MANUFACTORY LTD
12	IM436210/05	6055	18-Mar-05	9-May-05	2,254.80	2,254.80	USD	81670	GAPIHK00003181-5	CLOVER GROUP INT’L LTD
12	IM436212/05	6055	18-Mar-05	11-May-05	10,332.00	10,332.00	USD	81670	GAPIHK00003183-5	MILAGROS CHINA LIMITED
12	IM436213/05	6055	18-Mar-05	9-May-05	45,880.00	45,880.00	USD	44449	GAPIHK00003186-5	EVER PROSPER BUSINESS CO LTD
12	IM436214/05	6055	18-Mar-05	11-May-05	152,588.10	152,588.10	USD	81671	GAPIHK00003159-5	TIEN HU KNITTERS LTD
12	IM436216/05	6055	18-Mar-05	11-May-05	14,700.00	14,700.00	USD	44449	GAPIHK00003164-5	CJR INDUSTRIES FE LTD
12	IM436217/05	6055	18-Mar-05	9-May-05	42,169.00	42,169.00	USD	44449	GAPIHK00003165-5	CLOVER GROUP INT’L LTD
12	IM436219/05	6055	18-Mar-05	7-Jun-05	47,500.00	47,500.00	USD	44449	GAPIHK00003167-5	DIORVA GARMENTS LTD
12	IM436220/05	6055	18-Mar-05	8-May-05	7,637.55	7,637.55	USD	44449	GAPIHK00003168-5	EAST ASIA GARMENT CO LTD
12	IM436221/05	6055	18-Mar-05	18-May-05	163,715.00	163,715.00	USD	44449	GAPIHK00003170-5	MILAGROS CHINA LIMITED
12	IM436222/05	6055	18-Mar-05	11-May-05	151,485.00	151,485.00	USD	44449	GAPIHK00003171-5	PEARL PHIL GARMENT FE LTD

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM436225/05	6055	18-Mar-05	17-May-05	11,130.00	11,130.00	USD	81670	GAPIHK00003184-5	PEARL PHIL GARMENT FE LTD
12	IM436226/05	6055	18-Mar-05	9-May-05	5,072.00	5,072.00	USD	81670	GAPIHK00003185-5	WEI DA INTL SHOES CO LTD
12	IM436359/05	6055	22-Mar-05	15-May-05	26,198.50	26,198.50	USD	81671	GAPIUS00001885-5	LAFEM GIYIM INS. SAN. VE TIC/LTD
12	IM436363/05	6055	22-Mar-05	15-May-05	12,288.00	12,288.00	USD	81670	GAPIUS00001886-5	DINATEKS DINAMIK TEKS.SAN VE TIC
12	IM436364/05	6055	22-Mar-05	15-May-05	226.8	226.8	USD	44449	GAPIUS00001898-5	ERTEKS KONFEKSYON
12	IM436402/05	6055	22-Mar-05	18-May-05	16,368.00	16,368.00	USD	81671	GAPIHK00003187-5	UNIMIX LTD
12	IM436403/05	6055	22-Mar-05	18-May-05	22,325.00	22,325.00	USD	81671	GAPIHK00003188-5	TIEN HU KNITTERS LTD
12	IM436404/05	6055	22-Mar-05	15-May-05	134,775.00	134,775.00	USD	44449	GAPIHK00003189-5	AEON IRAWAN CO LTD
12	IM436405/05	6055	22-Mar-05	18-May-05	16,800.00	16,800.00	USD	44449	GAPIHK00003190-5	BUZZ PRODUCTS PTY LTD
12	IM436406/05	6055	22-Mar-05	24-May-05	79,920.00	79,920.00	USD	44449	GAPIHK00003191-5	D AND A INTERNATIONAL CORPORATION
12	IM436407/05	6055	22-Mar-05	18-May-05	74,200.00	74,200.00	USD	44449	GAPIHK00003192-5	MILAGROS CHINA LIMITED
12	IM436408/05	6055	22-Mar-05	17-May-05	74,366.00	74,366.00	USD	44449	GAPIHK00003193-5	PEARL PHIL GARMENT FE LTD
12	IM436409/05	6055	22-Mar-05	1-Jun-05	149,845.00	149,845.00	USD	44449	GAPIHK00003194-5	PT PREFASH WEARS CEMERLANG
12	IM436410/05	6055	22-Mar-05	15-May-05	41,767.67	41,767.67	USD	44449	GAPIHK00003195-5	SCT GARMENT CO LTD
12	IM436411/05	6055	22-Mar-05	18-May-05	21,540.00	21,540.00	USD	81671	GAPIHK00003196-5	SUN RAY MANUFACTORY LTD
12	IM436412/05	6055	22-Mar-05	17-May-05	7,632.00	7,632.00	USD	81670	GAPIHK00003197-5	D AND A INTERNATIONAL
12	IM436413/05	6055	22-Mar-05	17-May-05	1,000.00	1,000.00	USD	81670	GAPIHK00003198-5	PEARL PHIL GARMENT FE LTD
12	IM436414/05	6055	22-Mar-05	15-May-05	42,780.00	42,780.00	USD	44449	GAPIHK00003199-5	ABLECOME LTD
12	IM436415/05	6055	22-Mar-05	7-Jun-05	96,132.00	96,132.00	USD	44449	GAPIHK00003200-5	PEARL PHIL GARMENT FE LTD
12	IM436417/05	6055	22-Mar-05	25-Apr-05	3,034.00	3,034.00	USD	81670	GAPIHK00003202-5	UNIMIX EXPORTERS LTD
12	IM436418/05	6055	22-Mar-05	2-May-05	160,000.00	160,000.00	USD	44449	GAPIHK00003203-5	UNIMIX EXPORTERS LTD
12	IM436730/05	6055	28-Mar-05	10-May-05	113,018.74	113,018.74	USD	44449	GAPISG00001916-5	EAM MALIBAN TEXTILES JORDAN/PVT
12	IM436731/05	6055	28-Mar-05	23-May-05	469,740.00	469,740.00	USD	44449	GAPISG00001917-5	GOLDEN WIN GROUP LTD
12	IM436733/05	6055	28-Mar-05	24-May-05	32,380.95	32,380.95	USD	44449	GAPISG00001921-5	PT GISTEX
12	IM436735/05	6055	28-Mar-05	10-May-05	192,508.50	192,508.50	USD	81671	GAPISG00001923-5	EAM MALIBAN TEXTILES/JORDAN PVT
12	IM436736/05	6055	28-Mar-05	17-May-05	7,187.67	7,187.67	USD	81671	GAPISG00001924-5	PT FIT U GARMENTS IND
12	IM436737/05	6055	28-Mar-05	11-May-05	219,726.96	219,726.96	USD	81671	GAPISG00001925-5	PT FIT U GARMENTS IND
12	IM436741/05	6055	28-Mar-05	16-May-05	153,747.00	153,747.00	USD	44449	GAPISG00001929-5	KIM KOON GARMENT IND PTE LTD
12	IM436742/05	6055	28-Mar-05	24-May-05	115,473.04	115,473.04	USD	44449	GAPISG00001930-5	PT GISTEX
12	IM436743/05	6055	28-Mar-05	25-May-05	265,583.23	265,583.23	USD	44449	GAPISG00001920-5	PT FIT U GARMENTS IND
12	IM436750/05	6055	29-Mar-05	15-May-05	8,339.60	8,339.60	USD	44449	GAPIUS00001901-5	DENIZLI BASMA VE BOYA SAN A.S.
12	IM436751/05	6055	29-Mar-05	15-May-05	49,968.00	49,968.00	USD	81670	GAPIUS00001905-5	PRIME FIVE GARMENT MNF. CO LTD
12	IM436752/05	6055	29-Mar-05	15-May-05	19,056.00	19,056.00	USD	81670	GAPIUS00001906-5	VOGUE INTL AGENCY FZE
12	IM436753/05	6055	29-Mar-05	15-Jun-05	18,300.71	18,300.71	USD	81670	GAPIUS00001902-5	DEAFRANI SAC
12	IM436754/05	6055	29-Mar-05	15-Jun-05	152,143.25	152,143.25	USD	44449	GAPIUS00001903-5	DEAFRANI SAC
12	IM436755/05	6055	29-Mar-05	15-Jun-05	96,445.21	96,445.21	USD	81671	GAPIUS00001904-5	DEAFRANI SAC
12	IM436886/05	6055	30-Mar-05	15-Jun-05	95,278.00	95,278.00	USD	81670	GAPIUS00001926-5	GIZA SPINNING AND WEAVING CO
12	IM436887/05	6055	30-Mar-05	15-Jun-05	118,955.00	118,955.00	USD	81671	GAPIUS00001910-5	KARYA TEKSTIL SAN. VE TIC. A.S.
12	IM436890/05	6055	30-Mar-05	15-Jun-05	3,737,287.63	3,737,287.63	USD	81671	GAPIUS00001915-5	MITHAT GIYIM SANAYI VE TICARET
12	IM436892/05	6055	30-Mar-05	15-Jun-05	1,188,552.87	1,188,552.87	USD	81671	GAPIUS00001914-5	DINATEKS DINAMIK TEKS.SAN VE/TIC
12	IM436893/05	6055	30-Mar-05	15-Jun-05	55,964.61	55,964.61	USD	81670	GAPIUS00001921-5	SEDA GIYIM SANAYI VE TIC AS
12	IM436894/05	6055	30-Mar-05	15-Jun-05	493,607.54	493,607.54	USD	81670	GAPIUS00001922-5	MITHAT GIYIM SANAYI VE TICARET
12	IM436895/05	6055	30-Mar-05	15-Jun-05	27,970.80	27,970.80	USD	81670	GAPIUS00001919-5	DINATEKS DINAMIK TEKS.SAN/VE TIC
12	IM436896/05	6055	30-Mar-05	15-Jun-05	23,366.20	23,366.20	USD	81670	GAPIUS00001920-5	BOZKURT KONFEKSIYON SAN A.S.
12	IM436897/05	6055	30-Mar-05	15-Jun-05	79,173.61	79,173.61	USD	81670	GAPIUS00001918-5	VOGUE INTL AGENCY FZE
12	IM436899/05	6055	30-Mar-05	15-Jun-05	76,108.49	76,108.49	USD	81671	GAPIUS00001916-5	RETRO TEKSTIL SAN TIC AS

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM436900/05	6055	30-Mar-05	15-Jun-05	176,235.31	176,235.31	USD	81671	GAPIUS00001913-5	DENIZLI BASMA VE BOYA SAN A.S.
12	IM436901/05	6055	30-Mar-05	15-Jun-05	272,593.75	272,593.75	USD	81671	GAPIUS00001912-5	DARSATEKS TEKS.UR.SAN.TIC.A.S.
12	IM436902/05	6055	30-Mar-05	15-Jun-05	33,760.50	33,760.50	USD	81671	GAPIUS00001911-5	LONETEX KNITTED FABRICS AND/
12	IM436913/05	6055	30-Mar-05	15-Jun-05	147,215.08	147,215.08	USD	81671	GAPIUS00001907-5	DA E TRADING CO LTD
12	IM436914/05	6055	30-Mar-05	15-Jun-05	6,480.00	6,480.00	USD	81670	GAPIUS00001925-5	DICE SPORTS AND CASUAL WEAR
12	IM436915/05	6055	30-Mar-05	15-Jun-05	13,887.50	13,887.50	USD	81670	GAPIUS00001923-5	DENIZLI BASMA VE BOYA SAN A.S.
12	IM436916/05	6055	30-Mar-05	15-Jun-05	71,090.00	71,090.00	USD	81670	GAPIUS00001924-5	SHEEBA INT’L CO. FOR GARMENTS
12	IM436917/05	6055	30-Mar-05	15-May-05	46,410.00	46,410.00	USD	44449	GAPIUS00001909-5	MAYTEX
12	IM436918/05	6055	30-Mar-05	15-Jun-05	2,009,344.17	2,009,344.17	USD	81671	GAPIUS00001917-5	OZTAY TEKS. KONF SAN PAZ. AS
12	IM436922/05	6055	30-Mar-05	15-Jun-05	701,474.00	701,474.00	USD	44449	GAPIUS00001930-5	SHEEBA INT’L CO. FOR GARMENTS
12	IM436923/05	6055	30-Mar-05	15-Jun-05	669,066.06	669,066.06	USD	44449	GAPIUS00001931-5	SUEZ CANAL GARMENTS CO.
12	IM436924/05	6055	30-Mar-05	15-Jun-05	833,250.00	833,250.00	USD	44449	GAPIUS00001908-5	GALS TEKSTIL KONF END.VE TIC A.S.
12	IM436925/05	6055	30-Mar-05	15-Jun-05	1,361,298.00	1,361,298.00	USD	44449	GAPIUS00001927-5	BOZKURT KONFEKSIYON SAN A.S.
12	IM436926/05	6055	30-Mar-05	15-Jun-05	158,721.00	158,721.00	USD	44449	GAPIUS00001928-5	DICE SPORTS AND CASUAL WEAR
12	IM436927/05	6055	30-Mar-05	15-Jun-05	2,001,907.42	2,001,907.42	USD	44449	GAPIUS00001929-5	GIZA SPINNING AND WEAVING CO
12	IM436928/05	6055	30-Mar-05	15-Jun-05	277,725.00	277,725.00	USD	44449	GAPIUS00001932-5	ERMA ESOFMAN VE KONFEKSIYON SAN
12	IM436929/05	6055	30-Mar-05	15-Jun-05	1,109,936.75	1,109,936.75	USD	44449	GAPIUS00001933-5	SWISS GARMENTS CO
12	IM436930/05	6055	30-Mar-05	15-Jun-05	119,700.00	119,700.00	USD	44449	GAPIUS00001934-5	INTERNATIONAL GARMENT COMPANY
12	IM436931/05	6055	30-Mar-05	15-Jun-05	427,265.99	427,265.99	USD	44449	GAPIUS00001935-5	LEINA TEXTILES
12	IM436932/05	6055	30-Mar-05	15-Jun-05	42,234.20	42,234.20	USD	44449	GAPIUS00001936-5	BABY COCA FOR CLOTHES
12	IM436933/05	6055	30-Mar-05	15-May-05	11,610.00	11,610.00	USD	81670	GAPIUS00001890-5	MAYTEX
12	IM437082/05	6055	31-Mar-05	15-Jun-05	1,726,800.00	1,726,800.00	USD	44449	GAPIUS00001937-5	VOGUE INTL AGENCY FZE
12	IM437111/05	6055	31-Mar-05	25-May-05	138,610.00	138,610.00	USD	81671	GAPIHK00003204-5	TIEN HU KNITTERS LTD
12	IM437112/05	6055	31-Mar-05	1-Jun-05	115,280.00	115,280.00	USD	81671	GAPIHK00003205-5	WINNER CO (GMTS) LTD
12	IM437113/05	6055	31-Mar-05	1-Jun-05	15,763.00	15,763.00	USD	81670	GAPIHK00003206-5	WINNER CO (GMTS) LTD
12	IM437114/05	6055	31-Mar-05	21-May-05	114,405.00	114,405.00	USD	44449	GAPIHK00003207-5	CJR INDUSTRIES FE LTD
12	IM437115/05	6055	31-Mar-05	23-May-05	368,500.00	368,500.00	USD	44449	GAPIHK00003208-5	WEI DA INTL SHOES CO LTD
12	IM437116/05	6055	31-Mar-05	25-May-05	207,383.22	207,383.22	USD	81671	GAPIHK00003209-5	ARTEX FASHIONS (ASIA) LTD
12	IM437117/05	6055	31-Mar-05	24-May-05	49,629.00	49,629.00	USD	81671	GAPIHK00003210-5	KAY LEE FASHION INC
12	IM437118/05	6055	31-Mar-05	25-May-05	41,730.00	41,730.00	USD	81671	GAPIHK00003211-5	UNIMIX LTD
12	IM437119/05	6055	31-Mar-05	25-May-05	120,475.92	120,475.92	USD	81671	GAPIHK00003212-5	ARTEX FASHIONS (ASIA) LTD
12	IM437120/05	6055	31-Mar-05	25-May-05	39,040.93	39,040.93	USD	81671	GAPIHK00003213-5	SUN WING HANDBAG CO LTD
12	IM437121/05	6055	31-Mar-05	25-May-05	8,383.50	8,383.50	USD	81670	GAPIHK00003214-5	EVER PROSPER BUSINESS CO LTD
12	IM437122/05	6055	31-Mar-05	25-May-05	7,938.00	7,938.00	USD	44449	GAPIHK00003215-5	EAST ASIA GARMENT CO LTD
12	IM437408/05	6055	5-Apr-05	15-Jun-05	148,510.10	148,510.10	USD	81670	GAPIUS00001944-5	TOPY TOP S.A.
12	IM437409/05	6055	5-Apr-05	15-Jun-05	6,680,831.00	6,680,831.00	USD	44449	GAPIUS00001945-5	TOPY TOP S.A.
12	IM437410/05	6055	5-Apr-05	15-Jun-05	17,370.50	17,370.50	USD	81670	GAPIUS00001947-5	CORPORACION TEXPOP S.A.
12	IM437411/05	6055	5-Apr-05	15-Jun-05	4,350.00	4,350.00	USD	81671	GAPIUS00001938-5	SSANGYONG CORP
12	IM437412/05	6055	5-Apr-05	15-Jun-05	5,895,697.00	5,895,697.00	USD	44449	GAPIUS00001939-5	DISENO Y COLOR
12	IM437413/05	6055	5-Apr-05	15-Jun-05	888,045.00	888,045.00	USD	44449	GAPIUS00001940-5	CORPORACION TEXPOP S.A.
12	IM437414/05	6055	5-Apr-05	15-Jun-05	26,216.00	26,216.00	USD	81670	GAPIUS00001941-5	CONFECCIONES TEXTIMAX SA.
12	IM437415/05	6055	5-Apr-05	15-Jun-05	2,716,334.00	2,716,334.00	USD	44449	GAPIUS00001942-5	CONFECCIONES TEXTIMAX SA.
12	IM437416/05	6055	5-Apr-05	15-Jun-05	208,829.50	208,829.50	USD	81670	GAPIUS00001943-5	DISENO Y COLOR
12	IM437476/05	6055	6-Apr-05	15-Jun-05	703,741.36	703,741.36	USD	81671	GAPIUS00001948-5	KARYA TEKSTIL SAN. VE TIC. A.S.
12	IM437477/05	6055	6-Apr-05	15-Jun-05	528,832.60	528,832.60	USD	81671	GAPIUS00001949-5	BIRAND GIYIM SANAYI VE TICARET
12	IM437478/05	6055	6-Apr-05	15-Jun-05	12,880.56	12,880.56	USD	81671	GAPIUS00001950-5	SERKO TEKS. SAN. VE/TURIZM TIC AS

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM437479/05	6055	6-Apr-05	15-Jun-05	1,450,524.56	1,450,524.56	USD	81671	GAPIUS00001951-5	SEDA GIYIM SANAYI VE TIC AS
12	IM437480/05	6055	6-Apr-05	15-Jun-05	10,632.59	10,632.59	USD	81670	GAPIUS00001952-5	KARYA TEKSTIL SAN. VE TIC. A.S.
12	IM437481/05	6055	6-Apr-05	15-Jun-05	32,634.00	32,634.00	USD	81670	GAPIUS00001953-5	MAYTEX
12	IM437482/05	6055	6-Apr-05	15-Jun-05	19,070.00	19,070.00	USD	81670	GAPIUS00001954-5	SUEZ CANAL GARMENTS CO.
12	IM437483/05	6055	6-Apr-05	15-Jun-05	15,500.00	15,500.00	USD	81670	GAPIUS00001955-5	ERMA ESOFMAN VE KONFEKSIYON/SAN
12	IM437645/05	6055	8-Apr-05	15-Jun-05	1,404,530.04	1,404,530.04	USD	44449	GAPIUS00001957-5	ANM GIYIM SANAYI DIS TIC AS
12	IM437646/05	6055	8-Apr-05	15-Jun-05	530,785.02	530,785.02	USD	44449	GAPIUS00001958-5	INTERSOURCE TEKS. KONF. SAN. TIC
12	IM437647/05	6055	8-Apr-05	15-Jun-05	1,137,196.00	1,137,196.00	USD	44449	GAPIUS00001959-5	MAYTEX
12	IM437648/05	6055	8-Apr-05	15-Jun-05	219,631.60	219,631.60	USD	44449	GAPIUS00001960-5	MERICH LTD
12	IM437649/05	6055	8-Apr-05	15-Jun-05	181,089.60	181,089.60	USD	44449	GAPIUS00001961-5	PRIME FIVE GARMENT MNF. CO LTD
12	IM437650/05	6055	8-Apr-05	15-Jun-05	209,633.40	209,633.40	USD	44449	GAPIUS00001962-5	PRO TEKSTIL SAN VE TIC. LTD ST
12	IM437651/05	6055	8-Apr-05	15-Jun-05	11,583.60	11,583.60	USD	81671	GAPIUS00001964-5	IPEK KRAVAT TEK. SAN .TIC.AS
12	IM437687/05	6055	8-Apr-05	8-Jun-05	48,121.15	48,121.15	USD	81671	GAPIHK00003216-5	WINNER CO (GMTS) LTD
12	IM437688/05	6055	8-Apr-05	7-Jun-05	80,400.00	80,400.00	USD	44449	GAPIHK00003217-5	CARLA GARMENTS CO LTD
12	IM437689/05	6055	8-Apr-05	30-May-05	234,360.25	234,360.25	USD	44449	GAPIHK00003218-5	CLOVER GROUP INT’L LTD
12	IM437690/05	6055	8-Apr-05	7-Jun-05	133,200.00	133,200.00	USD	44449	GAPIHK00003219-5	D AND A INTERNATIONAL
12	IM437691/05	6055	8-Apr-05	5-Jun-05	36,648.20	36,648.20	USD	44449	GAPIHK00003220-5	DESIGN APPAREL CO. LTD.
12	IM437692/05	6055	8-Apr-05	7-Jun-05	52,000.00	52,000.00	USD	44449	GAPIHK00003221-5	DIORVA GARMENTS LTD
12	IM437693/05	6055	8-Apr-05	16-Jun-05	116,100.00	116,100.00	USD	44449	GAPIHK00003222-5	MILAGROS CHINA LIMITED
12	IM437694/05	6055	8-Apr-05	21-Jun-05	451,170.70	451,170.70	USD	44449	GAPIHK00003223-5	PEARL PHIL GARMENT FE LTD
12	IM437695/05	6055	8-Apr-05	9-May-05	133,200.00	133,200.00	USD	44449	GAPIHK00003224-5	PT PREFASH WEARS CEMERLANG
12	IM437696/05	6055	8-Apr-05	1-Jun-05	58,531.00	58,531.00	USD	44449	GAPIHK00003225-5	SUN RAY MANUFACTORY LTD
12	IM437697/05	6055	8-Apr-05	7-Jun-05	10,029.05	10,029.05	USD	44449	GAPIHK00003226-5	TROPIC ISLES MFG CORP
12	IM437698/05	6055	8-Apr-05	6-Jun-05	132,000.00	132,000.00	USD	44449	GAPIHK00003228-5	WEI DA INTL SHOES CO LTD
12	IM437699/05	6055	8-Apr-05	8-Jun-05	20,790.00	20,790.00	USD	81670	GAPIHK00003232-5	MIRAGE FASHION LTD
12	IM437700/05	6055	8-Apr-05	7-May-05	28,314.00	28,314.00	USD	81670	GAPIHK00003233-5	PT PREFASH WEARS CEMERLANG
12	IM437701/05	6055	8-Apr-05	1-Jun-05	7,140.00	7,140.00	USD	81671	GAPIHK00003229-5	SUN RAY MANUFACTORY LTD
12	IM437702/05	6055	8-Apr-05	30-May-05	16,245.00	16,245.00	USD	81670	GAPIHK00003230-5	CLOVER GROUP INT’L LTD
12	IM437703/05	6055	8-Apr-05	30-May-05	3,690.00	3,690.00	USD	81670	GAPIHK00003231-5	UNIMIX EXPORTERS LTD
12	IM437704/05	6055	8-Apr-05	1-Jun-05	39,144.00	39,144.00	USD	44449	GAPIHK00003234-5	EVER PROSPER BUSINESS CO LTD
12	IM437705/05	6055	8-Apr-05	29-May-05	13,503.00	13,503.00	USD	44449	GAPIHK00003235-5	THONG THAI TEXTILE CO LTD
12	IM437706/05	6055	8-Apr-05	30-May-05	56,441.00	56,441.00	USD	44449	GAPIHK00003236-5	UNIMIX EXPORTERS LTD
12	IM437715/05	6055	8-Apr-05	20-Jun-05	863,607.00	863,607.00	USD	44449	GAPIHK00003227-5	UNIMIX EXPORTERS LTD
12	IM437804/05	6055	11-Apr-05	7-Jun-05	41,295.13	41,295.13	USD	44449	GAPISG00001934-5	EAM MALIBAN TEXTILES/JORDAN PVT
12	IM437805/05	6055	11-Apr-05	6-Jun-05	446,670.00	446,670.00	USD	44449	GAPISG00001936-5	GOLDEN WIN GROUP LTD
12	IM437806/05	6055	11-Apr-05	3-Jun-05	21,000.00	21,000.00	USD	44449	GAPISG00001940-5	IRFAN TEXTILES PVT LTD
12	IM437807/05	6055	11-Apr-05	2-Jun-05	256,700.00	256,700.00	USD	44449	GAPISG00001941-5	KANMAX ENTERPRISES LIMITED
12	IM437808/05	6055	11-Apr-05	31-May-05	48,520.00	48,520.00	USD	44449	GAPISG00001944-5	PT FIT U GARMENTS IND
12	IM437809/05	6055	11-Apr-05	4-Jun-05	243,633.29	243,633.29	USD	44449	GAPISG00001945-5	SING LUN AND CO PTE LTD
12	IM437810/05	6055	11-Apr-05	30-May-05	97,499.77	97,499.77	USD	81671	GAPISG00001947-5	KIM KOON GARMENT IND PTE LTD
12	IM437811/05	6055	11-Apr-05	30-May-05	8,883.00	8,883.00	USD	81671	GAPISG00001948-5	OCEAN SKY INTERNATIONAL LTD
12	IM437812/05	6055	11-Apr-05	31-May-05	38,675.00	38,675.00	USD	81671	GAPISG00001949-5	PT FIT U GARMENTS IND
12	IM437813/05	6055	11-Apr-05	24-May-05	18,781.20	18,781.20	USD	81671	GAPISG00001950-5	PT GISTEX
12	IM437816/05	6055	11-Apr-05	4-Jun-05	175,832.14	175,832.14	USD	81671	GAPISG00001953-5	KANMAX ENTERPRISES LIMITED
12	IM437817/05	6055	11-Apr-05	1-Jun-05	2,368.00	2,368.00	USD	81671	GAPISG00001955-5	PT FIT U GARMENTS IND
12	IM437818/05	6055	11-Apr-05	4-Jun-05	7,235.70	7,235.70	USD	81671	GAPISG00001956-5	SING LUN AND CO PTE LTD

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM437819/05	6055	11-Apr-05	1-Jun-05	45,195.00	45,195.00	USD	44449	GAPISG00001957-5	OCEAN SKY INTERNATIONAL LTD
12	IM437820/05	6055	11-Apr-05	14-May-05	3,072.57	3,072.57	USD	81670	GAPISG00001958-5	OCEAN SKY INTERNATIONAL LTD
12	IM437822/05	6055	11-Apr-05	4-Jun-05	25,745.00	25,745.00	USD	81670	GAPISG00001960-5	INTRAVEST HOLDINGS SDN BHD
12	IM437823/05	6055	11-Apr-05	5-Jun-05	14,589.50	14,589.50	USD	81670	GAPISG00001961-5	KANMAX ENTERPRISES LIMITED
12	IM437824/05	6055	11-Apr-05	28-May-05	27,111.60	27,111.60	USD	81670	GAPISG00001962-5	SINO LANKA (PVT) LTD
12	IM437825/05	6055	11-Apr-05	6-Jun-05	82,897.50	82,897.50	USD	81670	GAPISG00001963-5	GOLDEN WIN GROUP LTD
12	IM437827/05	6055	11-Apr-05	29-May-05	29,832.00	29,832.00	USD	81670	GAPISG00001965-5	KANMAX ENTERPRISES LIMITED
12	IM437828/05	6055	11-Apr-05	1-Jun-05	38,140.00	38,140.00	USD	81670	GAPISG00001966-5	OCEAN SKY INTERNATIONAL LTD
12	IM437829/05	6055	11-Apr-05	30-May-05	50,592.00	50,592.00	USD	44449	GAPISG00001967-5	GOLDEN WIN GROUP LTD
12	IM437830/05	6055	11-Apr-05	30-May-05	15,750.00	15,750.00	USD	44449	GAPISG00001968-5	KIM KOON GARMENT IND PTE LTD
12	IM437831/05	6055	11-Apr-05	4-Jun-05	19,320.00	19,320.00	USD	44449	GAPISG00001969-5	SING LUN AND CO PTE LTD
12	IM437832/05	6055	11-Apr-05	26-May-05	1,435,677.58	1,435,677.58	USD	44449	GAPISG00001935-5	EAM MALIBAN TEXTILES (PVT) LTD
12	IM437833/05	6055	11-Apr-05	2-Jun-05	609,000.00	609,000.00	USD	44449	GAPISG00001938-5	IRFAN TEXTILES PVT LTD
12	IM437834/05	6055	11-Apr-05	29-May-05	781,936.75	781,936.75	USD	44449	GAPISG00001939-5	KANMAX ENTERPRISES LIMITED
12	IM437835/05	6055	11-Apr-05	30-May-05	721,539.00	721,539.00	USD	44449	GAPISG00001942-5	OCEAN SKY INTERNATIONAL LTD
12	IM437836/05	6055	11-Apr-05	2-Jun-05	721,377.51	721,377.51	USD	44449	GAPISG00001943-5	OCEAN SKY INTERNATIONAL LTD
12	IM437837/05	6055	11-Apr-05	4-Jun-05	843,361.68	843,361.68	USD	44449	GAPISG00001946-5	SINO LANKA (PVT) LTD
12	IM437838/05	6055	11-Apr-05	4-Jun-05	581,271.57	581,271.57	USD	81671	GAPISG00001954-5	OCEAN SKY INTERNATIONAL LTD
12	IM437840/05	6055	11-Apr-05	30-May-05	1,518,000.00	1,518,000.00	USD	44449	GAPISG00001937-5	GOLDEN WIN GROUP LTD
12	IM437982/05	6055	12-Apr-05	15-Jun-05	49,140.52	49,140.52	USD	81670	GAPIUS00001966-5	OZTAY TEKS. KONF SAN PAZ. AS
12	IM437983/05	6055	12-Apr-05	15-Jun-05	14,008.60	14,008.60	USD	81670	GAPIUS00001967-5	LEINA TEXTILES
12	IM437984/05	6055	12-Apr-05	15-Jun-05	113,451.84	113,451.84	USD	81671	GAPIUS00001968-5	ANM GIYIM SANAYI DIS TIC AS
12	IM437985/05	6055	12-Apr-05	15-Jun-05	4,565.60	4,565.60	USD	81670	GAPIUS00001969-5	ALPINE CREATIONS LTD
12	IM437986/05	6055	12-Apr-05	21-Jun-05	832,104.00	832,104.00	USD	44449	GAPIUS00001970-5	PAN-PACIFIC CO LTD
12	IM438142/05	6055	13-Apr-05	15-Jun-05	154,988.54	154,988.54	USD	44449	GAPIUS00001971-5	BLUE BIRD GARMENT FACTORY
12	IM438170/05	6055	13-Apr-05	12-Jul-05	1,928,396.50	1,928,396.50	USD	44449	GAPIHK00003247-5	PEARL PHIL GARMENT FE LTD
12	IM438171/05	6055	13-Apr-05	8-Jun-05	1,214,760.00	1,214,760.00	USD	44449	GAPIHK00003248-5	PT PREFASH WEARS CEMERLANG
12	IM438172/05	6055	13-Apr-05	8-Jun-05	42,930.00	42,930.00	USD	81671	GAPIHK00003237-5	UNIMIX LTD
12	IM438173/05	6055	13-Apr-05	8-Jun-05	5,331.70	5,331.70	USD	81671	GAPIHK00003238-5	WINNER CO (GMTS) LTD
12	IM438174/05	6055	13-Apr-05	5-Jun-05	321,200.00	321,200.00	USD	44449	GAPIHK00003239-5	AEON IRAWAN CO LTD
12	IM438175/05	6055	13-Apr-05	6-Jun-05	466,430.45	466,430.45	USD	44449	GAPIHK00003240-5	CLOVER GROUP INT’L LTD
12	IM438176/05	6055	13-Apr-05	6-Jun-05	135,709.66	135,709.66	USD	44449	GAPIHK00003241-5	CLOVER GROUP INT’L LTD
12	IM438177/05	6055	13-Apr-05	8-Jun-05	15,960.00	15,960.00	USD	44449	GAPIHK00003242-5	DATAS INDUSTRIES LTD
12	IM438178/05	6055	13-Apr-05	14-Jun-05	73,360.00	73,360.00	USD	44449	GAPIHK00003243-5	DIORVA GARMENTS LTD
12	IM438179/05	6055	13-Apr-05	8-Jun-05	384,000.00	384,000.00	USD	44449	GAPIHK00003245-5	MIRAGE FASHION LTD
12	IM438180/05	6055	13-Apr-05	9-Jun-05	32,190.00	32,190.00	USD	44449	GAPIHK00003246-5	NINGBO YOUNGOR KNITTING AND
12	IM438181/05	6055	13-Apr-05	5-Jun-05	210,800.00	210,800.00	USD	44449	GAPIHK00003249-5	SCT GARMENT CO LTD
12	IM438182/05	6055	13-Apr-05	15-Jun-05	328,281.50	328,281.50	USD	44449	GAPIHK00003250-5	WEI DA INTL SHOES CO LTD
12	IM438183/05	6055	13-Apr-05	8-Jun-05	5,403.00	5,403.00	USD	81670	GAPIHK00003251-5	CARLA GARMENTS CO LTD
12	IM438184/05	6055	13-Apr-05	6-Jun-05	40,574.90	40,574.90	USD	81670	GAPIHK00003252-5	CLOVER GROUP INT’L LTD
12	IM438185/05	6055	13-Apr-05	8-Jun-05	2,252.00	2,252.00	USD	81670	GAPIHK00003253-5	DATAS INDUSTRIES LTD
12	IM438186/05	6055	13-Apr-05	8-Jun-05	3,270.40	3,270.40	USD	81670	GAPIHK00003254-5	FASHION FOOTWEAR MFY LTD
12	IM438187/05	6055	13-Apr-05	8-Jun-05	4,829.00	4,829.00	USD	81670	GAPIHK00003255-5	PEARL PHIL GARMENT FE LTD
12	IM438188/05	6055	13-Apr-05	14-Jun-05	17,653.60	17,653.60	USD	81670	GAPIHK00003256-5	WEI DA INTL SHOES CO LTD
12	IM438189/05	6055	13-Apr-05	5-Jun-05	10,800.00	10,800.00	USD	81670	GAPIHK00003257-5	ABLECOME LTD
12	IM438190/05	6055	13-Apr-05	5-Jul-05	86,131.00	86,131.00	USD	81670	GAPIHK00003258-5	PEARL PHIL GARMENT FE LTD

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM438191/05	6055	13-Apr-05	7-Jun-05	12,320.00	12,320.00	USD	81670	GAPIHK00003259-5	WEI DA INTL SHOES CO LTD
12	IM438192/05	6055	13-Apr-05	5-Jun-05	37,400.00	37,400.00	USD	44449	GAPIHK00003260-5	ABLECOME LTD
12	IM438193/05	6055	13-Apr-05	5-Jun-05	21,650.00	21,650.00	USD	44449	GAPIHK00003261-5	EAST ASIA GARMENT CO LTD
12	IM438194/05	6055	13-Apr-05	21-Jun-05	186,900.00	186,900.00	USD	44449	GAPIHK00003262-5	PT PREFASH WEARS CEMERLANG
12	IM438195/05	6055	13-Apr-05	5-Jun-05	6,794.00	6,794.00	USD	44449	GAPIHK00003263-5	THONG THAI TEXTILE CO LTD
12	IM438196/05	6055	13-Apr-05	6-Jun-05	71,463.00	71,463.00	USD	44449	GAPIHK00003264-5	UNIMIX EXPORTERS LTD
12	IM438289/05	6055	14-Apr-05	15-Jun-05	22,300.00	22,300.00	USD	44449	GAPIUS00001973-5	LOTUS GARMENTS CO
12	IM438290/05	6055	14-Apr-05	15-Jun-05	113,983.55	113,983.55	USD	44449	GAPIUS00001974-5	ALPINE CREATIONS LTD
12	IM438291/05	6055	14-Apr-05	15-Jun-05	299,530.03	299,530.03	USD	81671	GAPIUS00001975-5	LIDER DERI URUNLERI SAN. TIC AS
12	IM438292/05	6055	14-Apr-05	15-Jun-05	8,928.00	8,928.00	USD	81670	GAPIUS00001976-5	PRO TEKSTIL SAN VE TIC. LTD ST
12	IM438293/05	6055	14-Apr-05	15-Jun-05	5,175.30	5,175.30	USD	44449	GAPIUS00001977-5	NEGRETI TEKSTIL DIS TIC A.S.
12	IM438586/05	6055	16-Apr-05	15-Jun-05	52,793.00	52,793.00	USD	81670	GAPIUS00001978-5	GALS TEKSTIL KONF END.VE TIC A.S.
12	IM438594/05	6055	18-Apr-05	22-Jun-05	31,372.00	31,372.00	USD	81671	GAPIHK00003244-5	UNIMIX LTD
12	IM438595/05	6055	18-Apr-05	15-Jun-05	366,248.74	366,248.74	USD	81671	GAPIHK00003265-5	COVO KNITTERS LTD
12	IM438596/05	6055	18-Apr-05	15-Jun-05	14,893.38	14,893.38	USD	81670	GAPIHK00003266-5	COVO KNITTERS LTD
12	IM438597/05	6055	18-Apr-05	12-Jun-05	365,600.00	365,600.00	USD	44449	GAPIHK00003267-5	ABLECOME LTD
12	IM438598/05	6055	18-Apr-05	12-Jun-05	365,600.00	365,600.00	USD	44449	GAPIHK00003268-5	ABLECOME LTD
12	IM438599/05	6055	18-Apr-05	12-Jun-05	85,500.00	85,500.00	USD	44449	GAPIHK00003269-5	AEON IRAWAN CO LTD
12	IM438600/05	6055	18-Apr-05	15-Jun-05	55,322.28	55,322.28	USD	44449	GAPIHK00003270-5	CARLA GARMENTS CO LTD
12	IM438601/05	6055	18-Apr-05	13-Jun-05	93,128.00	93,128.00	USD	44449	GAPIHK00003271-5	CLOVER GROUP INT’L LTD
12	IM438602/05	6055	18-Apr-05	28-Jun-05	215,840.00	215,840.00	USD	44449	GAPIHK00003272-5	D AND A INTERNATIONAL
12	IM438603/05	6055	18-Apr-05	12-Jul-05	69,419.20	69,419.20	USD	44449	GAPIHK00003273-5	DATAS INDUSTRIES LTD
12	IM438604/05	6055	18-Apr-05	12-Jun-05	61,046.40	61,046.40	USD	44449	GAPIHK00003274-5	DESIGN APPAREL CO. LTD.
12	IM438605/05	6055	18-Apr-05	8-Jul-05	95,100.00	95,100.00	USD	44449	GAPIHK00003275-5	EVER PROSPER BUSINESS CO LTD
12	IM438606/05	6055	18-Apr-05	15-Jun-05	40,990.16	40,990.16	USD	44449	GAPIHK00003276-5	FASHION FOOTWEAR MFY LTD
12	IM438607/05	6055	18-Apr-05	15-Jun-05	36,000.00	36,000.00	USD	44449	GAPIHK00003277-5	MILAGROS CHINA LIMITED
12	IM438608/05	6055	18-Apr-05	1-Aug-05	188,130.00	188,130.00	USD	44449	GAPIHK00003279-5	UNIMIX EXPORTERS LTD
12	IM438609/05	6055	18-Apr-05	15-Jun-05	254,281.25	254,281.25	USD	81671	GAPIHK00003280-5	ARTEX FASHIONS (ASIA) LTD
12	IM438610/05	6055	18-Apr-05	15-Jun-05	315,333.64	315,333.64	USD	81671	GAPIHK00003281-5	COVO KNITTERS LTD
12	IM438611/05	6055	18-Apr-05	15-Jun-05	83,380.44	83,380.44	USD	81671	GAPIHK00003282-5	FAIRMAX (HONG KONG) LTD
12	IM438612/05	6055	18-Apr-05	8-Jul-05	194,474.70	194,474.70	USD	81671	GAPIHK00003283-5	SLITHER LTD
12	IM438613/05	6055	18-Apr-05	15-Jun-05	218,499.80	218,499.80	USD	81671	GAPIHK00003284-5	SUN WING HANDBAG CO LTD
12	IM438614/05	6055	18-Apr-05	15-Jun-05	114,768.64	114,768.64	USD	81671	GAPIHK00003285-5	TIEN HU KNITTERS LTD
12	IM438615/05	6055	18-Apr-05	15-Jun-05	53,250.40	53,250.40	USD	81671	GAPIHK00003286-5	WINNER CO (GMTS) LTD
12	IM438616/05	6055	18-Apr-05	15-Jun-05	56,508.85	56,508.85	USD	81670	GAPIHK00003287-5	ARTEX FASHIONS (ASIA) LTD
12	IM438617/05	6055	18-Apr-05	15-Jun-05	11,424.60	11,424.60	USD	81670	GAPIHK00003288-5	FAIRMAX (HONG KONG) LTD
12	IM438618/05	6055	18-Apr-05	20-Jul-05	19,091.40	19,091.40	USD	81670	GAPIHK00003289-5	SLITHER LTD
12	IM438619/05	6055	18-Apr-05	15-Jun-05	16,935.00	16,935.00	USD	81670	GAPIHK00003290-5	SUN WING HANDBAG CO LTD
12	IM438620/05	6055	18-Apr-05	15-Jun-05	5,651.42	5,651.42	USD	81670	GAPIHK00003291-5	TIEN HU KNITTERS LTD
12	IM438621/05	6055	18-Apr-05	19-Jul-05	17,911.30	17,911.30	USD	81670	GAPIHK00003292-5	PEARL PHIL GARMENT FE LTD
12	IM438622/05	6055	18-Apr-05	12-Jun-05	5,400.00	5,400.00	USD	81670	GAPIHK00003293-5	ABLECOME LTD
12	IM438623/05	6055	18-Apr-05	21-Jun-05	14,297.00	14,297.00	USD	81670	GAPIHK00003294-5	D AND A INTERNATIONAL
12	IM438624/05	6055	18-Apr-05	15-Jun-05	29,250.00	29,250.00	USD	81670	GAPIHK00003295-5	EVER PROSPER BUSINESS CO LTD
12	IM438625/05	6055	18-Apr-05	14-Jun-05	16,705.00	16,705.00	USD	81670	GAPIHK00003296-5	PEARL PHIL GARMENT FE LTD
12	IM438626/05	6055	18-Apr-05	15-Jun-05	69,998.00	69,998.00	USD	81670	GAPIHK00003297-5	PT PREFASH WEARS CEMERLANG
12	IM438627/05	6055	18-Apr-05	13-Jun-05	6,432.00	6,432.00	USD	81670	GAPIHK00003298-5	UNIMIX EXPORTERS LTD

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM438628/05	6055	18-Apr-05	15-Jun-05	27,650.00	27,650.00	USD	44449	GAPIHK00003299-5	MILAGROS CHINA LIMITED
12	IM438629/05	6055	18-Apr-05	12-Jun-05	2,850.00	2,850.00	USD	44449	GAPIHK00003300-5	THONG THAI TEXTILE CO LTD
12	IM438630/05	6055	18-Apr-05	19-Jul-05	1,015,431.69	1,015,431.69	USD	44449	GAPIHK00003278-5	PEARL PHIL GARMENT FE LTD
12	IM438744/05	6055	19-Apr-05	15-Jul-05	39,470.92	39,470.92	USD	81671	GAPIUS00001979-5	DA E TRADING CO LTD
12	IM438889/05	6055	20-Apr-05	15-Jul-05	149,742.05	149,742.05	USD	44449	GAPIUS00001980-5	DEAFRANI SAC
12	IM438890/05	6055	20-Apr-05	15-Jul-05	181,280.00	181,280.00	USD	44449	GAPIUS00001981-5	AVENTURA S.A.C.
12	IM439032/05	6055	21-Apr-05	15-Jun-05	47,340.00	47,340.00	USD	81670	GAPIUS00001982-5	BIRAND GIYIM SANAYI VE TICARET
12	IM439033/05	6055	21-Apr-05	15-Jun-05	8,137.50	8,137.50	USD	81670	GAPIUS00001983-5	DARSATEKS TEKS.UR.SAN.TIC.A.S.
12	IM439047/05	6055	21-Apr-05	27-Jun-05	590,035.00	590,035.00	USD	44449	GAPISG00001970-5	GOLDEN WIN GROUP LTD
12	IM439048/05	6055	21-Apr-05	11-Jun-05	420,365.31	420,365.31	USD	44449	GAPISG00001971-5	INTRAVEST HOLDINGS SDN BHD
12	IM439049/05	6055	21-Apr-05	10-Jun-05	404,000.00	404,000.00	USD	44449	GAPISG00001972-5	IRFAN TEXTILES PVT LTD
12	IM439050/05	6055	21-Apr-05	5-Jun-05	948,901.47	948,901.47	USD	44449	GAPISG00001973-5	KANMAX ENTERPRISES LIMITED
12	IM439051/05	6055	21-Apr-05	1-Jun-05	186,455.00	186,455.00	USD	44449	GAPISG00001974-5	KIM KOON GARMENT IND PTE LTD
12	IM439052/05	6055	21-Apr-05	15-Jun-05	183,962.00	183,962.00	USD	44449	GAPISG00001975-5	SING LUN AND CO PTE LTD
12	IM439053/05	6055	21-Apr-05	13-Jun-05	1,397,241.40	1,397,241.40	USD	44449	GAPISG00001976-5	YUNG WAH IND CO PTE LTD
12	IM439054/05	6055	21-Apr-05	6-Jun-05	685,119.60	685,119.60	USD	44449	GAPISG00001977-5	YUNG WAH IND CO PTE LTD
12	IM439055/05	6055	21-Apr-05	13-Jun-05	105,956.16	105,956.16	USD	81671	GAPISG00001978-5	KIM KOON GARMENT IND PTE LTD
12	IM439056/05	6055	21-Apr-05	7-Jun-05	72,354.94	72,354.94	USD	81671	GAPISG00001979-5	PT FIT U GARMENTS IND
12	IM439057/05	6055	21-Apr-05	9-Jun-05	169,822.09	169,822.09	USD	81671	GAPISG00001980-5	EAM MALIBAN TEXTILES (PVT) LTD
12	IM439058/05	6055	21-Apr-05	4-Jun-05	3,692.10	3,692.10	USD	81670	GAPISG00001981-5	KANMAX ENTERPRISES LIMITED
12	IM439059/05	6055	21-Apr-05	11-Jun-05	4,522.00	4,522.00	USD	81670	GAPISG00001982-5	KANMAX ENTERPRISES LIMITED
12	IM439060/05	6055	21-Apr-05	11-Jun-05	13,352.50	13,352.50	USD	81670	GAPISG00001983-5	SING LUN AND CO PTE LTD
12	IM439061/05	6055	21-Apr-05	13-Jun-05	76,502.40	76,502.40	USD	81670	GAPISG00001984-5	YUNG WAH IND CO PTE LTD
12	IM439062/05	6055	21-Apr-05	6-Jun-05	67,135.00	67,135.00	USD	81670	GAPISG00001985-5	GOLDEN WIN GROUP LTD
12	IM439063/05	6055	21-Apr-05	11-Jun-05	37,290.00	37,290.00	USD	81670	GAPISG00001986-5	KANMAX ENTERPRISES LIMITED
12	IM439064/05	6055	21-Apr-05	13-Jun-05	32,900.00	32,900.00	USD	44449	GAPISG00001987-5	GOLDEN WIN GROUP LTD
12	IM439065/05	6055	21-Apr-05	16-Jun-05	49,470.00	49,470.00	USD	44449	GAPISG00001988-5	KANMAX ENTERPRISES LIMITED
12	IM439066/05	6055	21-Apr-05	13-Jun-05	11,840.00	11,840.00	USD	44449	GAPISG00001989-5	YUNG WAH IND CO PTE LTD
12	IM439185/05	6055	22-Apr-05	15-Jun-05	113,310.40	113,310.40	USD	44449	GAPIUS00001984-5	EROGLU GIYIM SAN. TIC LTD STI
12	IM439186/05	6055	22-Apr-05	15-Jun-05	74,608.00	74,608.00	USD	44449	GAPIUS00001985-5	ERTEKS KONFEKSYON
12	IM439187/05	6055	22-Apr-05	15-Jun-05	245,000.00	245,000.00	USD	44449	GAPIUS00001986-5	NEGRETI TEKSTIL DIS TIC A.S.
12	IM439454/05	6055	26-Apr-05	15-Jul-05	23,164.00	23,164.00	USD	81670	GAPIUS00001987-5	DA E TRADING CO LTD
12	IM439455/05	6055	26-Apr-05	15-Jul-05	5,921.62	5,921.62	USD	81670	GAPIUS00001988-5	DEAFRANI SAC
12	IM439456/05	6055	26-Apr-05	15-Jun-05	314,146.63	314,146.63	USD	81671	GAPIUS00001989-5	ANM GIYIM SANAYI DIS TIC AS
12	IM439457/05	6055	26-Apr-05	15-Jul-05	30,663.20	30,663.20	USD	81671	GAPIUS00001990-5	KARYA TEKSTIL SAN. VE TIC. A.S.
12	IM439634/05	6055	27-Apr-05	15-Jun-05	14,947.69	14,947.69	USD	81670	GAPIUS00001991-5	SARAR GIYIM TEKSTIL SAN VE TIC./
12	IM439635/05	6055	27-Apr-05	15-Jun-05	3,427.20	3,427.20	USD	81670	GAPIUS00001992-5	BLUE BIRD GARMENT FACTORY
12	IM439636/05	6055	27-Apr-05	7-Jun-05	5,393.52	5,393.52	USD	44449	GAPIHK00003326-5	FASHION MOGUL INC
12	IM439644/05	6055	27-Apr-05	22-Jun-05	88,855.00	88,855.00	USD	81671	GAPIHK00003302-5	COVO KNITTERS LTD
12	IM439645/05	6055	27-Apr-05	22-Jun-05	91,146.80	91,146.80	USD	81671	GAPIHK00003303-5	TIEN HU KNITTERS LTD
12	IM439646/05	6055	27-Apr-05	24-Jun-05	20,310.00	20,310.00	USD	81670	GAPIHK00003304-5	KAM LEE LUEN GARMENT FTY LTD
12	IM439647/05	6055	27-Apr-05	20-Jun-05	267,718.75	267,718.75	USD	44449	GAPIHK00003305-5	CLOVER GROUP INT’L LTD
12	IM439648/05	6055	27-Apr-05	19-Jun-05	123,358.44	123,358.44	USD	44449	GAPIHK00003306-5	DESIGN APPAREL CO. LTD.
12	IM439649/05	6055	27-Apr-05	29-Jun-05	132,300.00	132,300.00	USD	44449	GAPIHK00003307-5	MILAGROS CHINA LIMITED
12	IM439650/05	6055	27-Apr-05	22-Jun-05	337,700.00	337,700.00	USD	44449	GAPIHK00003309-5	PEARL PHIL GARMENT FE LTD
12	IM439651/05	6055	27-Apr-05	22-Jun-05	130,050.00	130,050.00	USD	44449	GAPIHK00003311-5	SHARTEX CHENGYU INTERNATIONAL CO

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM439652/05	6055	27-Apr-05	20-Jun-05	162,863.60	162,863.60	USD	44449	GAPIHK00003312-5	UNIMIX EXPORTERS LTD
12	IM439653/05	6055	27-Apr-05	20-Jun-05	299,200.00	299,200.00	USD	44449	GAPIHK00003313-5	WEI DA INTL SHOES CO LTD
12	IM439654/05	6055	27-Apr-05	15-Jun-05	128,595.00	128,595.00	USD	81671	GAPIHK00003314-5	TIEN HU KNITTERS LTD
12	IM439656/05	6055	27-Apr-05	19-Jun-05	45,778.30	45,778.30	USD	81670	GAPIHK00003317-5	ROYAL BRIGHT MACAO COMMERCIAL
12	IM439657/05	6055	27-Apr-05	20-Jun-05	21,706.80	21,706.80	USD	81670	GAPIHK00003318-5	CLOVER GROUP INT’L LTD
12	IM439658/05	6055	27-Apr-05	19-Jun-05	4,659.75	4,659.75	USD	81670	GAPIHK00003319-5	DESIGN APPAREL CO. LTD.
12	IM439659/05	6055	27-Apr-05	22-Jun-05	3,215.00	3,215.00	USD	81670	GAPIHK00003320-5	MILAGROS CHINA LIMITED
12	IM439660/05	6055	27-Apr-05	22-Jun-05	11,950.80	11,950.80	USD	81670	GAPIHK00003321-5	NIEN HSING TEXTILE CO LTD
12	IM439661/05	6055	27-Apr-05	21-Jun-05	21,440.00	21,440.00	USD	81670	GAPIHK00003322-5	ROO HSING GARMENT CO LTD
12	IM439662/05	6055	27-Apr-05	20-Jun-05	7,480.00	7,480.00	USD	81670	GAPIHK00003323-5	WEI DA INTL SHOES CO LTD
12	IM439663/05	6055	27-Apr-05	19-Jun-05	19,095.00	19,095.00	USD	44449	GAPIHK00003324-5	THONG THAI TEXTILE CO LTD
12	IM439664/05	6055	27-Apr-05	20-Jun-05	15,436.00	15,436.00	USD	44449	GAPIHK00003325-5	UNIMIX EXPORTERS LTD
12	IM439774/05	6055	28-Apr-05	21-Jun-05	11,515.00	11,515.00	USD	81670	GAPIUS00001997-5	SAE A TRADING CO LTD
12	IM439775/05	6055	28-Apr-05	15-Jun-05	28,875.00	28,875.00	USD	81670	GAPIUS00001994-5	ANKA TEKSTIL ENDUST. SAN DIS. T
12	IM439776/05	6055	28-Apr-05	15-Jun-05	492,650.00	492,650.00	USD	44449	GAPIUS00001995-5	ANKA TEKSTIL ENDUST. SAN DIS. T
12	IM439777/05	6055	28-Apr-05	15-Jun-05	7,486.00	7,486.00	USD	81670	GAPIUS00002001-5	ANM GIYIM SANAYI DIS TIC AS
12	IM439778/05	6055	28-Apr-05	15-Jun-05	1,088.00	1,088.00	USD	81670	GAPIUS00002003-5	ERTEKS KONFEKSYON
12	IM439779/05	6055	28-Apr-05	15-Jul-05	7,213.80	7,213.80	USD	44449	GAPIUS00001993-5	SWISS GARMENTS CO
12	IM439780/05	6055	28-Apr-05	15-Jul-05	66,205.95	66,205.95	USD	44449	GAPIUS00001996-5	PRO TEKSTIL SAN VE TIC. LTD ST
12	IM439781/05	6055	28-Apr-05	15-Jul-05	12,096.00	12,096.00	USD	44449	GAPIUS00001998-5	PRIME FIVE GARMENT MNF. CO LTD
12	IM439782/05	6055	28-Apr-05	15-Jul-05	756	756	USD	44449	GAPIUS00001999-5	LEINA TEXTILES
12	IM439783/05	6055	28-Apr-05	15-Jul-05	360	360	USD	44449	GAPIUS00002000-5	BABY COCA FOR CLOTHES
12	IM439784/05	6055	28-Apr-05	15-Jun-05	9,720.00	9,720.00	USD	81670	GAPIUS00002002-5	NEGRETI TEKSTIL DIS TIC A.S.
12	IM439814/05	6055	28-Apr-05	22-Jun-05	969,790.33	969,790.33	USD	44449	GAPIHK00003301-5	KAM LEE LUEN GARMENT FTY LTD
12	IM439815/05	6055	28-Apr-05	15-Jul-05	1,367,108.00	1,367,108.00	USD	44449	GAPIHK00003308-5	NIEN HSING TEXTILE CO LTD
12	IM439816/05	6055	28-Apr-05	23-Jun-05	839,200.00	839,200.00	USD	44449	GAPIHK00003310-5	ROO HSING GARMENT CO LTD
12	IM439817/05	6055	28-Apr-05	26-Jun-05	922,288.00	922,288.00	USD	81671	GAPIHK00003316-5	ROYAL BRIGHT MACAO COMMERCIAL
12	IM439888/05	6055	29-Apr-05	21-Jun-05	1,686,240.00	1,686,240.00	USD	44449	GAPIUS00002004-5	SAE A TRADING CO LTD
12	IM439919/05	6055	29-Apr-05	2-Aug-05	1,269,066.00	1,269,066.00	USD	44449	GAPIHK00003329-5	NIEN HSING TEXTILE CO LTD
12	IM439920/05	6055	29-Apr-05	6-Jul-05	3,396.00	3,396.00	USD	81670	GAPIHK00003347-5	ABLECOME LTD
12	IM439921/05	6055	29-Apr-05	21-Jun-05	212,250.00	212,250.00	USD	44449	GAPIHK00003346-5	ABLECOME LTD
12	IM439922/05	6055	29-Apr-05	28-Jun-05	53,320.00	53,320.00	USD	44449	GAPIHK00003345-5	PT PREFASH WEARS CEMERLANG
12	IM439923/05	6055	29-Apr-05	29-Jun-05	17,725.00	17,725.00	USD	44449	GAPIHK00003344-5	EVER PROSPER BUSINESS CO LTD
12	IM439924/05	6055	29-Apr-05	7-Jun-05	35,360.00	35,360.00	USD	44449	GAPIHK00003343-5	D AND A INTERNATIONAL CORPORATION
12	IM439925/05	6055	29-Apr-05	28-Jun-05	13,470.00	13,470.00	USD	81670	GAPIHK00003342-5	ROO HSING GARMENT CO LTD
12	IM439926/05	6055	29-Apr-05	9-Jul-05	26,880.00	26,880.00	USD	81670	GAPIHK00003341-5	NIEN HSING TEXTILE CO LTD
12	IM439927/05	6055	29-Apr-05	21-Jun-05	9,000.00	9,000.00	USD	81670	GAPIHK00003340-5	FASHION MOGUL INC
12	IM439928/05	6055	29-Apr-05	29-Jun-05	10,279.50	10,279.50	USD	81670	GAPIHK00003339-5	EVER PROSPER BUSINESS CO LTD
12	IM439929/05	6055	29-Apr-05	18-Jul-05	9,020.80	9,020.80	USD	81670	GAPIHK00003338-5	CLOVER GROUP INT’L LTD
12	IM439930/05	6055	29-Apr-05	26-Jun-05	13,783.25	13,783.25	USD	81670	GAPIHK00003337-5	ROYAL BRIGHT MACAO COMMERCIAL
12	IM439931/05	6055	29-Apr-05	29-Jun-05	173,349.84	173,349.84	USD	81671	GAPIHK00003336-5	WINNER CO (GMTS) LTD
12	IM439932/05	6055	29-Apr-05	29-Jun-05	20,865.00	20,865.00	USD	81671	GAPIHK00003335-5	UNIMIX LTD
12	IM439933/05	6055	29-Apr-05	26-Jun-05	116,536.74	116,536.74	USD	81671	GAPIHK00003334-5	ROYAL BRIGHT MACAO COMMERCIAL
12	IM439934/05	6055	29-Apr-05	28-Jun-05	334,073.40	334,073.40	USD	81671	GAPIHK00003333-5	KAY LEE FASHION INC
12	IM439935/05	6055	29-Apr-05	29-Jun-05	77,700.00	77,700.00	USD	81671	GAPIHK00003332-5	ARTEX FASHIONS (ASIA) LTD
12	IM439936/05	6055	29-Apr-05	27-Jun-05	16,686.00	16,686.00	USD	44449	GAPIHK00003331-5	UNIMIX EXPORTERS LTD

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM439937/05	6055	29-Apr-05	28-Jun-05	35,460.00	35,460.00	USD	44449	GAPIHK00003330-5	PEARL PHIL GARMENT FE LTD
12	IM439938/05	6055	29-Apr-05	29-Jun-05	42,750.00	42,750.00	USD	44449	GAPIHK00003328-5	DIORVA GARMENTS LTD
12	IM439939/05	6055	29-Apr-05	29-Jun-05	21,824.00	21,824.00	USD	81671	GAPIHK00003327-5	UNIMIX LTD
12	IM440153/05	6055	3-May-05	15-Jul-05	76,683.00	76,683.00	USD	81670	GAPIUS00002005-5	TOPY TOP S.A.
12	IM440154/05	6055	3-May-05	15-Jul-05	62,354.00	62,354.00	USD	81670	GAPIUS00002006-5	CONFECCIONES TEXTIMAX SA.
12	IM440155/05	6055	3-May-05	15-Jul-05	561,918.00	561,918.00	USD	44449	GAPIUS00002007-5	CONFECCIONES TEXTIMAX SA.
12	IM440156/05	6055	3-May-05	15-Jul-05	76,352.50	76,352.50	USD	81670	GAPIUS00002008-5	DISENO Y COLOR
12	IM440157/05	6055	3-May-05	15-Jul-05	2,139,865.96	2,139,865.96	USD	44449	GAPIUS00002009-5	DISENO Y COLOR
12	IM440158/05	6055	3-May-05	15-Jul-05	74,930.54	74,930.54	USD	81671	GAPIUS00002010-5	DEAFRANI SAC
12	IM440159/05	6055	3-May-05	15-Jul-05	155,870.00	155,870.00	USD	81671	GAPIUS00002011-5	KARYA TEKSTIL SAN. VE TIC. A.S.
12	IM440160/05	6055	3-May-05	15-Jul-05	205,308.00	205,308.00	USD	81671	GAPIUS00002012-5	ANM GIYIM SANAYI DIS TIC AS
12	IM440161/05	6055	3-May-05	15-Jul-05	35,016.00	35,016.00	USD	81671	GAPIUS00002013-5	ANM GIYIM SANAYI DIS TIC AS
12	IM440162/05	6055	3-May-05	15-Jul-05	216,761.20	216,761.20	USD	81671	GAPIUS00002014-5	BIRAND GIYIM SANAYI VE TICARET AS
12	IM440163/05	6055	3-May-05	15-Jul-05	1,783,208.86	1,783,208.86	USD	81671	GAPIUS00002015-5	MITHAT GIYIM SANAYI VE TICARET
12	IM440164/05	6055	3-May-05	15-Jul-05	190,681.18	190,681.18	USD	81671	GAPIUS00002016-5	OZTAY TEKS. KONF SAN PAZ. AS
12	IM440165/05	6055	3-May-05	15-Jul-05	64,488.55	64,488.55	USD	81671	GAPIUS00002017-5	SEDA GIYIM SANAYI VE TIC AS
12	IM440166/05	6055	3-May-05	15-Jul-05	287,070.08	287,070.08	USD	81671	GAPIUS00002018-5	DINATEKS DINAMIK/TEKS.SAN VE TIC
12	IM440167/05	6055	3-May-05	15-Jul-05	4,875.00	4,875.00	USD	81671	GAPIUS00002019-5	DARSATEKS TEKS.UR.SAN.TIC.A.S.
12	IM440168/05	6055	3-May-05	15-Jul-05	49,555.00	49,555.00	USD	81670	GAPIUS00002020-5	MITHAT GIYIM SANAYI VE TICARET
12	IM440169/05	6055	3-May-05	15-Jul-05	4,639.58	4,639.58	USD	81670	GAPIUS00002021-5	KARYA TEKSTIL SAN. VE TIC. A.S.
12	IM440170/05	6055	3-May-05	15-Jul-05	13,400.00	13,400.00	USD	81670	GAPIUS00002022-5	RETRO TEKSTIL SAN TIC AS
12	IM440171/05	6055	3-May-05	15-Jul-05	16,225.00	16,225.00	USD	81670	GAPIUS00002023-5	DENIZLI BASMA VE BOYA SAN A.S.
12	IM440293/05	6055	4-May-05	20-Jun-05	271,500.00	271,500.00	USD	44449	GAPISG00001990-5	GOLDEN WIN GROUP LTD
12	IM440294/05	6055	4-May-05	11-Jun-05	329,960.00	329,960.00	USD	44449	GAPISG00001992-5	KANMAX ENTERPRISES LIMITED
12	IM440295/05	6055	4-May-05	18-Jun-05	178,933.66	178,933.66	USD	44449	GAPISG00001993-5	KIM KOON GARMENT IND PTE LTD
12	IM440296/05	6055	4-May-05	15-Jun-05	67,761.00	67,761.00	USD	44449	GAPISG00001994-5	SING LUN AND CO PTE LTD
12	IM440297/05	6055	4-May-05	21-Jun-05	142,244.96	142,244.96	USD	81671	GAPISG00001995-5	PT FIT U GARMENTS IND
12	IM440298/05	6055	4-May-05	18-Jun-05	100,811.59	100,811.59	USD	81671	GAPISG00001996-5	KANMAX ENTERPRISES LIMITED
12	IM440299/05	6055	4-May-05	22-Jun-05	10,962.90	10,962.90	USD	81671	GAPISG00001997-5	PT FIT U GARMENTS IND
12	IM440300/05	6055	4-May-05	18-Jun-05	7,235.70	7,235.70	USD	81671	GAPISG00001998-5	SING LUN AND CO PTE LTD
12	IM440301/05	6055	4-May-05	18-Jun-05	4,528.25	4,528.25	USD	81670	GAPISG00001999-5	KANMAX ENTERPRISES LIMITED
12	IM440302/05	6055	4-May-05	15-Jun-05	4,497.60	4,497.60	USD	81670	GAPISG00002000-5	PT FIT U GARMENTS IND
12	IM440303/05	6055	4-May-05	21-Jun-05	24,922.90	24,922.90	USD	81670	GAPISG00002001-5	INTRAVEST HOLDINGS SDN BHD
12	IM440304/05	6055	4-May-05	15-Jun-05	25,605.00	25,605.00	USD	81670	GAPISG00002002-5	PT FIT U GARMENTS IND
12	IM440305/05	6055	4-May-05	22-Jun-05	4,578.50	4,578.50	USD	81670	GAPISG00002003-5	SING LUN AND CO PTE LTD
12	IM440306/05	6055	4-May-05	20-Jun-05	67,525.00	67,525.00	USD	44449	GAPISG00002004-5	GOLDEN WIN GROUP LTD
12	IM440307/05	6055	4-May-05	16-Jun-05	101,675.00	101,675.00	USD	44449	GAPISG00002005-5	KIM KOON GARMENT IND PTE LTD
12	IM440411/05	6055	5-May-05	15-Jul-05	44,630.00	44,630.00	USD	81670	GAPIUS00002024-5	GIZA SPINNING AND WEAVING CO
12	IM440412/05	6055	5-May-05	15-Jul-05	9,740.00	9,740.00	USD	81670	GAPIUS00002025-5	SHEEBA INT’L CO. FOR GARMENTS
12	IM440413/05	6055	5-May-05	15-Jul-05	19,296.00	19,296.00	USD	81670	GAPIUS00002026-5	VOGUE INTL AGENCY FZE
12	IM440414/05	6055	5-May-05	15-Jul-05	18,091.00	18,091.00	USD	81670	GAPIUS00002027-5	SUEZ CANAL GARMENTS CO.
12	IM440415/05	6055	5-May-05	15-Jul-05	32,260.00	32,260.00	USD	81670	GAPIUS00002028-5	DINATEKS DINAMIK TEKS.SAN/VE TIC
12	IM440416/05	6055	5-May-05	15-Jul-05	10,735.00	10,735.00	USD	81670	GAPIUS00002030-5	BIRAND GIYIM SANAYI VE TICARET/AS
12	IM440417/05	6055	5-May-05	15-Jul-05	76,350.00	76,350.00	USD	44449	GAPIUS00002031-5	SHEEBA INT’L CO. FOR GARMENTS
12	IM440418/05	6055	5-May-05	15-Jul-05	184,920.00	184,920.00	USD	44449	GAPIUS00002032-5	SUEZ CANAL GARMENTS CO.
12	IM440419/05	6055	5-May-05	15-Jul-05	37,379.00	37,379.00	USD	44449	GAPIUS00002033-5	MERICH LTD

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
12	IM440420/05	6055	5-May-05	15-Jul-05	122,200.00	122,200.00	USD	44449	GAPIUS00002034-5	VOGUE INTL AGENCY FZE
12	IM440421/05	6055	5-May-05	15-Jul-05	307,058.91	307,058.91	USD	44449	GAPIUS00002035-5	LOTUS GARMENTS CO
12	IM440422/05	6055	5-May-05	15-Jul-05	33,600.00	33,600.00	USD	44449	GAPIUS00002036-5	ERTEKS KONFEKSYON
12	IM440423/05	6055	5-May-05	15-Jul-05	62,532.00	62,532.00	USD	44449	GAPIUS00002037-5	MAYTEX
12	IM440424/05	6055	5-May-05	15-Jul-05	827,677.00	827,677.00	USD	44449	GAPIUS00002038-5	GIZA SPINNING AND WEAVING CO
12	IM440425/05	6055	5-May-05	15-Jul-05	178,313.32	178,313.32	USD	44449	GAPIUS00002039-5	EROGLU GIYIM SAN. TIC LTD STI
12	IM440426/05	6055	5-May-05	15-Jul-05	75,850.00	75,850.00	USD	44449	GAPIUS00002040-5	ERMA ESOFMAN VE KONFEKSIYON SAN
12	IM440427/05	6055	5-May-05	15-Jul-05	141,626.52	141,626.52	USD	44449	GAPIUS00002041-5	ANM GIYIM SANAYI DIS TIC AS
12	IM440428/05	6055	5-May-05	15-Jul-05	96,986.00	96,986.00	USD	44449	GAPIUS00002042-5	BOZKURT KONFEKSIYON SAN A.S.
12	IM440429/05	6055	5-May-05	15-Jul-05	1,530,197.00	1,530,197.00	USD	44449	GAPIUS00002043-5	TOPY TOP S.A.
12	IM440430/05	6055	5-May-05	21-Jul-05	2,685,465.00	2,685,465.00	USD	44449	GAPIUS00002044-5	PAN-PACIFIC CO LTD
12	IM440995/05	6055	10-May-05	15-Jul-05	63,920.00	63,920.00	USD	44449	GAPIUS00002046-5	CORPORACION TEXPOP S.A.
12	IM441004/05	6055	10-May-05	6-Jul-05	93,449.39	93,449.39	USD	44449	GAPISG00002006-5	EAM MALIBAN TEXTILES JORDAN PVT
12	IM441005/05	6055	10-May-05	21-Jun-05	117,647.61	117,647.61	USD	44449	GAPISG00002008-5	INTRAVEST HOLDINGS SDN BHD
12	IM441006/05	6055	10-May-05	30-Jun-05	332,144.00	332,144.00	USD	44449	GAPISG00002009-5	KANMAX ENTERPRISES LIMITED
12	IM441007/05	6055	10-May-05	22-Jun-05	69,461.00	69,461.00	USD	44449	GAPISG00002015-5	SING LUN AND CO PTE LTD
12	IM441008/05	6055	10-May-05	2-Jul-05	164,472.00	164,472.00	USD	44449	GAPISG00002016-5	SINO LANKA (PVT) LTD
12	IM441009/05	6055	10-May-05	4-Jul-05	28,952.00	28,952.00	USD	81671	GAPISG00002018-5	OCEAN SKY INTERNATIONAL LTD
12	IM441010/05	6055	10-May-05	29-Jun-05	193,017.04	193,017.04	USD	81671	GAPISG00002019-5	PT FIT U GARMENTS IND
12	IM441011/05	6055	10-May-05	29-Jun-05	77,182.50	77,182.50	USD	81671	GAPISG00002020-5	PT GISTEX
12	IM441012/05	6055	10-May-05	11-Jul-05	37,421.63	37,421.63	USD	81671	GAPISG00002021-5	OCEAN SKY INTERNATIONAL LTD
12	IM441013/05	6055	10-May-05	13-Jul-05	108,494.42	108,494.42	USD	81671	GAPISG00002022-5	PT FIT U GARMENTS IND
12	IM441014/05	6055	10-May-05	6-Jul-05	85,635.00	85,635.00	USD	44449	GAPISG00002023-5	OCEAN SKY INTERNATIONAL LTD
12	IM441015/05	6055	10-May-05	6-Jul-05	8,570.19	8,570.19	USD	81670	GAPISG00002024-5	PT FIT U GARMENTS IND
12	IM441016/05	6055	10-May-05	2-Jul-05	26,186.40	26,186.40	USD	81670	GAPISG00002025-5	KANMAX ENTERPRISES LIMITED
12	IM441017/05	6055	10-May-05	4-Jul-05	35,853.80	35,853.80	USD	81670	GAPISG00002026-5	OCEAN SKY INTERNATIONAL LTD
12	IM441018/05	6055	10-May-05	9-Jul-05	13,444.60	13,444.60	USD	81670	GAPISG00002027-5	SING LUN AND CO PTE LTD
12	IM441019/05	6055	10-May-05	25-Jun-05	33,000.00	33,000.00	USD	81670	GAPISG00002028-5	SINO LANKA (PVT) LTD
12	IM441020/05	6055	10-May-05	4-Jul-05	96,074.00	96,074.00	USD	81670	GAPISG00002029-5	GOLDEN WIN GROUP LTD
12	IM441021/05	6055	10-May-05	30-Jun-05	23,408.00	23,408.00	USD	81670	GAPISG00002030-5	IRFAN TEXTILES PVT LTD
12	IM441022/05	6055	10-May-05	4-Jul-05	57,291.00	57,291.00	USD	81670	GAPISG00002031-5	OCEAN SKY INTERNATIONAL LTD
12	IM441023/05	6055	10-May-05	4-Jul-05	61,638.00	61,638.00	USD	44449	GAPISG00002032-5	GOLDEN WIN GROUP LTD
12	IM441024/05	6055	10-May-05	2-Jul-05	9,000.00	9,000.00	USD	44449	GAPISG00002033-5	KIM KOON GARMENT IND PTE LTD
12	IM441025/05	6055	10-May-05	4-Jul-05	7,350.00	7,350.00	USD	44449	GAPISG00002034-5	OCEAN SKY INTERNATIONAL LTD
12	IM441026/05	6055	10-May-05	29-Jun-05	20,530.00	20,530.00	USD	44449	GAPISG00002035-5	PT GISTEX
12	IM441027/05	6055	10-May-05	27-Jun-05	30,622.00	30,622.00	USD	81671	GAPISG00002017-5	KIM KOON GARMENT IND PTE LTD
12	IM441028/05	6055	10-May-05	29-Jun-05	87,490.00	87,490.00	USD	44449	GAPISG00002014-5	PT FIT U GARMENTS IND
12	IM441162/05	6055	11-May-05	10-Jul-05	845,876.00	845,876.00	USD	44449	GAPIHK00003368-5	ROO HSING GARMENT CO LTD
12	IM441163/05	6055	11-May-05	13-Jul-05	1,641,360.00	1,641,360.00	USD	44449	GAPIHK00003367-5	PT PREFASH WEARS CEMERLANG

	Grand Total Line 12 (3 yr. facility)					121,487,021.00

13	IM407037/04	6055	28-Apr-04	15-Mar-05	92,126.88	92,126.88	USD	44449	GAPIUS00000829-4	DENIMKO TEKSTIL KONFESIYON VE EKO
13	IM421864/04	6055	30-Sep-04	7-May-05	71,925.46	71,925.46	USD	44449	GAPIUS00001393-4	VOGUE INTL AGENCY FZE
13	IM428042/04	6055	7-Dec-04	28-Apr-05	141,290.40	141,290.40	USD	44449	GAPIHK00002571-4	TEXMA INTERNATIONAL CO LTD
13	IM428461/04	6055	13-Dec-04	31-Mar-05	101,750.95	101,750.95	USD	44449	GAPISG00001578-4	SING LUN AND CO PTE LTD

LINE	GBS	BOOK	VAL-DTE	MAT/EXP	OS	OS In USD	Curr	CIS	LC No	Beneficiary
13	IM432416/05	6055	31-Jan-05	20-Mar-05	87,029.70	87,029.70	USD	44449	GAPIHK00002827-5	THEPARERG CO LTD
13	IM433296/05	6055	10-Feb-05	10-May-05	2,172.22	2,172.22	USD	44449	GAPIUS00001809-5	PRIME FIVE GARMENT MNF. CO LTD
13	IM433608/05	6055	14-Feb-05	10-May-05	4,356,812.10	4,356,812.10	USD	44449	GAPIHK00002934-5	TEXMA INTERNATIONAL CO LTD
13	IM434731/05	6055	1-Mar-05	15-May-05	923,033.20	923,033.20	USD	44449	GAPIUS00001831-5	GIZA SPINNING AND WEAVING CO
13	IM434871/05	6055	3-Mar-05	15-May-05	548,876.10	548,876.10	USD	44449	GAPIUS00001860-5	DISENO Y COLOR
13	IM434873/05	6055	3-Mar-05	15-May-05	3,298,647.67	3,298,647.67	USD	44449	GAPIUS00001862-5	TOPY TOP S.A.
13	IM435032/05	6055	4-Mar-05	27-Apr-05	40.72	40.72	USD	44449	GAPIHK00003092-5	MILAGROS CHINA LIMITED
13	IM435380/05	6055	9-Mar-05	15-May-05	362,630.20	362,630.20	USD	44449	GAPIUS00001880-5	INTERSOURCE TEKS. KONF. SAN. TIC
13	IM435386/05	6055	9-Mar-05	15-May-05	577,962.47	577,962.47	USD	44449	GAPIUS00001878-5	SHEEBA INT’L CO. FOR GARMENTS
13	IM435706/05	6055	14-Mar-05	18-May-05	487,875.00	487,875.00	USD	44449	GAPIHK00003123-5	BOSIDENG CO LTD
13	IM435710/05	6055	14-Mar-05	18-May-05	378,673.55	378,673.55	USD	44449	GAPIHK00003131-5	MILAGROS CHINA LIMITED
13	IM436224/05	6055	18-Mar-05	10-May-05	10,343.52	10,343.52	USD	44449	GAPIHK00003173-5	WEI DA INTL SHOES CO LTD
13	IM436334/05	6055	21-Mar-05	9-May-05	576,000.00	576,000.00	USD	44449	GAPISG00001879-5	GOLDEN WIN GROUP LTD
13	IM436335/05	6055	21-Mar-05	11-May-05	3,909.71	3,909.71	USD	44449	GAPISG00001880-5	INTRAVEST HOLDINGS SDN BHD
13	IM436336/05	6055	21-Mar-05	6-May-05	305,431.84	305,431.84	USD	44449	GAPISG00001881-5	IRFAN TEXTILES PVT LTD
13	IM436338/05	6055	21-Mar-05	5-May-05	907,256.82	907,256.82	USD	44449	GAPISG00001884-5	OCEAN SKY INTERNATIONAL LTD
13	IM436339/05	6055	21-Mar-05	9-May-05	763,967.94	763,967.94	USD	44449	GAPISG00001885-5	OCEAN SKY INTERNATIONAL LTD
13	IM436340/05	6055	21-Mar-05	9-May-05	101,147.74	101,147.74	USD	44449	GAPISG00001886-5	OCEAN SKY INTERNATIONAL LTD
13	IM436344/05	6055	21-Mar-05	9-May-05	13,466.40	13,466.40	USD	44449	GAPISG00001912-5	OCEAN SKY INTERNATIONAL LTD
13	IM436744/05	6055	28-Mar-05	15-May-05	917,570.24	917,570.24	USD	44449	GAPISG00001918-5	KANMAX ENTERPRISES LIMITED
13	IM436745/05	6055	28-Mar-05	25-May-05	829,294.58	829,294.58	USD	44449	GAPISG00001919-5	KIM KOON GARMENT IND PTE LTD
13	IM436747/05	6055	28-Mar-05	4-May-05	419,310.25	419,310.25	USD	44449	GAPISG00001933-5	EAM MALIBAN/TEXTILES JORDAN PVT
13	IM440821/05	6055	9-May-05	15-Jun-05	503,780.12	503,780.12	USD	44449	GAPISG00001991-5	INTRAVEST HOLDINGS SDN BHD

	Grand Total Line 13 (364-day facility)					16,782,325.78

Schedule III

LC SUBSIDIARIES

1.	Banana Republic, LLC

2.	Gap (Canada) Inc.

3.	Gap (France) S.A.S.

4.	Gap (Japan) K.K.

5.	Gap (Netherlands) B.V.

6.	GPS Consumer Direct, Inc.

7.	GPS (Great Britain) Limited

8.	Old Navy (Canada) Inc.

9.	Forth & Towne LLC

Schedule IV

PLANS

None

Schedule V

ERISA MATTERS

None

Schedule VI

ENVIRONMENTAL MATTERS

None

Schedule VII

EXISTING DEBT

Borrower	Amount	Type of Debt	Date Expires

Gap (Japan) K.K.	USD 50,000,000	6.25% 10-Year Notes	March 1, 2009
Gap (France) SAS	Euro 2,145,619	Bank Guarantee for lease payments in France Societe Generale	Evergreen
GIS Singapore	SGD 200,000	Bank Guarantee for lease payments in Citibank	Evergreen
GIS Holdings Ltd.	HKD 5,000,000	Bank Guarantee for lease payments in Citibank	Evergreen
GIS Dubai	USD 164,000	Continuing Guarantee for operating expenses in HSBC	Evergreen

Schedule VIII

EXISTING LIENS

Landlord Liens:

Lease Agreement, between Metropolitan Life Insurance Company, on behalf of the Tower Fund, a commingled separate account, as Landlord and The Gap, Inc., as Tenant for Gateway Business Center, Building #1, City of Grove City, Ohio, dated January 29, 1998 (the Ohio Catalog Center)

Amended and Restated Industrial Lease Agreement, between Industrial Developments International, Inc., as Landlord and The Gap, Inc., as Tenant for 1200 Worldwide Blvd., Hebron, Kentucky, dated March 10, 1998 (the Gap Outlet Distribution Center)

Industrial Lease Agreement, between Industrial Developments International, Inc., as Landlord, and The Gap, Inc., as Tenant for 1405 Worldwide Blvd., Hebron, Kentucky, dated June 15, 2000 (the Old Navy Outlet Distribution Center)

Exhibit A-1 to the

Letter of Credit Agreement

FORM OF OPINION OF COUNSEL TO THE ACCOUNT PARTIES

Exh A-1 - 1

Exhibit A-1 to the

Letter of Credit Agreement

[FORM OF OPINION OF COUNSEL TO THE ACCOUNT PARTIES]

1. The California Subsidiary is authorized to exercise all its powers, rights and privileges and is in good legal standing under the laws of the State of California, and each of the Company and the Delaware Subsidiaries is validly existing and in good standing under the Applicable Law of the State of Delaware.

2. Each Loan Party has the power and authority to execute, deliver and perform all of its obligations under each of the Letter of Credit Agreements to which it is a party, and the execution and delivery of each of the Letter of Credit Agreements by each Loan Party which is a party thereto and the consummation by each Loan Party of the transactions contemplated thereby have been duly authorized by all requisite action on the part of each Loan Party. Each of the Letter of Credit Agreements has been duly executed and delivered by each Loan Party, which is a party thereto.

3. The execution and delivery by each Loan Party of each of the Letter of Credit Agreements to which it is a party and the performance by each Loan Party of its obligations under each of the Letter of Credit Agreements, each in accordance with its terms, does not (i) conflict with the Constitutive Documents of such Loan Party, (ii) constitute a violation of, or a default under, any Applicable Contracts or (iii) cause the creation of any security interest or lien upon any of the property of such Loan Party pursuant to any Applicable Contracts to which it is a party. I call to your attention that certain of the Applicable Contracts are governed by laws other than those as to which I express my opinion. I express no opinion as to the effect of such other laws on the opinions herein stated.

4. Neither the execution, delivery nor performance by any Loan Party of the Letter of Credit Agreements to which it is a party will contravene any provision of any Applicable Law.

5. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution, delivery or performance of any of the Letter of Credit Agreements by any Loan Party.

6. There is no action, suit or proceeding pending or, to my knowledge, overtly threatened against any Loan Party in or before any court, Governmental Authority or arbitrator, which has a reasonable probability (taking into account the exhaustion of all appeals and the assertion of all defenses) of having a Material Adverse Effect or which purports to affect the legality, validity or enforceability of any Loan Document.

Exhibit A-2 to the

Letter of Credit Agreement

FORM OF CORPORATE OPINION OF SPECIAL NEW YORK COUNSEL TO THE

ACCOUNT PARTIES

Exh A-2 - 1

Exhibit A-2 to the

Letter of Credit Agreement

[FORM OF CORPORATE OPINION OF SPECIAL NEW YORK COUNSEL TO THE ACCOUNT PARTIES]

1. Each of the Letter of Credit Agreements constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms.

2. The execution, delivery or performance by each Loan Party of the Letter of Credit Agreements will not contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

3. No Governmental Approval, which has not been obtained or made, is required to be obtained or made by a Loan Party in connection with the execution or delivery of any of the Letter of Credit Agreements by any Loan Party or the enforceability of the Letter of Credit Agreements against any Loan Party.

4. None of the Loan Parties is and, solely after giving effect to the transactions contemplated by the Letter of Credit Agreements, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Exhibit B to the

Letter of Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

Exh B-1

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1) I am the duly elected Senior Vice President and Treasurer of The Gap, Inc., a Delaware corporation (the “Company”);

(2) I have reviewed the terms of that certain 3-Year Letter of Credit Agreement dated as of May 6, 2005, as amended, supplemented or otherwise modified to the date hereof (said Letter of Credit Agreement, as so amended, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among the Company, certain subsidiaries thereof, and Bank of America, N.A., as LC Issuer, and the terms of the other LC Facility Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

(3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

Set forth below are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking or proposes to take with respect to each such condition or event:

[            ]

1

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this                  day of                 , 200   pursuant to Section 6.04(c) of the Credit Agreement.

THE GAP, INC.

By
Name:
Title:

Ech. C Page 2

ATTACHMENT NO. 1

TO COMPLIANCE CERTIFICATE

This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of                 , 200_ and pertains to the period from                 , 200_ to                 , 200_. Subsection references herein relate to subsections of the Credit Agreement.

A. Leverage Ratio
(for the four-Fiscal Quarter period ending ____________, 200 )

1.	Funded Debt	$

2.	Consolidated Net Income	$

3.	Consolidated Interest Expense	$

4.	Provisions for Taxes based on Income	$

5.	Total Depreciation Expense	$

6.	Total Amortization Expense	$

7.	Consolidated EBITDA (2+3+4+5+6)	$

8.	Leverage Ratio (1:7)		____ : 1.00

9.	Minimum ratio required under § 6.03		2.25 : 1.00

B. Fixed Charge Coverage Ratio
(for the four-Fiscal Quarter period ending ____________, 200 )

1.	Consolidated Net Income	$

2.	Consolidated Interest Expense	$

3.	Provisions for Taxes based on Income	$

4.	Total Depreciation Expense	$

5.	Total Amortization Expense	$

6.	Consolidated EBITDA (1+2+3+4+5)	$

7.	Lease Expense	$

8.	Consolidated Interest Expense	$

9.	Fixed Charge Coverage Ratio (6 + 7): (7+8))		___ : 1.00

10.	Minimum ratio required under § 6.03		2.00: 1.00

Attachment No. 1 to Compliance Certificate - Page 1